                                                                     Exhibit 2.5

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 27, 2005, by and among Mitel Networks Corporation, a corporation incorporated under the laws of Canada, with headquarters located at 350 Legget Drive, Ottawa, Ontario K2K 2W7 (the "COMPANY"), and the Buyers listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

     B. The Company has authorized a series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "NOTES"), which Notes shall be convertible into the Company's common shares ("COMMON SHARES"), in accordance with the terms of the Notes (as converted, collectively, the "CONVERTED SHARES" and together with the shares delivered in connection with the make whole provisions of the Notes, the "CONVERSION SHARES").

     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be US$55,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire up to that number of additional Common Shares set forth opposite such Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the "WARRANT SHARES").

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder.

     E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

     F. The Notes constitute indebtedness of the Company and will be secured by a first priority, perfected security interest in certain assets of the Company and certain stock and assets of certain of the Company's Subsidiaries (as hereinafter defined), subject to certain exceptions, as evidenced by the pledge and security agreements attached hereto as Exhibits D-1, D-2 and D-3 (the "PLEDGE AND SECURITY AGREEMENTS") and the guarantee and security agreements attached











Portions of this document marked with "***" are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.

hereto as Exhibits E-1 and E-2 (the "GUARANTEES" and, together with the Pledge and Security Agreements and the other security documents listed in Exhibit F, the "SECURITY DOCUMENTS"). Each Subsidiary which has guaranteed the Notes pursuant to a Security Document is referred to herein as a "GUARANTOR".

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF NOTES AND WARRANTS.

          (a) Purchase of Notes and Warrants.

               (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "CLOSING").

               (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on April 27, 2005 (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

               (iii) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay US$1.00 for each US$1.00 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

          (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver or caused to be delivered to each Buyer (A) the Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer severally represents and warrants, with respect to only itself, that:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants, will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and qualified for public distribution or exempted under the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada (the "CANADIAN SECURITIES LAWS"), as applicable; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and in accordance with Canadian Securities Laws. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (b) Institutional Accredited Investor Status. Such Buyer is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the 1933 Act (an "INSTITUTIONAL ACCREDITED INVESTOR"). Such Buyer is not an entity formed for the sole purpose of acquiring the Securities.

          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of United States federal and state securities laws and
(ii) the prospectus and registration requirements of Canadian Securities Laws applicable in Ontario and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) No General Solicitation or Advertising. Such Buyer acknowledges that it is not purchasing the Notes and the Warrants as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the 1933 Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

          (e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment. Such Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (f) No Governmental Review. Such Buyer understands that no United States or Canadian federal, state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (g) Transfer or Resale. Such Buyer understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the 1933 Act or any state securities laws or qualified under Canadian Securities Laws; (ii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Notes, Conversion Shares or Warrant Shares, such Notes, Conversion Shares and Warrant Shares may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer; and (iii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Warrants, such Warrants may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; or (C) to an institutional "accredited investor" in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

          (h) Legends. Such Buyer understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, the certificates or other instruments representing the Notes and, unless no longer applicable at the time of issuance, the Conversion Shares and the Warrant Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS; OR (D) WITHIN THE

          UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. [ADD THE FOLLOWING SENTENCE FOR SHARES - DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]

          [ADD THE FOLLOWING PARAGRAPH FOR THE NOTES - ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 22(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.]

          UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] SHALL NOT TRADE SUCH IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

          [ADD THE FOLLOWING LEGEND FOR THE NOTES - THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF. NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT

          COMPLYING WITH THE PROVISIONS OF SECTION 22(A) OF THIS NOTE.]"

provided, that the first paragraph of such legend may be removed from certificates representing the Notes, Conversion Shares and Warrant Shares in connection with a sale pursuant to an effective registration statement under the 1933 Act; provided, further, that if the Company is a "foreign issuer" within the meaning of Regulation S under the 1933 Act and the Notes, Conversion Shares or Warrant Shares are being sold pursuant to Rule 904 of Regulation S, such legend may be removed by providing a declaration to the Company to the effect set forth in Exhibit J; and, provided, further, that, if any such Notes, Conversion Shares or Warrant Shares are being sold pursuant to Rule 144 under the 1933 Act, such legend may be removed by delivering to the Company's registrar and transfer agent and the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws, and the third paragraph of such legend may be removed when no longer applicable.

Such Buyer further understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, the certificates or other instruments representing the Warrants, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE NUMBER OF COMMON SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO
          SECTION 1(a) HEREOF.

          UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE

          HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE BUYERS (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION,
          SECTION 5 THEREOF. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(a) OF THIS WARRANT."

          (i) Consent. Such Buyer consents to the Company making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein.

          (j) Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Buyer will execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

          (k) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (l) [INTENTIONALLY OMITTED.]

          (m) Residency. For purposes of U.S. securities laws, such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that, except as otherwise disclosed in writing to the Buyers on the date hereof in the Disclosure Letter, dated the date hereof, provided by the Company to the Buyers:

          (a) Organization and Qualification. The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. Set forth on Schedule 3(a) is a true, correct and complete list of all Subsidiaries of the Company. Other than the Subsidiaries set forth on Schedule 3(a), neither the Company nor any of its Subsidiaries (i) has or holds, either directly or indirectly, any capital or any other equity securities or interest in, or control (whether by the ownership or control or direction of any securities or any other voting or participating interest or by contract) of, any other Person or (ii) is obligated to make or be bound by any written, oral or other agreement, contract or understanding of any nature as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in, or capital contribution to, any other Person. For purposes of this Agreement, the term "SUBSIDIARIES" means: (a) any company 50% or more of whose outstanding voting shares are owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and by one or more of its Subsidiaries, and includes each of the companies identified in Schedule 3(a) as a Subsidiary; (b) any general partnership 50% or more of whose outstanding partnership interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; and (c) any limited partnership of which the Company or any of its Subsidiaries is a general partner, and "SUBSIDIARY" means any one of them.

          (b) Authorization; Enforcement; Validity. Each of the Company and the Guarantors (to the extent that they are parties) has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by each of the Company and the Guarantors (as applicable) and the consummation by each of the Company and the Guarantors (as applicable) of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company's or the Guarantor's (as applicable) Board of Directors and (other than (i) the filing of appropriate UCC and Personal Property Security Act (Ontario) ("PPSA") financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Security Documents, (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iii) the filing of a Form D with respect to the Notes and Warrants as required under Regulation D and (iv) such filings required under applicable securities or "Blue Sky" laws of the states of the United States and applicable Canadian Securities Laws (all of the foregoing, the "REQUIRED APPROVALS")) no further filing, consent, or authorization is required by the Company or the Guarantors (as applicable), their respective Boards of Directors or their respective shareholders in connection therewith. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each of the Guarantors (as applicable) and constitute the legal, valid and binding obligations of the Company or the Guarantors (as applicable), enforceable against the Company or the Guarantors (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue (but not the acquisition, holding or disposition) thereof. As of the Closing, a number of Common Shares shall have been duly authorized and reserved for issuance, free of pre-emptive rights (except those that have been previously waived), sufficient for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of the Warrants. Upon conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except those that have been previously waived), and such Conversion Shares and Warrant Shares will not be subject to any taxes, liens and charges on the issue (but not the acquisition, holding or disposition) thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Assuming the accuracy of the representations of the Buyers in Section 2 hereof (and in the Recertification Letter (as defined in the Warrant) in connection with the offer and issuance of Warrant Shares) and their compliance with the agreements set forth in the Transaction Documents, the offer and issuance by the Company of the Securities to the Buyers is (or will be in the case of the Conversion Shares and the Warrant Shares) exempt from registration under the 1933 Act and the prospectus and registration requirements of Canadian Securities Laws.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and each of Guarantors (as applicable) of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(t)), any capital stock of the Company or the Guarantors (as applicable) or the Bylaws (as defined in Section 3(t)) or any of the organizational documents of any of the Company's Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and Canadian Securities Laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

          (e) Consents. Other than the Required Approvals, none of the Company and the Guarantors (as applicable) is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which any of the Company or the Guarantors are required to obtain prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

          (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144 under the 1933 Act) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the United States Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged JP Morgan Securities, Inc. as placement agent (the "AGENT") in connection with the sale of the Notes and Warrants. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

          (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

          (k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives copies of the SEC Documents filed by the Company during such period not available on the EDGAR system. As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.

          (l) Absence of Certain Changes. Since April 25, 2004, no event or circumstance has occurred which would have, individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(t)), (ii) the Company is unable to pay its debts and liabilities as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. No Default or Event of Default (each as defined in the Bank of Montreal Facility (as defined below)) has occurred and is continuing.

          (m) Absence of Undisclosed Liabilities. Other than as set forth in the Annual Report of the Company filed on Form 20-F for the fiscal year ended April 25, 2004 (the "2004 COMPANY 20-F"), or as incurred by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (p) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time and applicable to the Company, and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (q) Internal Accounting Controls. Except where the failure to do so will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (r) Transactions With Affiliates. Except as disclosed in the 2004 Company 20-F, for the period since the beginning of the preceding three fiscal years up to the date of this Agreement, there have not been any material transactions or loans (including guarantees of any kind) within the meaning of
Item 7.B. of Form 20-F under the 1934 Act between the Company or any of its Subsidiaries and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company or any of its Subsidiaries; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company or any of its Subsidiaries that gives them significant influence over the Company or any of its Subsidiaries, and close members of any such individual's family;

(d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company or any of its Subsidiaries, including directors and senior management of companies and close members of such individuals' families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence (including enterprises owned by directors or major shareholders of the Company or any of its Subsidiaries and enterprises that have a member of key management in common with the Company or any of its Subsidiaries). For the purposes of this Section 3(r): (i) close members of an individual's family are those that may be expected to influence, or be influenced by, that person in their dealings with the Company or any of its Subsidiaries; (ii) an associate is an unconsolidated enterprise in which the Company or any of its Subsidiaries has a significant influence or which has significant influence over the Company or any of its Subsidiaries; (iii) significant influence over an enterprise is the power to participate in the financial and operating policy decisions of the enterprise but is less than control over those policies; and (iv) shareholders beneficially owning a 10% interest in the voting power of the Company or any of its Subsidiaries are presumed to have a significant influence on the Company or any of its Subsidiaries.

          (s) Equity Capitalization. As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of the Company consists of (i) Unlimited Common Shares, of which as of the date hereof, 117,149,933 are issued and outstanding, 25,000,000 shares are reserved for issuance pursuant to the Company's stock option plan of which 18,504,755 shares are reserved for issuance, (ii) 20,000,000 Class A Convertible Preferred Shares, Series 1 (the "SERIES A SHARES") and (iii) 67,789,300 Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES"). The Series A Shares and the Series B Shares are convertible into Common Shares on a one-for one basis (and, in certain circumstances on a greater than one-for-one basis) at the option of the holders and upon certain triggering events. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. None of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the 2004 Company 20-F, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries. Other than Permitted Debt (as defined in the Notes) and Indebtedness not in excess US$250,000 individually and US$2,000,000 in the aggregate, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound other than those which are being terminated upon the Closing. Other than Permitted Liens (as defined in the Notes), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries. Except as disclosed in the 2004 Company 20-F, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) or under any applicable Canadian securities laws. Except as disclosed in the 2004

Company 20-F, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. Except as disclosed in the 2004 Company 20-F, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto. Set forth on
Schedule 3(s) is a true, correct and complete list of the record holders of shares of capital stock of the Company and each of its Subsidiaries as of the date hereof. As of the date specified therein, such holders own of record all the outstanding capital stock of the Company and each such Subsidiary, each of them so owning the number of shares set forth opposite such holder's name on
Schedule 3(s). Set forth on Schedule 3(s) is a true, correct and complete list (except as otherwise noted on such schedule) of the record holders of options and warrants exercisable for shares of capital stock of the Company and its Subsidiaries. The shares held by the Company or any of its Subsidiaries are held free and clear of all liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock. There are no bonds, debentures, notes or other indebtedness or securities of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of the Subsidiaries of the Company or their respective Subsidiaries may vote.

          (t) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) in excess of US$250,000 individually or US$2,000,000 in the aggregate, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(t) provides a description of the material financial terms of any outstanding Indebtedness of the Company and its Subsidiaries in excess of US$250,000 individually or US$2,000,000 in the aggregate. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (u) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, other than actions, suits, proceedings or investigations claiming damages, fines, penalties or other payments not in excess of US$100,000 individually and US$1,000,000 in the aggregate.

          (v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage that is material to the business of the Company and that has been sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (x) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, except for Permitted Liens. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (y) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. All such Intellectual Property Rights are owned or licensed by the Company and/or the Guarantors. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          (z) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (aa) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal, state and provincial income and all other tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, and that are shown or determined to be due and payable by it on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and which such taxes are not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

          (cc) Ranking of Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

          (dd) Independent Accountants. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company as of April 25, 2004, are independent public accountants within the meaning of the 1933 Act.

          (ee) Investment Company. Neither the Company nor any entity which it "controls" (as defined by the Investment Company Act of 1940, as amended (the "Investment Company Act")) is, and, after giving effect to the offering and sale of the Notes and Warrants and the application of the proceeds thereof, will be, required to seek an order permitting registration, under the Investment Company Act. No entity, which is organized under any "State" (as defined in the Investment Company Act) and which is "controlled" (as defined by the Investment Company Act) by the Company, is required to register under the Investment Company Act. To the Company's knowledge, no entity which "controls" (as defined by the Investment Company Act) the Company is registered, or is required to register or seek an order permitting registration, under the Investment Company Act.

          (ff) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Letter and any quarterly financial information, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries which would result, either individually or in the aggregate, in a Material Adverse Effect.

          (gg) Non-Guarantor Subsidiaries.

               (i) As at March 27, 2005, not less than 95% of the revenues of the Company and its Subsidiaries, determined on a consolidated basis in accordance with United States generally accepted accounting procedures, consistently applied ("GAAP"), are revenues of the Company and the Guarantors (excluding revenues resulting from sales to Subsidiaries of the Company which are not Guarantors).

               (ii) As at March 27, 2005, not less than 95% of the assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, are assets of the Company and the Guarantors.

          (hh) Payoff of Bank of Montreal Facility. The Company has not drawn from the Bank of Montreal Facility an amount in excess of the amount set forth in the payoff letter (the "PAYOFF LETTER") from the Bank of Montreal attached hereto as Exhibit K, other than letters of credit referenced in the Payoff Letter which shall remain outstanding after Closing.

          (ii) Source of Value. The Common Shares do not derive their value principally from real property situated in Canada.

     4. COVENANTS.

          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Notes and Warrants as required under Regulation D and to provide a copy thereof to counsel for the Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and the applicable Canadian Securities Laws.

          (c) Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants for the (i) repayment of all amounts outstanding under the Amended and

Restated Credit Agreement, dated as of April 21, 2004, among the Company, Bank of Montreal, as Administrative Agent and the Lenders from time to time party thereto (the "BANK OF MONTREAL FACILITY") and (ii) general corporate purposes, and shall not use the proceeds for the redemption or repurchase of any of its equity securities, including but not limited to any redeemable Common Shares, the Series A Shares and the Series B Shares, other than employee stock option repurchases pursuant to the Company's stock option plan.

          (d) Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act (or any successor thereto).

          (e) Fees and Expenses.

               (i) The Company shall pay or reimburse, on the Closing Date, for the fees and disbursements of Schulte Roth & Zabel LLP, Goodmans LLP, Sidley Austin Brown & Wood LLP and Speechly Bircham incurred in connection with the negotiation, execution and delivery of the Transaction Documents in aggregate an amount not to exceed ***, which amount may be withheld by Highbridge International LLC from its Purchase Price at the Closing. The Company shall also be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes and Warrants to the Buyers.

               (ii) The Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities and (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under United States federal and state laws.

          (f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) to an Institutional Accredited Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities; provided that any such pledgee shall not foreclose on such pledge other than in compliance with the transfer restrictions set forth in
Section 2(g) hereof. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

          (g) Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. At any time after a public offering of its Common Shares and for so long as any Notes remain outstanding, the Company shall not, in any manner: (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Shares or directly or indirectly convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares (in a transaction commonly known as "death spirals" or "toxic converts"), including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Shares into which any Note is convertible; and (ii) enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any Common Shares in excess of that number of Common Shares which the Company may issue upon conversion of the Notes or exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the principal market in which the Common Shares are listed.

          (h) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights (except those that have been previously waived), after the Closing Date, a number of Common Shares sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of the Warrants.

          (i) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (j) Right of Participation in Additional Issuances of Securities.

               (i) For purposes of this Section 4(j), the following definitions shall apply.

                    (1) "CONVERTIBLE SECURITIES" means any shares or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

                    (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

                    (3) "COMMON SHARE EQUIVALENTS" means, collectively, Options and Convertible Securities.

                    (4) "EXCLUDED SECURITIES" means (A) the sale of the Notes and Warrants under this Agreement or the issuance of the Conversion Shares or Warrant Shares; (B) the grant by the Company of employee, director or consultant stock options; (C) the issuance by the Company of any Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph; (D) a Qualified IPO; (E) from and after a Qualified IPO, pursuant to a bona fide firm commitment fully underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (F) any Common Shares issued or issuable in connection with an acquisition of assets or a business the primary purpose of which is not to raise equity capital; provided that, prior to a Qualified IPO (i) the cost of such acquisition is less than $10,000,000, (ii) any such transaction is approved by the Board of Directors of the Company, and (iii) the maximum aggregate number of Common Shares that may be issued pursuant to all transactions contemplated by this clause (F) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the date hereof on a fully diluted basis (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); (G) any Common Shares issued or issuable to or in connection with any of the following (i) licensors of technology to the Company, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non-equity interim financing transaction; provided that: (X) any such transaction or transactions are approved by the Board of Directors of the Company; and (Y) the maximum aggregate number of Common Shares that may be issued pursuant to all transactions contemplated by this clause (G) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the date hereof on a fully diluted basis (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); (H) the filing of any registration statement or prospectus in respect of the Conversion Shares or Warrant Shares;
(I) Common Shares issued or issuable in respect of subdivisions, stock dividends or capital reorganizations affecting the Common Shares; and (J) Common Shares issued to bona fide consultants or professional advisors of the Company as part of the consideration for services received by the Company from such consultants or professional advisors.

                    (5) "QUALIFIED IPO" means the Company's sale of its Common Shares in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $1.61 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $75,000,000 and after which the Common Shares are listed either on NYSE or admitted for trading on the Nasdaq National Market; provided that prior to the consummation of a Qualified IPO, the acquisition of the Company by a Successor Entity whose common shares (or its equivalent) are publicly traded (a "PUBLIC ACQUIROR") shall not be deemed a Qualified IPO for purposes hereof but a subsequent offering by a Public Acquiror after the acquisition of the Company shall be deemed a Qualified IPO for purposes hereof to the extent that such subsequent offering meets the criteria above.

                    (6) "SUBSEQUENT PLACEMENT" means an (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

               (ii) From the date hereof until the one (1) year anniversary of a Qualified IPO, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
     Section 4(j)(ii).

                    (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 32% of the Offered Securities allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "BASIC AMOUNT"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                    (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(j)(ii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(j)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(j)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(j)(ii)(1) above.

                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(j)(ii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                    (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(j)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

               (iii) The restrictions contained in clause (ii) above shall not apply in connection with (x) the issuance of any Excluded Securities and
     (y) a Non-Qualified IPO (as defined in the Registration Rights Agreement) to the extent that the sole or lead managing Underwriter (as defined in the Registration Rights Agreement) of such Non-Qualified IPO shall advise the Company in writing that the sale to the Buyers of such Offered Securities would materially interfere with the successful marketing of the securities being offered in such Non-Qualified IPO.

          (k) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (l) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities or the Conversion Shares in a manner which would require the registration under the 1933 Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act;

          (m) Publicity. Prior to the effective date of the registration statement relating to the Qualified IPO (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), the Company shall consult with the Buyers in issuing any press releases or otherwise making public statements or filings and other communications with respect to the transactions contemplated hereby, and none of the parties shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the others (such consent not to be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not (a) prior to the effective date of the registration statement relating to the Qualified IPO (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), publicly disclose the name of any Buyer or include the name of any Buyer, without the prior written consent of such Buyer in any other press release or public statement or filing, except to the extent the Company has received a legal opinion that such disclosure is required by law, in which case the Company shall provide such Buyer with prior notice of such disclosure or (b) disclose the name of any Buyer or include the name of any Buyer without the prior written consent of such Buyer (which consent shall not be unreasonably withheld or delayed), to any third party or in any materials prepared for any third party.

          (n) [INTENTIONALLY OMITTED.]

          (o) [INTENTIONALLY OMITTED.]

          (p) Non-Guarantor Subsidiaries. Prior to a Qualified IPO, if at the end of any fiscal quarter of the Company the representations contained in
Section 3(gg) (without regard to the date limitation contained therein) are not true and correct as of the end of such fiscal quarter, based, in the case of revenues, on the Company's financial statements for the fiscal year to date and, in the case of assets, on the Company's balance sheet at such fiscal quarter, the Company shall cause one or more Subsidiaries (each, an "ADDITIONAL GUARANTOR") to become a Guarantor by delivering the documents referred to in the next sentence within the time period described therein, such that taking into account the assets and revenues of such Additional Guarantor(s) as Guarantor(s), the representations contained in Section 3(gg) would have been true and correct as of the end of such fiscal quarter. Prior to a Qualified IPO, the Company shall cause each

Additional Guarantor, as soon as practicable and in any event within 30 business days following delivery or filing of the financial information required to be delivered or filed in respect of such fiscal quarter pursuant to Section 17(e) of the Note, to enter into an unlimited guarantee in favor of the Collateral Agent, and grant to the Collateral Agent a first ranking Lien over all assets of such Additional Guarantor (subject to Permitted Liens). The Company shall at the same time deliver to the Collateral Agent: (i) a certificate of status, compliance, good standing or like certificate with respect to the Additional Guarantor issued by the appropriate governmental entity of the jurisdiction of its incorporation; (ii) a certified copy of (A) the charter documents and by-laws of such Additional Guarantor, (B) the resolutions of the board of directors of such Additional Guarantor approving the entering into of all security documents to which it is a party and the completion of all transactions contemplated thereunder, and (C) all other instruments evidencing necessary corporate action of such Additional Guarantor and of any required authorization with respect to such matters; (iii) a certificate of the secretary or an assistant secretary of such Additional Guarantor certifying the names and true signatures of its officers authorized to sign the security documents to which it is a party; (iv) evidence of registration in the necessary jurisdictions of the Liens created by the security documents executed by such Additional Guarantor;
(vi) an opinion of counsel to such Additional Guarantor in the jurisdiction of its incorporation and in each jurisdiction specified by the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent, as is relevant to confirm the validity and perfection of the Liens created by the security documents executed by such Additional Guarantor; and (ix) such other certificates and documentation as the Collateral Agent may reasonably request in relation to such Additional Guarantor.

          (q) Treaty Information. (i) Each Buyer agrees to provide to the Company, upon reasonable notice prior to the first interest payment date under the Notes and (ii) each transferee of a Buyer agrees to promptly provide the Company, within 30 days of notice to the Company of such transfer of Securities, factual information reasonably requested by the Company to determine such Buyer's or transferee's, as applicable, eligibility for benefits under a bilateral income tax treaty to which Canada is a party or the lack of such eligibility. Each Buyer or transferee, as applicable, shall promptly notify the Company as to any changes to any information previously provided by such Buyer or transferee, as applicable, under this Section 4(q).

          (r) Tax Information. The Company shall provide all factual information reasonably requested by a Buyer or a transferee of a Buyer to assist such holder in determining the Canadian tax consequences to such holder of its disposition of Securities.

          (s) Common Shares. The Common Shares issued pursuant to section 12 of the Notes shall be duly authorized and validly issued.

          (t) Restrictions on Distributions. The Company agrees to comply with
Section 17(g) of the Notes.

     5. REGISTER.

          The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address (including facsimile number) of the Person in whose name the Notes and the Warrants have been issued (including the name and address (including facsimile number) of each transferee) and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company (less, in the case of Highbridge International LLC, the amounts withheld pursuant to Section 4(e)(i)).

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Notes and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Notes being purchased by such Buyer at the Closing pursuant to this Agreement, and (iii) the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

          (b) Such Buyer shall have received the opinions of (i) Skadden, Arps Slate, Meagher & Flom LLP, the Company's special United States outside counsel;
(ii) Osler, Hoskin & Harcourt, LLP, the Company's Canadian outside counsel, dated as of the Closing Date; (iii) Morgan Cole, the Company's United Kingdom outside counsel; (iv) Greg Hiscock, the

Company's in-house Canadian Corporate Counsel; and (v) Christian Na, the Company's in-house U.S. Corporate Counsel, in substantially the form of Exhibits G-1, G-2, G-3, G-4 and G-5 attached hereto.

          (c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign or extra-provincial corporation and good standing issued by the Secretaries of State (or comparable office) of Ontario, Canada, Delaware, Virginia and New York, as of a date within ten (10) days of the Closing Date.

          (e) [INTENTIONALLY OMITTED.]

          (f) The Company shall have delivered to such Buyer a certificate, executed by the Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H.

          (g) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.

          (h) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

          (i) [INTENTIONALLY OMITTED.]

          (j) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent:

                    (1) certificates representing the shares of capital stock of Mitel Networks, Inc. and Mitel Networks Holdings Limited, along with duly executed blank stock powers;

                    (2) a pay-off letter in form and substance satisfactory to the such Buyer as to the Bank of Montreal Facility;

                    (3) (A) certified copies of UCC, PPSA and U.K. lien search results, listing all effective financing statements which name as debtor the Company, Mitel Networks Limited or Mitel Networks, Inc. filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers or in respect of which Buyers have received an acknowledgement acceptable to the Buyers, shall cover any of the Collateral (as defined in the Security Documents) which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents) except for Permitted Liens; and (B) a perfection certificate, duly completed and executed by the Company, Mitel Networks Limited and Mitel Networks, Inc., in form and substance satisfactory to the Buyers; and

                    (4) The Company shall have delivered to the Collateral Agent such other documents and certificates as the Collateral Agent may reasonably require.

          (k) The Company shall have prepared and delivered to such Buyer a true, correct and complete table reflecting the capitalization of the Company, which table shall be consistent in all material respects with Section 3(s) hereof and Schedule 3(s)

          (l) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

          (m) The Company shall have simultaneously sold to each Buyer the Notes and Warrants to be purchased by such Buyer hereunder at the Closing and shall have received payment in full for such Notes and Warrants.

     8. TERMINATION.

          In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8 by reason of a breach by the Company, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

     9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial.

               (i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in US dollars under this Agreement, the conversion shall be made at the exchange rate between United States Dollars and Canadian Dollars as reported in the New York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

                    (1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                    (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(2) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

               (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

               (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                    Mitel Networks Corporation
                    350 Legget Drive
                    Ottawa, Ontario K2K 2W7
                    Telephone: (613) 592-2122
                    Facsimile: (613) 592-7838
                    Attention: Doug McCarthy, Treasurer

               Copy to:

                    Facsimile: (613) 592-7802
                    Attention: Greg Hiscock, Corporate Counsel

               Copy to:

                    Osler, Hoskin & Harcourt LLP
                    Suite 1500, 50 O'Connor Street
                    Ottawa, ON K1P 6L2
                    Telephone: (613) 235-7234
                    Facsimile: (613) 235-2867
                    Attention: Craig Wright, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

     with a copy (for informational purposes only) to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York  10022
          Telephone: (212) 756-2000
          Facsimile: (212) 593-5955
          Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          If Highbridge International LLC is no longer the Collateral Agent, then notice will be given to the successor Collateral Agent at the address specified by such successor.

          The Company hereby irrevocably appoints Mitel Networks, Inc at 205 Van Buren Street, Herndon, Virginia 20170, Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate Counsel, as its agent for the receipt of service of process in connection with any action pursuant to any Transaction Document in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

          Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 9(f).

          If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer in writing of the name and address of the replacement agent. Failing such appointment and notification, each Buyer shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 9(f) applying to service on an agent apply equally to service on a replacement agent.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and shall agree to be bound by the provisions hereof.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided, however, that J.P. Morgan Securities Inc. may rely upon Section 2 and Section 3 hereof.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be severally responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the

Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and such Buyer's stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an "INDEMNITEE" and collectively, the "INDEMNITEES"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause
(iii) shall not be available to the extent arising primarily from such Buyer's bad faith, breach of the Transaction Documents, fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in
Section 6 of the Registration Rights Agreement. If a third party claim in respect of Indemnified Liabilities involves more than one Indemnitee, the Indemnitees shall conduct the defence through the same legal counsel, at indemnitor's expense, acceptable to all Indemnitees, provided that an Indemnitee may employ separate counsel, at indemnitor's expense, if representation by the same legal counsel would be inappropriate due to differing interests between the Indemnitees.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          (p) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

          (q) Termination of Security Documents. Upon the consummation of a Qualified IPO, all of the Security Documents and Guarantees shall terminate and the Collateral Agent and the Holders irrevocably authorize and direct the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all registrations and filings made in favor of the Holder or the Collateral Agent on behalf of the Holders, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any financing change statements filed in connection with such registrations; and (b) file any UCC financing statement terminations.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        MITEL NETWORKS CORPORATION


                                        By: /s/ Steve Spooner
                                            ------------------------------------
                                        Name: Steve Spooner
                                        Title: Chief Financial Officer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        HIGHBRIDGE INTERNATIONAL LLC

                                        By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC


                                        By: /s/ Adam J. Chill
                                            ------------------------------------
                                        Name: Adam J. Chill
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        LAKESHORE INTERNATIONAL, LTD.


                                        By: /s/ Stan Lester
                                            ------------------------------------
                                        Name: Stan Lester
                                        Title: Authorized Signer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        MARATHON SPECIAL OPPORTUNITY
                                        MASTER FUND, LTD.


                                        By: /s/ Louis Hanover
                                            ------------------------------------
                                        Name: Louis Hanover
                                        Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        FORE MASTER CONVERTIBLE FUND, LTD.


                                        By: /s/ Hareesh Paranjape
                                            ------------------------------------
                                        Name: Hareesh Paranjape
                                        Title: Assistant Secretary

                [Signature Page to Securities Purchase Agreement]

                               SCHEDULE OF BUYERS

      (1)                            (2)                            (3)       (4)          (5)               (6)

                                                                 AGGREGATE
                                                                 PRINCIPAL  NUMBER OF                 LEGAL REPRESENTATIVE'S
                                 ADDRESS AND                      AMOUNT     WARRANT     PURCHASE           ADDRESS
      BUYER                    FACSIMILE NUMBER                  OF NOTES    SHARES        PRICE      AND FACSIMILE NUMBER
------------------------------------------------------------------------------------------------------------------------------------
Highbridge International c/o Highbridge Capital Management, LLC 13,750,000 4,125,000    $13,750,000   Schulte Roth & Zabel LLP
LLC                      9 West 57th Street, 27th Floor                                               919 Third Avenue
                         New York, New York  10019                                                    New York, New York  10022
                         Attention:  Ari J. Storch                                                    Attention: Eleazer Klein, Esq.
                                     Adam J. Chill                                                    Facsimile:(212) 593-5955
                         Facsimile: (212) 751-0755                                                    Telephone:(212) 756-2376
                         Telephone: (212) 287-4720
                         Residence: Cayman Islands

Lakeshore International, Lakeshore International, Ltd.          13,750,000 4,125,000    $13,750,000
Ltd.                     601 Carlson Parkway, Suite 200
                         Minnetonka, MN  55305
                         Attention:
                         Facsimile:
                         Telephone:
                         Residence:

                                                                                                      Sidley Austin Brown & Wood
 Marathon Special        NSCC N.Y. Window                       13,750,000 4,125,000    $13,750,000   LLP
 Opportunity Master      55 Water St. 3rd Fl.                                                         787 Seventh Avenue
 Fund,Ltd.               Account Bear Stearns                                                         New York, New York 10019
                         FBO Marathon Special Opportunity                                             Attention: Robert Mandell
                         Master Fund, Ltd. #10227022                                                  Facsimile: (212) 839-5599
                         New York, NY   10041                                                         Telephone: (212) 839-5360
                         Attention:
                         Facsimile:
                         Telephone:
                         Residence:

Fore Master Convertible  NY Window                              13,750,000 4,125,000    $13,750,000
Fund, Ltd.               55 Water Street
                         New York, New York
                         Concourse level, S Building
                         A/C Morgan Stanley
                         NY -- 038165304
                         Attention: Sal
                         Facsimile:
                         Telephone:
                         Residence:

                                    EXHIBITS

Exhibit A     Form of Notes
Exhibit B     Form of Warrant
Exhibit C     Registration Rights Agreement(1)
Exhibit D     Pledge and Security Agreements(1)(2)
Exhibit E     Guarantees(1)(2)
Exhibit F     List of Other Security Documents
Exhibit G-1   Form of US Outside Company Counsel Opinion
Exhibit G-2   Form of Canadian Outside Company Counsel Opinion
Exhibit G-3   Form of UK Outside Company Counsel Opinion
Exhibit G-4   Form of Canadian In-House Company Counsel Opinion
Exhibit G-5   Form of US In-House Company Counsel Opinion
Exhibit H     Form of Officer's Certificate
Exhibit I     Form of Officer's Certificate
Exhibit J     Declaration for Removal of Legend
Exhibit K     Bank of Montreal Payoff Letter
Exhibit L     Collateral Agent Appointment Agreement

                                    SCHEDULES

Schedule 3(a)   Subsidiaries
Schedule 3(s)   Capitalization
Schedule 3(t)   Indebtedness


(1) Filed as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 24, 2005 and the transition period ended April 30, 2005 and incorporated herein by reference.

(2)  Filed separately as an exhibit to this annual report.

                                   EXHIBIT A

                                                                           FINAL

                    [FORM OF SENIOR SECURED CONVERTIBLE NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS; OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 22(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO THE RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF.

NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF
SECTION 22(A) OF THIS NOTE.

                           MITEL NETWORKS CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: April 27, 2005                       Principal: US $_____________

          FOR VALUE RECEIVED, Mitel Networks Corporation, a corporation duly incorporated under the laws of Canada (the "COMPANY"), hereby promises to pay to the order of [HIGHBRIDGE INTERNATIONAL LLC], [OTHER BUYERS] or registered assigns ("HOLDER") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, repurchase, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "NOTE") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined below) (such other Senior Secured Convertible Notes being the "ADDITIONAL NOTES" and, together with this Note, collectively referred to herein as the "NOTES"). Certain capitalized terms used herein are defined in
Section 38.

          (1) MATURITY. On the Maturity Date, the Holder shall surrender the Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest. The "MATURITY DATE" shall be April 28, 2010, such date to be extended through the date that is ten days after the consummation of a Fundamental Change in the event that a Fundamental Change is publicly announced or a Fundamental Change Company Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

          (2) INTEREST; INTEREST RATE. (a) Interest on this Note shall accrue at the Interest Rate and shall commence accruing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period and shall be payable semi-annually in arrears on each May 1 and November 1 and on the Maturity Date (each, an "INTEREST DATE") with the first Interest Date being November 1, 2005. Interest shall be payable on each Interest Date in cash. Interest payable on each Interest Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Date in respect of which interest has been paid (or commencing on and including the Issuance Date if no interest has been paid) and ending on and including the day preceding such Interest Date (each, an "INTEREST PERIOD"). Interest which is not paid when due shall itself bear interest at the Interest Rate in accordance with this Section 2.

               (b) Notwithstanding the foregoing provisions of this Note, the Company shall in no event be obliged to make any payments of interest or other amounts payable to the Holder hereunder in excess of an amount or rate which would be prohibited by law.

               (c) The Company and the Holder each acknowledge and agree that all calculations of interest under this Note are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The Company and the Holder each acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

          (3) CONVERSION OF NOTES. This Note shall be convertible into Common Shares, on the terms and conditions set forth in this Section 3.

               (a) Conversion Right. (i) Subject to the provisions of Section 3(d), at any time or times on or after the consummation of a Qualified IPO or upon a Fundamental Change (regardless of whether the Company has delivered a Fundamental Change Conversion Notice), the Holder shall be entitled to convert any portion (equal to $1,000 or integral multiples thereof) of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a Common Share upon any conversion. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.

                    (ii) The Company shall pay all expenses in connection with all Designated Taxes and Other Taxes, if any, that may be payable by the Company in respect of the issuance of Common Shares or the holding or disposition of this Note or any Common Shares, and shall indemnify and hold harmless the Holder and its affiliates from any taxes, interest, penalties and governmental charges which may become payable by the Holder or any of its affiliates as a result of the failure or delay by the Company to pay such taxes or governmental charges specified above. However, the Holder shall pay any such taxes which are due because the Holder requests the Common Shares to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificate representing the Common Shares being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any Other Taxes which will be due because the Common Shares are to be issued in a name other than the Holder's name. For purposes of this Section 3(a), "OTHER TAXES" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges, governmental charges or similar levies in respect of the issuance and delivery of Common Shares upon conversion of any Conversion Amount, and "DESIGNATED TAXES" means any liability of a non-resident of Canada for the purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising (A) as a result of the conversion of a Conversion Amount upon a Fundamental Change prior to a Qualified IPO or (B) as a consequence of the disposition of (i) this Note to the Company upon a Fundamental Change prior to a Qualified IPO or (ii) any Common Shares acquired as a result of a conversion of a Conversion Amount upon a Fundamental Change prior to a Qualified IPO (including any liability of a non-resident of Canada for purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising as a result of the receipt of a payment under this Section 3(a)(ii)), provided that the aggregate amount of Designated Taxes shall not exceed an amount equal to the income and capital gains tax arising in respect of such conversion or disposition by the Holder for consideration having a value equal to 250% of the Conversion Amount.

               (b) Conversion Rate. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

                    (i) "CONVERSION AMOUNT" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

                         (i) "CONVERSION PRICE" means, as of any Conversion Date
or other date of determination, (x) 110% of the lower of (1) the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 7 hereof as if such price were the Conversion Price and (2) if the average referred to in clause (x)(2)(A) of this definition has been determined, the higher of (A) the arithmetic average of the first ten Closing Sale Prices of the Common Shares on the NYSE or Nasdaq National Market immediately following the Lock-up Expiration Date, subject to adjustment for share splits, share dividends, recapitalizations, combinations, reverse share splits or other similar events during such period and (B) 80% of the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 7 hereof as if such price were the Conversion Price or (y) in connection with any Fundamental Change occurring prior to the consummation of a Qualified IPO, $1.50, in each case subject to adjustment as provided herein.

               (c) Mechanics of Conversion.

                    (i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before 4:00 p.m., New York Time, on the second
(2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent, if any (the "TRANSFER AGENT"). The date on which the Holder satisfies the foregoing requirements is hereinafter referred to as the "CONVERSION DATE". On or before 4:00 p.m., New York Time, on the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent, if any, is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the foregoing is not applicable, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three
(3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 22(d)) representing the same indebtedness to the extent of the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

                    (ii) Company's Failure to Timely Convert. Subject to Section 28, if an Event of Default under Section 4(a)(i) has occurred due to the Company's failure to deliver the required number of shares by 4:00 p.m. on the third (3rd) Trading Day following the Conversion Date, and if on or after 4:00 p.m. on the third (3rd) Trading Day following the Conversion Date (as referred to in Section 4(a)(i)) the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three
(3) Trading Days after the Holder's request pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate.

                    (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (x) the full Conversion Amount represented by this
Note is being converted or (y) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

                    (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of each such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Common Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Common Shares not in dispute and resolve such dispute in accordance with
Section 28.

               (d) Limitations on Conversions. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "CONVERSION LIMITATION") of the number of Common Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Additional Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 3(d), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company's most recent Form 20-F, Form 6-K or other public filing with the SEC or any Canadian regulatory authority (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that
(A) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of Notes. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable
(1) on any of the ten Trading Days up to and including the Maturity Date, or (2) or any of the ten Trading Days up to and including the Effective Date or (3) during the Fundamental Change Conversion/Repurchase Period.

               (e) Conversion Upon Fundamental Change. The conversion by the Holder following its receipt of a Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a "FUNDAMENTAL CHANGE CONVERSION". In connection with a Fundamental Change Conversion, the Holder shall be entitled to receive the Make-Whole Premium with respect to any Conversion Amount converted in accordance with Section 3(c).

               (f) Allocation. Section 3(b) determines the aggregate consideration to be received by the Holder upon a conversion of any Conversion Amount. Notwithstanding any of the foregoing such consideration is to be allocated as follows: (i) in respect of accrued and unpaid Interest with respect to the Principal to be converted, the Holder shall receive that number, or fraction, of Common Shares that has a value equal to such accrued and unpaid Interest and (ii) in respect of Principal to be converted, the Holder shall receive the number of Common Shares determined under Section 3(b) less the number or fraction of Common Shares determined under Section 3(f)(i).

          (4)  RIGHTS UPON EVENT OF DEFAULT.

               (a) Event of Default. "EVENT OF DEFAULT" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the Company's (A) failure to deliver the required number of Common Shares by 4:00 p.m. on the third (3rd) Trading Day after the applicable Conversion Date or (B) (x) written notice to any holder of the Notes, including by way of written public announcement or through any of its agents or
(y) oral notice by a senior executive officer of the Company to any holder of the Notes, at any time, in each case, of the Company's intention not to comply with a request for conversion of any Notes into Common Shares that is tendered in accordance with the provisions of the Notes; or

                    (ii) a default in the payment of Interest on any Note when due and payable and such default continues for a period of 30 days; or

                    (iii) a default in the payment of the Principal, the Optional Redemption Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, including any amount owing pursuant to Section 15(b)(ii), or any applicable Make-Whole Premium on any Note when it becomes due and payable; or

                    (iv) a default in the performance of any covenant, agreement or condition of the Company in this Note or any other Transaction Document (other than a default specified in clauses (i) through (iii) above), and such default continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holder or any holder of Additional Notes a written notice (a "NOTICE OF DEFAULT") specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

                    (v) a default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $5 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, either at its stated maturity or resulting in such debt becoming or being declared due and payable prior to its stated maturity, in the later case and such acceleration shall not have been rescinded or annulled within 30 days after a Notice of Default specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder has been received by the Company or such Subsidiary from the Holder or any holder of Additional Notes; provided that if any time before a judgment or decree has been obtained, such default is remedied or cured by the Company or such Subsidiary within the applicable cure period, or is waived by the holders of such indebtedness, default under this clause (v) shall be deemed to have been remedied, cured or waived, as the case may be; or

                    (vi) if the Company has failed to meet the Interest Coverage Test (which Interest Coverage Test only applies on the 30 month anniversary of the Issuance Date if no Qualified IPO has been consummated); or

                    (vii) if the Company receives a redemption or repurchase notice with respect to or otherwise becomes obligated to redeem or repurchase, any Capital Shares of the Company, except with respect to the repurchase or redemption of Capital Shares for an aggregate repurchase or redemption price that shall not exceed the lesser of (x) $5 million and (y) the Cumulative Retained Earnings; or

                    (viii) if the Company: (A) amends any of sections 6.6, 6.7, 6.8, 6.9 or 6.10 of the Shareholders' Agreement (the "PUT PROVISIONS"); (B) amends, deletes or adds any other section of the Shareholders' Agreement that affects, supersedes or obviates any of the Put Provisions; or (C) enters into, amends or terminates any agreement (including without limitation corporate governance documents) which has the effect of amending superseding or obviating the Put Provisions, without, in each case, the approval of the Required Holders; or

                    (ix) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within 60 days; or

                    (x) a failure by the Company to give the Fundamental Change Company Notice when required by Section 5(b) hereof; or

                    (xi) If an event of default under the Technology Partnership Canada Agreement has occurred and is continuing and in the case of an event of default referred to in (c), (d) or (e) of Section 8.1 of the Technology Partnership Canada Agreement, the Minister has given the notice referred to in the proviso to Section 8.1 and the Company has failed, within 30 days of receipt of the notice, either to correct the condition or event complained of or to demonstrate, to the satisfaction of the Minister, that it has taken such steps as are necessary to correct the condition, and has notified the Minister of the rectification. Capitalized terms used in this subsection shall be given the meaning ascribed thereto in the Technology Partnership Canada Agreement; or

                    (xii) the entry by a court having jurisdiction in the premises of (x) a decree or order for relief in respect of the Company or any Subsidiary (other than any subsidiaries) of a voluntary case or proceeding under any applicable federal, state, Canadian or other foreign bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any Subsidiary (other than any subsidiaries) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary (other than any subsidiaries) under any applicable federal, state, Canadian or other foreign law or (z) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary (other than any subsidiaries) or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                    (xiii) the commencement by the Company or any Subsidiary (other than any subsidiaries) of a voluntary case or proceeding under any applicable federal, state, Canadian or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary (other than any subsidiaries) in an involuntary case or proceeding under any applicable federal, state, Canadian or other foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state, Canadian or other foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary (other than any subsidiaries) or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary (other than any subsidiaries) in furtherance of any such action; or

                    (xiv) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes.

For purposes of this Section 4(a), "SUBSIDIARIES" means entities in which the Company, directly or indirectly, owns capital shares or holds an equity or similar interest which entities individually and in the aggregate, comprise less than 5% of the consolidated revenues and assets of the Company and its Subsidiaries.

               (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Additional Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the holders' receipt of an Event of Default Notice and the holders becoming aware of an Event of Default, and prior to 30 Trading Days after such Event of Default is cured, holders of Notes representing the lesser of (i) at least $5 million of the aggregate principal amount of the Notes then outstanding or (ii) at least 25% of the aggregate principal amount of the Notes then outstanding, may accelerate and require the Company to redeem all or any portion (equal to $1,000 or integral multiples thereof) of the Notes held by such holders of the Notes electing redemption by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company. The Event of Default Redemption Notice shall indicate the aggregate Conversion Amount of the Notes such holders are electing to redeem. The Notes (or portions thereof) subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the Conversion Amount to be redeemed (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 15.

          (5)  RIGHTS UPON FUNDAMENTAL CHANGE.

               (a) Assumption. The Company shall not enter into or be party to a Fundamental Change unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, having similar ranking to the Notes, providing for the applicable conversion rights herein (except that the Successor Entity shall have the right to deliver to the holder upon conversion subsequent to the Effective Date, in lieu of the Common Shares issuable upon the conversion of the Notes prior to such Effective Date, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the holder would have been entitled to receive upon the Effective Date had this Note been converted immediately prior to such Effective Date, based on the Conversion Rate in effect at the time of the conversion following the Effective Date) and having a conversion price equal to the conversion price of the Notes held by such holder, as such price may be adjusted to reflect the consideration paid in such Fundamental Change (the "SUCCESSOR NOTE") and (ii) prior to the consummation of a Qualified IPO, the perfection and priority of the Liens constituted by the Security Documents are not impaired. Upon the occurrence of any Fundamental Change, the Successor Entity shall succeed to, and be substituted for (so that from and after the Effective Date, the provisions of this Note referring to the "COMPANY" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. The provisions of this Section shall apply similarly and equally to successive Fundamental Changes and shall be applied without regard to any limitations on the conversion or redemption of this Note.

               (b) Repurchase Right upon Fundamental Change. If prior to the Maturity Date there shall have occurred a Fundamental Change, the Company shall irrevocably offer to repurchase all or a portion of this Note (a "FUNDAMENTAL CHANGE REPURCHASE") at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date. No sooner than thirty (30) days nor later than fifteen (15) days prior to the consummation of a Fundamental Change (but from and after a public offering by the Company of Common Shares, not prior to the public announcement of such Fundamental Change), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "FUNDAMENTAL CHANGE COMPANY NOTICE") which shall state:

                    (i) the events causing a Fundamental Change and the anticipated Effective Date;

                    (ii) the last date of the Fundamental Change
Conversion/Repurchase Period (as defined below) by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 5(b) or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 3(c);

                    (iii) the Fundamental Change Settlement Date;

                    (iv) the Fundamental Change Repurchase Price;

                    (v) the Conversion Price applicable on the date of the Fundamental Change Company Notice;

                    (vi) that Notes may be converted in connection with a Fundamental Change;

                    (vii) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given will be paid promptly on the Fundamental Change Settlement Date;

                    (viii) that the Holder is entitled to receive a Make-Whole Premium upon any conversion occurring within the Fundamental Change Conversion/Repurchase Period; and

                    (ix) whether such Make-Whole Premium shall be delivered in cash, by delivery of Common Shares or a combination thereof in accordance with
Section 12 (and containing such information required by Section 12).

At any time during the period (the "FUNDAMENTAL CHANGE CONVERSION/REPURCHASE PERIOD") beginning after the Holder's receipt of a Fundamental Change Company Notice and ending thirty (30) days after the Effective Date of such Fundamental Change, the Holder may require the Company to repurchase all or any portion of this Note by delivering written notice thereof ("FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Company, which Fundamental Change Repurchase Notice shall indicate the Principal amount the Holder is accepting to be repurchased. Repurchases required by this Section 5 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to shareholders in connection with a Fundamental Change. Notwithstanding anything to the contrary in this Section 5, until the Fundamental Change Repurchase Price (together with any interest thereon) is paid in full, the Principal amount submitted for repurchase under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Shares pursuant to
Section 3.

          (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE
EVENTS.

               (a) Purchase Rights. Subject to the limitations set forth in
Section 17(f), if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, upon the Holder's election, the aggregate Purchase Rights, and in lieu of any adjustments to which the Holder is otherwise entitled under Section 7 below in respect of each Purchase Right, which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights. However, the Company shall not grant, issue or sell any Purchase Rights to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under this Section 6(a) and/or the aggregate of any dividends, distributions or cash that the Company would become obligated to pay to the Holder under Section 19 of this Note, together with (i) the fair market value of any Purchase Rights previously granted pursuant to Section 6(a) of this Note, (ii) any dividends, distributions or cash previously paid in respect of this Note pursuant to Section 19 of this Note, (iii) any payments or repayments of or reductions of Principal to the Holder under this Note as a result of a conversion that the Company was obligated to make or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note and (iv) of any reductions of Principal as a result of a conversion under this Note that the Company was obligated to make, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

               (b) Other Corporate Events. (i) In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Change pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "CORPORATE EVENT"), the Company shall make appropriate provision to ensure that the Holder, if it has not elected a Fundamental Change Repurchase, will have the right to receive Alternate Consideration upon a conversion of this Note following the Effective Date of such Fundamental Change.

                    (ii) In addition to and not in substitution for any other rights hereunder, should a Corporate Event occur, and should a Holder not elect a Fundamental Change Repurchase and not elect a Fundamental Change Conversion, then the Company shall make appropriate provision to ensure that the Holder will, in respect of a conversion of this Note, have the right to receive Alternate Consideration; provided, however, that this Note will not be convertible into a security other than (x) a "prescribed security" as defined for purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) or (y) such other security where the right of a Holder to convert the Note into such other security does not cause interest payable on the Note to persons who deal with the Company at arm's length to cease to be exempt from Canadian withholding tax. Should such restriction apply, the Notes will be convertible into securities of the Company that are "prescribed securities" as so defined (the "Substituted Securities") in lieu of the Alternate Consideration, provided that the Substituted Securities into which this Note is convertible will, at the time of such a conversion, have a fair market value that is equal to the fair market value, at the time of the conversion, of the Alternate Consideration that would have otherwise been received, but for the foregoing restriction, on such a conversion. Notwithstanding the foregoing restriction on conversion into the Alternate Consideration, the Company may, at its option, deliver the Alternate Consideration to a Holder on the conversion of the Notes in lieu of the Substituted Securities.

                    (iii) In this Section 6, "ALTERNATE CONSIDERATION" means (A) in the event that the Common Shares remain outstanding after such Corporate Event, any securities or others assets to which the Holder would have been entitled (in addition to the Common Shares receivable on such conversion) with respect to the number of Common Shares issuable upon conversion at the Conversion Rate in effect at the time of such conversion had such Common

Shares been held by the Holder upon the consummation of the Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) and (B) in the event that the Common Shares are no longer outstanding after any such Corporate Event, in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event as if the consideration attributable to one Common Share in connection with the consummation of the Corporate Event were one Common Share.

                    (iv) The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. Notwithstanding this Section (6)(b), in no event shall the Company be obligated to distribute any Purchase Rights pursuant to this Section (6)(b) if and to the extent that it has distributed such Purchase Rights to the Holder pursuant to Section (6)(a).

               (c) Reclassification, Etc. If there is any reclassification, reorganization or change of Common Shares issuable upon conversion of the Notes (other than any change for which there is an adjustment under Section 7 or which is already addressed in this Section 6); then the Company shall make appropriate provision to ensure that the Holder will have the right to receive, upon a conversion, the kind and amount of shares of stock and other securities and property to which the Holder would have been entitled had this Note initially been issued with conversion rights for the form of such consideration (as if the kind and amount of shares and other securities and property attributable to one Common Share in connection with such reclassification, reorganization or change were one Common Share) at a conversion rate equal to the Conversion Rate applicable at the time of the conversion by the Holder ("REORGANIZATION CONSIDERATION") provided, however, that this Note will not be convertible into a security other than (x) a "prescribed security" as defined for purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) or (y) such other security where the right of a Holder to convert the Note into such other security does not cause interest payable on the Note to persons who deal with the Company at arm's length to cease to be exempt from Canadian withholding tax. Should such restriction apply, the Notes will be convertible into securities of the Company that are "prescribed securities" as so defined (the "Substituted Securities") in lieu of the Reorganization Consideration, provided that the Substituted Securities into which this Note is convertible will, at the time of such a conversion, have a fair market value that is equal to the fair market value, at the time of the conversion, of the Reorganization Consideration that would have otherwise been received, but for the foregoing restriction, on such a conversion. Despite the foregoing restriction on conversion into the Reorganization Consideration, the Company may, at its option, deliver the Reorganization Consideration to a Holder on the conversion of the Notes in lieu of the Substituted Securities.

               (d) Notwithstanding any other provision of this Note, including the definition of "Common Shares" herein, the Company shall not be obliged to deliver to the Holder any security or any other property that is not a "prescribed security" as defined for the purpose of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) except upon a Fundamental Change and except as provided in Section 6(a) and Section 19 of this Note.

          (7) ADJUSTMENT OF CONVERSION PRICE.

               (a) If and whenever after the Subscription Date, and subject to the restrictions set forth in Section 17, the Company shall (A) pay a dividend on its Common Shares in Common Shares, (B) make a distribution on its Common Shares in Common Shares, (C) subdivide its outstanding Common Shares into a greater number of shares, or (D) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of Common Shares which it would have received had such Note been converted immediately prior to the happening of such event (without taking into account any limitations or restrictions on the convertibility of the Notes). An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (b) On or after the consummation of a Qualified IPO, the Conversion Price shall be adjusted from time to time by the Company as follows:

                    (i) In case the Company shall issue rights, options or warrants (other than pursuant to a shareholders rights plan) to all or substantially all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exercisable or exchangeable for Common Shares) at a price per share (or having a conversion, exercise or exchange price per share) less than the Closing Sale Price per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants (or if no such record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Shares as equal to
(x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Shares and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Shares divided by (y) the number of Common Shares initially underlying such security), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such record date (or if no such record date is fixed, the applicable Business Day) by a fraction of which:

                    (A) the numerator shall be the number of Common Shares
               outstanding on the close of business on such record date with respect to such issuance (or if no record date is fixed, the date of announcement of such issuance), plus the number of shares which the aggregate subscription or purchase price for the total number of Common Shares underlying the rights options, or warrants so issued (or the aggregate conversion, exercise or exchange price of the securities so offered) would purchase at the Current Market Price of the Common Shares on such record date; and

                    (B) the denominator shall be the number of Common Shares
               outstanding at the close of business on the record date with respect to such issuance (or if no such record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the total number of additional Common Shares underlying the rights, options or warrants so issued.

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the day following the date of such announcement of such issuance.

                    (ii) (1) In case the Company shall distribute to all or substantially all holders of its Common Shares any Capital Shares of the Company (other than Common Shares), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in subsection (4) of this Section 7(b)(ii)), or shall distribute to all or substantially all holders of its Common Shares rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (2) of this Section 7(b)(ii)) and also excluding the distribution of rights to all holders of Common Shares pursuant to a Rights Plan or the detachment of such rights to the extent set forth in Section 7(b)(ii)(3), then in each such case the Conversion Price shall be adjusted to equal the price determined by multiplying the current Conversion Price by a fraction of which:

                    (A) the numerator shall be the Current Market Price per
               Common Share on such record date; less the fair market value on such record date (as determined in good faith by the board of directors of the Company) of the portion of the distributed assets so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the record date); and

                    (B) the denominator shall be such Current Market Price on
               such record date.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                         (2) In the event that such dividend or distribution is
not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                         (3) In the event that the Company has in effect a
preferred shares rights plan ("RIGHTS PLAN"), following conversion of the Notes into Common Shares, to the extent that such Rights Plan is in effect upon such conversion, the holders of Notes will receive as owners of the Common Shares, the rights described in the Rights Plan (whether or not the rights have separated from the Common Shares at the time of conversion), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Shares that the Holders would not be entitled to receive any such rights in respect of the Common Shares issuable upon conversion of the Notes, the Conversion Price will be adjusted as provided in this Section 7(b) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a holder to receive, following conversion as owners of the Common Shares, the rights described in the Rights Plan (whether or not the rights have separated from the Common Shares at the time of conversion) shall not constitute a distribution of rights or warrants pursuant to this Section 7(b)(ii).

                         (4) Rights, options or warrants distributed by the
Company to all or substantially all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this
Section 7 (and no adjustment to the Conversion Price under this Section 7 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this
Section 7(b)(ii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7 was made, in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Shares as of the date of such redemption or repurchase.

                    (iii) In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING Distribution") to all or substantially all holders of its Common Shares cash, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying such Conversion Price in effect immediately prior to the Business Day immediately preceding the record date ("DETERMINATION DATE") for such Triggering Distribution is declared by the Company by a fraction of which:

                    (A) the numerator shall be such Current Market Price per
               share of the Common Shares (as determined in accordance with subsection (v) of this Section 7(b)) on the Determination Date, less the Triggering Distribution applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the Determination Date); and

                    (B) the denominator shall be such Current Market Price on
               such Determination Date.

Such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. In lieu of the foregoing adjustment, the Holder may elect to receive, pursuant to, and subject to the limitations in, Section 19, the cash distribution the Holder would be entitled to receive as if the Holder had completely converted this Note immediately prior to the record date for such distribution.

                    (iv) In case the Company or any of its Subsidiaries shall purchase any shares of the Common Shares by means of tender offer, then effective immediately prior to the opening of business on the day after the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

                    (A) the numerator shall be product of the number of Common
               Shares outstanding (including Purchased Shares (as defined below) but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per Common Share (as determined in accordance with subsection (v) of this Section 7(b)); and

                    (B) the denominator shall be the sum of (x) the aggregate
               consideration (determined as set forth below) payable to shareholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per Common Share (as determined in accordance with subsection (v) this Section 7(b)).

For purposes of this Section 7(b)(iv), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the board of directors of the Company) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 7(b)(iv) to any tender offer would result in an increase to the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(b)(iv). For purposes of this Section 7(c)(iv), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                    (v) For the purpose of any computation under clauses (i),
(ii) and (iii) of Section 7(b), the current market price (the "CURRENT MARKET PRICE") per Common Share on any date shall be deemed to be the arithmetic average of the daily Closing Sale Prices for the twenty (20) consecutive Trading Days commencing eleven (11) Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under this
Section 7. For purposes of any computation under subsection (iv) of this Section 7(b), the Current Market Price per Common Share shall be deemed to be the arithmetic average of the daily Closing Date Prices for the ten (10) consecutive Trading Days commencing on the Trading Day next preceding the Expiration Date.

                    (vi) In any case in which this Section 7(b) shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 7, the Company may elect to defer (but only until five Business Days following the delivery by the Company to the holders of the notice described in Section 8(d)) issuing to the holder of any Note converted after such record date or Determination Date or Expiration Date the Common Shares and other capital shares of the Company issuable upon such conversion over and above the Common Shares and other capital shares of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

               (c) For purposes of this Section 7, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the board of directors of the Company or by statute, contract or otherwise).

          (8) NO ADJUSTMENT.

               (a) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Conversion Price as last adjusted; provided, however, that any adjustments which would otherwise be required to be made but for the provisions of this Section 8(a), shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (b) No adjustment in the Conversion Price shall be required for issuances of Common Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Shares.

               (c) No adjustment in the Conversion Price shall be made pursuant to Section 7 if the holders of Notes (in their capacity as holders) may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 7.

               (d) Other than as described above in Section 7, no adjustment to the Conversion Price shall be required for any issuance of Common Shares or convertible or exchangeable securities or rights to purchase Common Shares or convertible or exchangeable securities.

               (e) Whenever the Conversion Price is required to be adjusted pursuant to Section 7, the Company shall promptly mail to the Holders a notice of the adjustment and briefly stating the facts requiring the adjustment and the manner of computing it. Upon the request of the Holder, there shall be transmitted promptly to the Holder a certificate of a firm of independent chartered accountants showing any such adjustment, stating in reasonable detail the facts upon which such adjustment is based and stating that such firm concurs with the Company's calculation of such adjustment.

          (9) [RESERVED].

          (10) COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

               (a) Following the consummation of a Qualified IPO, the Company shall have the redemption rights set forth in this Section 10. At any time commencing on and after the later of (i) May 1, 2008 and (ii) the 18 month anniversary of the Lock-up Expiration Date (such later date, the "OPTIONAL REDEMPTION TRIGGER DATE"), provided that on each of the ten consecutive Trading Days immediately preceding the Optional Redemption Notice Date (as defined below) the Closing Sale Price of the Common Shares has exceeded 200% of the Conversion Price (subject to adjustment for share splits, share dividends, recapitalizations combinations, reverse share splits or other similar events during such period), the Company shall have the right to redeem (an "OPTIONAL REDEMPTION") all or any portion of the Principal then remaining under this Note at the redemption price equal to the sum of (A) the Principal to be redeemed,
(B) interest accrued to but excluding the Optional Redemption Date, plus (C) the Present Value of Interest (excluding any amounts payable under clause (B) hereof) (the "OPTIONAL REDEMPTION Price"). At least 30 days but not more than 60 days before any proposed redemption date (the "OPTIONAL REDEMPTION DATE"), the Company shall mail a notice of redemption (a "NOTICE OF OPTIONAL REDEMPTION") by facsimile and overnight courier to the holder of the Notes. The Notice of Optional Redemption shall state: (1) the aggregate Principal of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 10(a) (and analogous provisions under the Additional Notes); (2) the Optional Redemption Price; (3) the Conversion Price in effect as of the date of the Notice of Optional Redemption; and (4) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Optional Redemption Date. Each such Optional Redemption Notice shall be irrevocable. The date on which the Company provides holders of the Notes with an Optional Redemption Notice is referred to as the "OPTIONAL REDEMPTION NOTICE DATE". All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date and prior to the Optional Redemption Date shall (I) entitle the Holder to receive the Present Value of Interest for the Principal converted on the Conversion Date and (II) reduce the Principal of this Note required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 10(a) shall be made in accordance with
Section 15.

               (b) If the Company elects to cause an Optional Redemption of all or any portion of the Principal of this Note pursuant to this Section 10, then it must simultaneously take the same action with respect to the Additional Notes.

          (11) TAX REDEMPTION.

               (a) The Company shall have the right to redeem (a "TAX REDEMPTION") the Notes, in whole but not in part (other than with respect to any Notes for which the Holder or any holder of Additional Notes shall have delivered a Notice of Election pursuant to this Section 11 or analogous provisions of the Additional Notes), at a redemption price equal to the Principal amount thereof together with accrued and unpaid Interest to the Tax Redemption Date (the "TAX REDEMPTION PRICE"), upon providing the Holder and each holder of Additional Notes a written notice (a "NOTICE OF TAX REDEMPTION") and on the terms and subject to satisfaction of the other conditions described below, if (i) there is any change or amendment (including any announced prospective change or amendment) to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the application or interpretation of such laws, regulations or rulings by any applicable legislative body, court, governmental agency or regulatory authority of Canada or of any political subdivision or taxing authority thereof or therein, which change or amendment is announced or becomes effective on or after the date of issuance with respect to the Notes and, in a written opinion to the Company of legal counsel of recognized standing, as a result of such change or amendment, the Company has or will (assuming, in the case of any announced prospective change or amendment, that such announced change or amendment will become effective as of the date specified in such announcement and in the form announced) become obligated to pay, on the next succeeding date on which interest is due; (ii) Additional Amounts in excess of those required to be paid by it prior to any such change or amendment pursuant to Section 14 or any Additional Amounts if no Additional Amounts were required to be paid by it prior to any such change or amendment pursuant to Section 14 (the "EXCESS ADDITIONAL AMOUNTS") and (iii) the Company (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it; provided, however, that (x) no such Notice of Tax Redemption may be given less than 30 days or earlier than 60 days prior to the earliest date on which the Company would be obligated, but for such Tax Redemption, to pay such Excess Additional Amounts or later than 365 days after the Company first becomes liable to pay any Excess Additional Amounts as a result of any changes or amendments described above; (y) at the time such Notice of Tax Redemption is given, such obligation to pay such Excess Additional Amounts remains in effect. The date all of the holders of Notes receive the Notice of Tax Redemption is referred to as the "TAX REDEMPTION NOTICE DATE". All Conversion Amounts converted by the Holder after the Tax Redemption Notice Date shall reduce the Principal of this Note redeemed on the Tax Redemption Date. Redemptions made pursuant to this Section 11 shall be made in accordance with Section 15.

               (b) Upon receiving such Notice of Tax Redemption, the Holder, if it does not wish to have the Company redeem this Note pursuant to this Section 11, shall be entitled to elect to (i) convert this Note pursuant to Section 3(c) or (ii) not have this Note redeemed, provided that no Excess Additional Amounts that arise solely as a result of the change or amendment specified in Section 11(a)(i) that gave rise to the right of the Company to redeem Notes pursuant to this Section will be payable by the Company on any payment with respect to this Note after the Tax Redemption Date. All future payments will be subject to the deduction or withholding of any Taxes required by law to be deducted or withheld solely to the extent and as provided for in clause (ii) of the immediately preceding sentence.

               (c) Where no such election is made, this Note shall be redeemed on the Tax Redemption Date without any further action by the Holder. If the Holder does not elect to convert this Note pursuant to Section 3(c) but wishes to elect to not have this Note redeemed pursuant to clause (ii) of Section 11(b), the Holder must deliver to the Company not later than the close of business on the Business Day immediately preceding the Tax Redemption Date (the "NOTICE OF ELECTION DUE DATE") a written notice (the "NOTICE OF ELECTION") stating that it is electing to not have this Note redeemed. The Holder may withdraw any Notice of Election by delivering to the Company a written notice of withdrawal prior to the close of business on the Business Day prior to the Tax Redemption Date.

          (12) MAKE-WHOLE PREMIUM.

               (a) If a Fundamental Change occurs and the Holder elects a Fundamental Change Conversion, the Holder shall receive upon conversion of the Notes additional Common Shares (the "MAKE-WHOLE PREMIUM") as set forth in this
Section 12.

               (b) The "MAKE-WHOLE PREMIUM" shall be determined by reference to the applicable table below (the "MAKE-WHOLE PREMIUM TABLES") and is based on the Effective Date and the Share Price. The following tables show what the Make-Whole Premium would be for various Share Prices and Effective Dates set forth below, based upon whether a Fundamental Change occurs prior to the consummation of a Qualified IPO (the "PRE-IPO MAKE-WHOLE PREMIUM TABLE") or following such consummation (the "POST-IPO MAKE-WHOLE PREMIUM TABLE"), in each case expressed as a percentage increase of the Make-Whole Conversion Rate (the "MAKE-WHOLE PREMIUM PERCENTAGE"). For purposes of determining a price in the left hand column of the Post-IPO Make-Whole Premium Table entitled "Share Price" such price shall be the product of the percentage set forth in such column multiplied by the Qualified IPO Price.

                                PRE-QUALIFIED IPO
                            MAKE-WHOLE PREMIUM TABLE
                        (% OF MAKE-WHOLE CONVERSION RATE)

                            NOVEMBER 1,                 NOVEMBER 1,                 NOVEMBER 1,
SHARE PRICE   MAY 1, 2005       2005      MAY 1, 2006       2006      MAY 1, 2007       2007
-----------   -----------   -----------   -----------   -----------   -----------   -----------
$1.50             27.2          23.7          19.8          15.5          10.3          0.0
$1.80             19.3          16.1          12.7           8.9           4.5          0.0
$2.10             14.7          12.1           9.2           6.1           2.8          0.0
$2.40             11.9           9.7           7.2           4.7           2.2          0.0
$2.70             10.0           8.1           6.1           4.0           1.9          0.0
$3.00              8.7           7.0           5.3           3.5           1.7          0.0
$3.30              7.7           6.2           4.7           3.1           1.5          0.0
$3.60              6.9           5.6           4.2           2.8           1.4          0.0
$3.90              6.2           5.0           3.8           2.5           1.3          0.0
$4.20              5.7           4.6           3.5           2.3           1.1          0.0
$4.50              5.2           4.2           3.2           2.1           1.1          0.0

                               POST-QUALIFIED IPO
                            MAKE-WHOLE PREMIUM TABLE
                        (% OF MAKE-WHOLE CONVERSION RATE)

SHARE PRICE                  NOVEMBER 1,                 NOVEMBER 1,                 NOVEMBER 1,
(% OF QUALIFIED IPO PRICE)       2007      MAY 1, 2008       2008      MAY 1, 2009       2009      MAY 1, 2010
--------------------------   -----------   -----------   -----------   -----------   -----------   -----------
Qualified IPO Price              23.0          20.3          17.3          13.8          9.4           0.0
105%                             20.8          18.2          15.1          11.7          7.3           0.0
120%                             15.9          13.5          10.7           7.6          3.9           0.0
140%                             12.0           9.9           7.6           5.1          2.4           0.0
160%                              9.6           7.8           5.9           3.9          1.9           0.0
180%                              8.0           6.5           4.9           3.3          1.6           0.0
200%                              6.9           5.6           4.2           2.9          1.4           0.0
220%                              6.1           4.9           3.7           2.5          1.3           0.0
240%                              5.5           4.4           3.3           2.3          1.1           0.0
260%                              5.0           4.0           3.0           2.1          1.0           0.0
280%                              4.6           3.6           2.7           1.9          0.9           0.0
300%                              4.2           3.4           2.5           1.7          0.9           0.0

               (c) If the Share Price is between two Share Price amounts listed on the applicable Make-Whole Premium Table or the Effective Date is between two dates listed on the applicable Make-Whole Premium Table, the Make-Whole Premium shall be determined by linear interpolation between the amounts set forth in such Make-Whole Premium Table for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day or 366-day year, as applicable. If the Share Price on the Effective Date exceeds (x) $4.50 per share in the Pre-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Section 7) (the "PRE-IPO SHARE PRICE CAP"), no Make-Whole Premium will be delivered or (y) 300% of the Qualified IPO Price on the Post-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Sections 7(a) and 7(b)), (the "POST-IPO SHARE PRICE CAP" and together with the Pre-IPO Share Price Cap, the "SHARE PRICE CAP"), no Make-Whole Premium will be delivered; and if the Share Price on the Effective Date is less than or equal to (1) $1.50 per share in the Pre-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Section 7(a)), (the "PRE-IPO SHARE PRICE THRESHOLD"), no Make-Whole Premium will be delivered or (2) the Qualified IPO Price on the Post-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Sections 7(a) and 7(b)), (the "POST-IPO SHARE PRICE THRESHOLD", and together with the Pre-IPO Share Price Threshold, the "SHARE PRICE THRESHOLD"), no Make-Whole Premium will be delivered. The Share Prices set forth in the first column are subject to adjustment pursuant to Section 12(f).

               (d) (i) The Company, at its option, may satisfy its obligation to deliver additional Common Shares (which shares, for purposes of the Transaction Documents, shall be considered Conversion Shares) pursuant to Section 12(a) by paying such value in cash, in the same form of consideration into which Common Shares have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing and/or Common Shares. The Fundamental Change Company Notice delivered pursuant to Section 5(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total Principal as if all Notes then outstanding shall be converted or repurchased during the Fundamental Change Conversion/Repurchase Period, that will, subject to Section 12(e), be paid in Common Shares (which indication shall be irrevocable). For purposes of the foregoing the consideration into which a Common Share has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all Common Shares participating in the distribution. Unless the Company gives notice to the contrary in the Fundamental Change Company Notice, Common Shares shall be delivered in respect of the Make-Whole Premium.

                    (ii) The number of Common Shares to be delivered as the Make-Whole Premium shall equal the product of (x) the Make-Whole Premium Percentage and (y) the Make-Whole Conversion Rate (the "MAKE WHOLE SHARE AMOUNT"). If the Company elects in the Fundamental Change Company Notice to pay all or any portion of the Make-Whole Premium in cash, the amount of cash to be delivered shall equal the product of (i) the Make-Whole Share Amount and (ii) the Share Price. If the Company elects to pay the Make-Whole Premium in the same form of consideration used to pay for the Common Shares in connection with the applicable Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

                         (1) securities that are traded on the NYSE, AMEX or TSX
or approved for quotation on the Nasdaq National Market, The Nasdaq Small Cap Market or any similar system of automated dissemination of quotations of securities prices will be based on 95% of the arithmetic average of the Closing Sale Price of such securities during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the Effective Date;

                         (2) other securities, assets or property (other than
cash) will be valued on 95% of the arithmetic average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Company and satisfactory to the Required Holders; and

                         (3) 100% of any cash.

                    (iii) If a Make-Whole Premium is required, the Company shall from time to time appoint an independent nationally recognized investment bank, which investment bank shall be satisfactory to the Required Holders, to serve as calculation agent with respect calculation of the Make-Whole Premium (the "CALCULATION AGENT"). The Calculation Agent shall, on behalf and upon request by the Company, calculate (x) the Share Price and (y) the Make-Whole Premium with respect to such Share Price based on the Effective Date specified by the Company, and shall deliver its calculation of the Share Price and Make-Whole Premium to the Company within five (5) Business Days after the request by the Company. The Company, (A) shall notify the holders of the Share Price and the estimated Make-Whole Premium per $1,000 of Principal of Notes with respect to a Fundamental Change as part of the Fundamental Change Company Notice delivered in connection with a Fundamental Change in accordance with Section 5(b) or otherwise in accordance with the notice provisions of the Notes and (B) shall notify the holders promptly upon the opening of business on the Effective Date of the number of Common Shares or the amount of the cash payment (or, at the option of the Company, other securities, assets or property or cash into which all or substantially all of the Common Shares have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions or redemptions upon such Fundamental Change.

               (e) In the event of a Fundamental Change where the Company is not the surviving entity (including an amalgamation), for each conversion by the Holder after the Effective Date, the Company or its successor may choose to deliver in lieu of each Common Share payable as the Make-Whole Premium the consideration received in such Fundamental Change for each Common Share (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 12(e) as if such securities were "COMMON SHARES" under this section).

               (f) Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 7, the Pre-IPO Share Price Threshold and the Pre-IPO Share Price Cap shall be adjusted in accordance with Section 7(a), the Post-IPO Share Price Threshold and the Post-IPO Share Price Cap shall be adjusted (any such adjustment shall be made at the time the Qualified IPO Price has been determined and as if the Qualified IPO Price had been determined prior to the event or occurrence causing the adjustment) in accordance with Sections 7(a) and 7(b), and each of the Share Prices set forth in the Make-Whole Premium Tables shall be adjusted, by multiplying each such amount by a fraction the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment.

          (13) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

          (14) TAXES. (a) Any and all payments by the Company hereunder, including any amounts paid on a redemption or repurchase, of this Note and any amounts on account of or in lieu of interest, deemed interest under the Income Tax Act (Canada) or Special Interest Payments shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings levied by the Government of Canada or the government of a province or territory of Canada, and any interest or penalties with respect thereto, excluding any such tax, levy, impost, deduction, withholding, interest or penalty to which the beneficial owner or Holder is subject by reason of such beneficial owner or holder being connected with Canada or a province or territory thereof otherwise than solely by reason of the mere acquisition or holding of this Note (all such non-excluded taxes, levies, imposts, deductions, charges withholdings, interest and penalties, collectively or individually, "TAXES"). Subject to Section 11(b), if the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the beneficial owner of the Note, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT"), payable as interest, necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14) such beneficial owner shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law; provided, however, that the Company shall not be required to pay any Additional Amounts to the extent that any combination of the following apply:

                    (ii) the beneficial owner of this Note does not deal at arm's length with the Company at the time of the relevant payment or credit within the meaning of the Income Tax Act (Canada); or

                    (iii) the beneficial owner of the Note is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or any applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or by reason of its failure to comply with a timely request of the Company to provide information, documents, certification or other evidence concerning such owner's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof.

               (b) In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note ("OTHER TAXES"). The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes or other evidence of payment reasonably acceptable to the Holder.

               (c) The Company hereby indemnifies and agrees to hold the Holder harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 14) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (d) The obligations of the Company under Section 3(a)(ii) and this Section 14 shall survive the Maturity Date of this Note and the payment of the Principal of this Note and all other amounts payable hereunder.

               (e) If, following the imposition of any Taxes on any payment by the Company to the Holder or a beneficial owner of this Note in consequence of which the Company pays an Additional Amount, the relevant beneficial owner or a Person affiliated therewith receives or is granted a refund of such Taxes or a credit against or relief or remission for or repayment of such Taxes (a "TAX CREDIT"), such beneficial owner shall reimburse the Company promptly after receipt or crediting of such Tax Credit by the beneficial owner for an amount equal to the amount or value of the Tax Credit.

          (15) REPURCHASES AND REDEMPTIONS.

               (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Fundamental Change Repurchase Notice in accordance with
Section 5(b), the Company shall deliver the applicable Fundamental Change Repurchase Price to the Holder on the Fundamental Change Settlement Date. The Company shall deliver the Optional Redemption Price to the Holder on or before the Optional Redemption Date and the Tax Redemption Price on the Tax Redemption Date. In the event of a redemption or repurchase of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 22(d)) representing the outstanding Principal which has not been redeemed or repurchased. In the event that the Company does not pay the applicable Redemption/Repurchase Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption/Repurchase Price in full, the Holder shall have the option, in lieu of redemption or repurchase to require the Company to promptly return to the Holder all or any portion of this Note representing the Principal that was submitted for redemption or repurchase and for which the applicable Redemption/Repurchase Price has not been paid. Upon the Company's receipt of such notice, (x) the

Redemption/Repurchase Notice shall be null and void with respect to such Principal and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 22(d)) to the Holder representing such Principal.

               (b) Redemption by Other Holders.

                    (i) Upon the Company's receipt of notice from any of the holders of the Additional Notes for redemption, repurchase or repayment as a result of an event or occurrence described in Sections 4(b) or 5(b) (each, an "OTHER REDEMPTION/REPURCHASE NOTICE"), the Company shall on the next Business Day forward to the Holder by facsimile a copy of such Other Redemption/Repurchase Notice. At any time after the earlier of the Holder's receipt of an Other Redemption/Repurchase Notice and the Holder becoming aware of such Other Redemption/Repurchase Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof to the Company indicating the portion of this Note the Holder is electing to redeem. Any such redemption or repurchase shall be in accordance with Section 15(a) and Sections 4(b) or 5(b) (as applicable).

                    (ii) If the Company receives a Redemption/Repurchase Notice and one or more Other Redemption/Repurchase Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption/Repurchase Notice and ending on and including the date which is three
(3) Business Days after the Company's receipt of the Holder's Redemption/Repurchase Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption/Repurchase Notice and such Other Redemption/Repurchase Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption or repurchase pursuant to such Redemption/Repurchase Notice and such Other Redemption/Repurchase Notices received by the Company during such seven Business Day period. Notwithstanding the foregoing, the Company shall remain liable for any portion of any Redemption/Repurchase Price that it has not delivered to the Holder due to any pro rata redemption made pursuant to the preceding sentence and such unpaid amount shall remain immediately due and payable.

          (16) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, the Canada Business Corporations Act and as expressly provided in this Note, or any other Transaction Documents.

          (17) COVENANTS.

               (a) Rank. All payments due under this Note (i) shall rank pari passu with all Additional Notes and (ii) prior to the consummation of a Qualified IPO, shall not be subordinate to any Indebtedness.

               (b) Incurrence of Indebtedness. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

               (c) Existence of Liens. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, directly or indirectly, allow or suffer to exist any Lien, upon or in any property or assets (including accounts and contract rights) owned or hereafter acquired, or any income or profits therefrom, by the Company or any of its Subsidiaries other than Permitted Liens.

               (d) Existence. The Company will, and will cause each Guarantor to, at all times, preserve and keep in full force and effect its existence and all rights and franchises, licenses, patents and permits, in each case to the extent material to its business; provided that neither the Company nor any Guarantor or their respective Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits.

               (e) Capital Shares. Prior to the consummation of a Qualified IPO, the Company shall not amend any voting powers, resignations, preferences, rights and qualifications, limitations or restrictions of any Capital Shares of the Company without the prior written consent of the Required Holders.

               (f) Reports and Delivery of Certain Information.

                    (i) The Company shall deliver to the Holder such annual and quarterly reports, information, documents and other reports, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, within 15 days after the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the SEC. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holder: (x) within the earlier of (A) 3 days after the related board of directors meeting and (B) 60 days after the end of each fiscal quarter of the Company, consolidated balance sheets of the Company as of the end of such quarter and consolidated statements of income and retained earnings consolidated and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company, (y) as soon as available but in no event later than 180 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company, containing consolidated financial statements for such year certified in a manner acceptable to the holders of the Notes by independent public accountants of recognized standing and (z) at the time of delivery of the financial statements required by clauses (x) and (y) above, (1) a copy of the "Management's Discussion and Analysis of Financial Condition and Results of Operations", and (2) the quarterly report on related party transactions. The Company shall be deemed to have satisfied its obligations under this clause (i) if it such information is filed with the SEC (if the SEC will accept such filing) or otherwise makes such information available on or through its website.

                    (ii) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of the Holder, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to the Holder the extent required to permit compliance by the Holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

               (g) Restrictions on Distributions. (i) So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, declare, make, permit or pay (A) any dividend or other distribution on issued shares (other than dividends in kind paid by the issue of shares of the Company); (B) the purchase, redemption or retirement price of any issued shares, warrants or other Options or Convertible Securities to acquire shares of the Company, the Guarantors or any of the Subsidiaries of the Company redeemed or purchased by the Company or any of its Subsidiaries, except with respect to the repurchase or redemption of Class A Shares, Class B Shares and redeemable Common Shares upon the exercise of the repurchase or redemption rights by the holders of such shares in accordance with the Put Provisions and having an aggregate repurchase or redemption price in an amount that shall not exceed the lesser of (x) $5 million and (y) the Cumulative Retained Earnings; (C) loans to any shareholders thereof; (D) loans to any directors or officers thereof; or (E) any similar distributions (each a "CORPORATE DISTRIBUTION"); provided, however, that Corporate Distributions made only to the Company or a Guarantor shall be permitted so long as no Event of Default or event that with the passage of time or the giving of notice would become an Event of Default would result from such distribution to the Company or a Guarantor.

                    (ii) So long as this Note is outstanding, the Company shall not grant, issue or sell any Purchase Rights (as defined in Section 6(a)) and shall not pay any dividends or make any distributions to the holders of Common Shares (as contemplated in Section 19) to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under Section 6(a) and/or any dividends, distributions or cash that the Company would become obligated to pay under Section 19, together with (i) the fair market value of any Purchase Rights previously granted to the Holder pursuant to Section 6(a), (ii) any dividends, distributions or cash previously paid to the Holder pursuant to Section 19, (iii) any payments or repayments or reductions of capital pursuant to a conversion that the Company has made or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

               (h) Interest Coverage Test. On the 30 month anniversary of the Issuance Date, if no Qualified IPO has been consummated, the Company shall have satisfied the Interest Coverage Test. On such anniversary, the Company shall deliver to the Holder a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to LTM EBITDA, LTM Capital Expenditures and LTM Net Interest Expense as of such date showing in reasonable detail the calculation of each of these figures.

               (i) Compliance with Applicable Laws. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each of the Guarantors and each other Subsidiary to, comply in all material respects with all Applicable Laws, including Environmental Laws, the non-compliance with which would materially and adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Note or the Security Documents or the enforceability of the security interests and the Company shall, and shall cause each Guarantor to, comply in all material respects with the terms of and maintain all consents, licenses, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders or permits from, and make such filings with, any governmental or public authority and to comply with such Applicable Laws as may be necessary to carry on its respective businesses, to own, lease and operate its properties and to enable the Company and each of the Guarantors to enter into and perform their obligations under Transaction Documents or to render this Note or the Security Documents legal, valid, binding or enforceable.

               (j) Payment of Taxes. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor and each other Subsidiary to, pay or cause to be paid, when due, all material Company Taxes, material property taxes, material business taxes, material social security premiums, material assessments and governmental charges or material levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Company Tax, social security premiums, assessment, charge or levy is contested by it in good faith with appropriate reserves, and to collect and remit when due all payroll and withholding taxes.

               (k) Insurance. Prior to the consummation of a Qualified IPO, the Company shall maintain, or cause to be maintained, on behalf of the Company and its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as would be prudent for companies engaged in similar businesses and owning similar properties and assets in the same general areas in which the Company or such Subsidiaries (as the case may be) operate.

               (l) Current Business. The Company shall, and shall cause its Subsidiaries to, continue to engage in the Permitted Business substantially carried on by it and shall not engage in any other line of business other than the Permitted Business.

               (m) Keeping of Books. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor and each other Subsidiary to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

               (n) Registrations. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor to maintain all such registrations, filings and recordings as are necessary to preserve, protect and perfect the charges and security interest created, or intended to be created, by the Security Documents.

               (o) Dealings with Collateral. Prior to the consummation of a Qualified IPO, the Company shall not, without the prior written consent of the Required Holders, locate any Collateral (as such term is defined in the General Security Agreement executed by the Company) in any province other than the Province of Ontario if, as a result, less than 95% (on a net book value basis) of all tangible assets comprising such Collateral, are situate in the Province of Ontario unless the Company has given the Collateral Agent at least 20 Business Days prior written notice and effected the registrations referred to in
Section 17(n) in such province and in the case of Quebec, entered into additional security documents reasonably acceptable to the Collateral Agent.

               (p) Governmental Receivables. Prior to the consummation of a Qualified IPO, upon request by the Required Holders at any time following the occurrence of a default in payment obligations hereunder by the Company or Event of Default, the Company shall promptly deliver specific assignments of all or any part of its Governmental Receivables as requested by the Required Holders and shall obtain such consents, acknowledgements and approvals or authorizations as may be required in connection with enforcement of the Lien against such Governmental Receivables granted by the Company and the Guarantors to the Collateral Agent, on behalf of the holders of the Notes, pursuant to the Security Documents as may be required by applicable law including, without limitation, the Financial Administration Act (Canada), federal laws of the United States and comparable provincial, state or territorial legislation or legislation in any political subdivision thereof.

               (q) Restriction on Sale-Leasebacks. Prior to the consummation of a Qualified IPO and other than in connection with a Fundamental Change, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, enter into sale and leaseback transactions or securitization transactions other than (i) Permitted Securitization Transactions; (ii) sale and leaseback transactions completed by the Company, its Guarantors and Subsidiaries taken together, in an aggregate amount not exceeding $5,000,000 (or its equivalent amount in another currency) in any fiscal year for a period of five years; and
(iii) sale and leaseback of the Company's real property owned by Mitel Networks Limited located in Portskewett, Monmouthshire; provided that, notwithstanding the foregoing, Intellectual Property may not be sold, leased, conveyed or otherwise disposed of, except that Intellectual Property may be licensed, and the licensee may sub-license such Intellectual Property, in each case in the ordinary course of business on commercially reasonable terms.

               (r) Restriction on Transfer of Assets. Prior to the consummation of a Qualified IPO and other than in connection with a Fundamental Change, the Company shall not, and shall not permit any Guarantor or other Subsidiary to sell, lease, convey or otherwise dispose of any assets or rights of the Company, the Guarantors or other Subsidiaries taken as a whole, owned or hereafter acquired whether in a single transaction or a series of related transactions, that have fair market value in excess of $5,000,000 in any fiscal year for a period of five years, other than in connection with: the Company's sale of its Edict Training Limited subsidiary; inter-company sales, sales of obsolete or redundant equipment; sales of marketable securities where the proceeds are being re-invested in marketable securities or into the Permitted Business; in each case, in the ordinary course of business, on commercially reasonable terms and, except in the case of transactions among the Company and one or more of the Guarantors, for consideration that represents fair market value; provided that, notwithstanding the foregoing, Intellectual Property may not be sold, leased, conveyed or otherwise disposed of, except that Intellectual Property may be licensed, and the licensee may sub-license such Intellectual Property, in each case in the ordinary course of business on commercially reasonable terms.

               (s) Restriction on Financial Assistance to Non-Wholly-Owned Subsidiaries. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, directly or indirectly, make any investment in (other than as permitted in this Section 17(s)), advances to, capital contributions to, loans to or guarantees to, or give any financial assistance to or for the benefit of any Person other than (i) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to the Company or a direct or indirect wholly-owned Subsidiary of the Company, or (ii) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to Tianchi-Mitel Telecommunications Corp. or any other Persons in an amount not exceeding $5,000,000 in the aggregate in any fiscal year.

               (t) Transactions with Affiliates. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, enter into any transaction or series of related transactions with Terence H. Matthews or any Matthews Person, or any Affiliate of such Person, other than transactions between the Company and one or more of the Guarantors or transactions between two or more of the Guarantors, except on terms and conditions no less favorable to the Company, the Guarantor or the Subsidiary of the Company as could reasonably be obtained by the Company, Guarantor or Subsidiary at that time in a comparable transaction entered into at Arm's Length with a Person at Arm's Length with the Company and provided that the Company, a Guarantor or any Subsidiary of the Company may enter into employment agreements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements.

               (u) Pension Plan Compliance. Prior to the consummation of a Qualified IPO, the Company shall not (i) terminate, or permit a Guarantor to terminate, any pension plan in a manner, or take any other action with respect to any pension plan, which would reasonably be expected to result in any material liability of the Company or a Guarantor, or (ii) fail to make, or permit a Guarantor to fail to make, full payment when due of all amounts which, under the provisions of any pension plan, agreement relating thereto or applicable law, the Company or a Guarantor is required to pay as contributions thereto. In addition, the Company shall promptly pay, and shall cause the Guarantors to promptly pay, not less than the minimum funding requirement from time to time established by any actuarial report with respect to any pension plan of the Company or any Guarantor.

               (v) Restriction on Reserve Account. Prior to the consummation of a Qualified IPO, without the prior written consent of the Required Holders, the Company shall not, and shall not permit MNI to, deposit or cause to be deposited in the bank account of the Company being account *** and the bank account of MNI being account number *** (i) an amount greater than $30,000,000, in the aggregate, (ii) any amount not required to be deposited in such accounts pursuant to the reserve account requirements contained in the receivables purchase agreement (the "RPA") dated as of April 16, 2004 between Endurance Trust, the Company, MNI and Efficient Capital Corporation or (iii) any amount not derived solely from the net proceeds of the sale of accounts receivable by the Company or MNI to Endurance Trust or the collections relating to accounts receivable sold by the Company or MNI to Endurance Trust pursuant to the terms of the RPA.

               (w) Restriction on Cash Collateral. Prior to the consummation of a Qualified IPO, the Company shall not deposit, nor shall it permit any Guarantor or other Subsidiary to deposit, any amount with any Person as cash collateral (except for cash collateral deposited in respect of Permitted Indebtedness or Permitted Liens) without the prior written consent of the Required Holders, such consent not to be unreasonably withheld or delayed.

               (x) Access Rights. Prior to the consummation of a Qualified IPO, the Holder will have reasonable access, during normal business hours, (I) to the facilities, records and personnel (including outside accountants) of the Company and its Subsidiaries and (II) to the executive officers and senior management of the Company and its Subsidiaries, in each case to the extent that the same reasonably relates to the Holder's interest in the Company, subject to reasonable prior written notice delivered to the Company and subject to execution by the Holder, at the Company's request, of a confidentiality and nondisclosure agreement in the form reasonably agreed to by the Company. The Company shall be entitled to designate one or more representatives of the Company to be present during all such periods of access.

               (y) Restrictions on Acquisitions. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, make any investment, or acquire the capital shares, assets or business of, any Person, whether in a single transaction or a series of related transactions, for purchase price in excess of $5,000,000 per transaction and $10,000,000 in the aggregate in any fiscal year.

          (18) SECURITY. This Note and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement). Upon the consummation of a Qualified IPO, all of the Security Documents and Guarantees shall terminate and the Holder irrevocably authorizes and directs the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all registrations and filings made in favor of the Holder or the Collateral Agent on behalf of the holders of the Notes, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any financing change statements filed in connection with such registrations; and (b) file any UCC financing statement terminations.

          (19) PARTICIPATION. Subject to the limitations set forth in Section 17(f), the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Shares, in lieu of any adjustments to which the Holder is otherwise entitled under Section 7, to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares. However, the Company shall not pay any dividends or distributions pursuant to this Section 19 to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under Section 6(a) and/or any dividends, distributions or cash that the Company would become obligated to pay to the Holder under Section 19 of this Note, together with (i) the fair market value of any Purchase Rights previously granted to the Holder of this Note pursuant to
Section 6(a) of this Note, (ii) dividends, distributions or cash previously paid pursuant to Section 19 of this Note, (iii) any payments or repayments of or reductions of Principal to the Holder under this

Note as a result of a conversion that the Company was obligated to make or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note and (iv) any reductions of Principal as a result of a conversion under this Note that the Company was obligated to make, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

          (20) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Note or the Additional Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Notes, including, without limitation, modifying the definition contained in
Section 38(xxxi), (ii) reduce the amount of Principal, or change the Maturity Date, of the Notes, (iii) make any change that impairs or adversely affects the conversion rights of the Notes (including, without limitation, the provisions contained in Section 7 hereof), (iv) reduce any of the Redemption/Repurchase Prices, or amend or modify in any manner adverse to the holders of the Notes the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (v) modify the provisions with respect to the right of the holders of the Notes to cause the Company to redeem or repurchase for the Notes pursuant to Sections 4(b) or 5(b) herein and the analogous provisions of the Additional Notes (including, without limitation, modifying Section 4(a) hereof or any definitions contained in
Section 38(xxiv); (vi) make any Interest or Principal on the Notes payable other than as set forth herein and in the Additional Notes; (vii) impair the right of any holder of Notes to receive payment of Principal or Interest or other payments due under the Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder; (viii) change the ranking of this Note or any Additional Notes in a manner adverse to the holder thereof; or (ix) modify any of the provisions of, or impair the right of any holder of Notes under, Section 6, Section 17, this
Section 20, Section 21, Section 23 and Section 33(b) hereof or the analogous provisions of the Additional Notes; and as further provided that no such change shall be made prior to the Company having consulted tax counsel as to the tax consequences of such a change on the Holder and on the Company. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is offered to be paid or is paid to all holders. So long as any Notes remain outstanding, at no time shall the Company or any of its Subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Notes unless the Company or such Subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder's percentage ownership of then outstanding Notes) and on identical terms.

          (21) TRANSFER. This Note and any Common Shares issued upon the conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

          (22) REISSUANCE OF THIS NOTE.

               (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 22(d)), registered as the Holder may request, representing and evidencing the same outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 22(d)) to the Holder representing and evidencing the same outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal evidenced by this Note may be less than the Principal stated on the face of this Note. The Holder and any assignee, by acceptance of the Note acknowledge and agree that they are bound by the terms of the Collateral Agency Agreement, a copy of which is attached to the Securities Purchase Agreement as Exhibit L, and further agree, at the request of the Collateral Agent, to execute and deliver an assumption agreement in favor of the Collateral Agent with respect to the Collateral Agency Agreement, in form and substance acceptable to the Collateral Agent.

               (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 22(d)) representing and evidencing the same outstanding Principal.

               (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 22(d) and in principal amounts of at least $100,000) representing in the aggregate and evidencing the same outstanding Principal of this Note, and each such new Note will evidence such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

               (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall evidence the same and represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 22(a) or Section 22(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions and evidence the same indebtedness as this Note, and (v) shall evidence accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

          (23) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (24) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.

               (a) If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

               (b) If the expenses of any action, suit or proceeding in enforcing rights under this Note are to be paid by the Company, the Holder shall conduct such action, suit or proceeding through the same legal counsel acceptable to the Company, provided that the Holder may employ separate legal counsel if representation by the same legal counsel would be inappropriate due to actual or potential differing interests between the Company and the Holder.

          (25) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial holders of this Note and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

          (26) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (27) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price, the arithmetic calculation of the Conversion Rate, any Redemption/Repurchase Price, Alternate Consideration or Reorganization

Consideration, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption/Repurchase Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Share Price to an independent, reputable investment bank selected by the Company and approved by the Holder, acting reasonably, or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption/Repurchase Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

          (28) PERMITTED DEALINGS WITH COLLATERAL. Except as provided herein or in the Securities Purchase Agreement, unless and until an Event of Default has occurred and is continuing, the Company may, without the consent of the Collateral Agent or the Holder:

               (a) sell, assign, transfer, exchange, lease, consign or otherwise dispose of inventory in the ordinary course of its business;

               (b) sell or otherwise dispose of such part of its equipment which is no longer necessary or useful in connection with its business or which has become worn out or obsolete or unsuitable for the purpose for which it was intended;

               (c) collect accounts in the ordinary course of its business; and

               (d) commit any other acts permitted herein and by the Securities Purchase Agreement.

          (29) INFORMATION REGARDING COLLATERAL. Prior to the consummation of a Qualified IPO (a) Company will furnish to the Collateral Agent at least 30 days' prior written notice before it effects, or, in the case of Guarantors, permits to be effected, any change (i) in its legal name or the legal name of any Guarantor, (ii) in its identity or organizational structure or jurisdiction of formation or that of any Guarantor (iii) in its Federal Taxpayer Identification Number or that of any Guarantor, if any. The Company agrees that such written notice will provide all information necessary to make all filings under the Uniform Commercial Code or the Personal Property Security Act (Ontario) or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Security Documents. Prior to the consummation of a Qualified IPO the Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (30) ANNUAL COLLATERAL VERIFICATION. Prior to the consummation of a Qualified IPO and at any time following the occurrence of an Event of Default which is continuing and has not been waived or cured, at the time of delivery of annual financial statements, the Company (i) shall deliver to the Collateral Agent an officer's certificate either confirming that there has been no material change in such information contained in the schedules to the Security Documents since the Closing Date or the date of the most recent certificate delivered pursuant to this Section, as applicable, and (ii) shall assist the Collateral Agent in performing a collateral appraisal at the Company's reasonable expense.

          (31) MAINTENANCE OF PROPERTIES. Prior to the consummation of a Qualified IPO the Company will, and will cause each Guarantor to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation events excepted, all material properties used or useful in the business of the Company and the Guarantors and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof in each case in this section, except when the failure to do so would not reasonably be expected to adversely affect the value or usefulness of such property, it being understood that this provision shall not limit dispositions of assets otherwise permitted hereunder.

          (32) NOTICE OF LITIGATION. Prior to the consummation of a Qualified IPO, the Company will promptly notify the Holder of any action, suit, proceeding, complaint, notice, order or material environmental claim which is commenced or issued or of which it becomes aware (and which has not been disclosed in the Securities Purchase Agreement) which is pending or issued against or, to the best of its information, knowledge and belief, affecting the Company, a Guarantor or any other Subsidiary or any of their undertaking, property and assets at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality in respect of which the Company determines in good faith that there is a reasonable possibility of a determination adverse to the Company, any Guarantor or any other Subsidiary which would, if determined adversely, reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Note or the Security Documents or the enforceability of the Security, and any action, suit or proceeding claiming payment (whether by way of an amount owing, damages or otherwise) of an amount exceeding $500,000 in respect of any one matter or $1,000,000 in the aggregate.

          (33) NOTICES; PAYMENTS.

               (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any pro rata subscription offer to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          The Company hereby irrevocably appoints Mitel Networks, Inc. at 28 Van Buren Street, Herndon, Virginia, 20170 Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate COUNSEL, as its agent for the receipt of service of process in connection with any action pursuant to this
Note in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

          Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 33(a).

          If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify the Holder in writing of the name and address of the replacement agent. Failing such appointment and notification, the Holder shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 33(a) applying to service on an agent apply equally to service on a replacement agent.

               (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of this Note, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. If any Interest Date, other than the Maturity Date, would otherwise be a date that is not a Business Day, such Interest Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Date shall be the immediately preceding Business Day, and the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. If the Maturity Date or any Redemption Date falls on a day which is not a Business Day, payment of principal and interest with respect to this Note shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment shall accrue from and after such date, and the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

               (c) Currency. Unless otherwise indicated, all dollar amounts referred to in this Note are in United States dollars (the "NOTE CURRENCY").

          (34) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

          (35) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

          (36) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

          (37) GOVERNING LAW; JURISDICTION; JURY TRIAL.

                    (i) All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                    (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in the Note Currency under this Note, the conversion shall be made at the exchange rate between the Note Currency and Canadian Dollars as reported in the New

York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

                         (1) the date of actual payment of the amount due, in
the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                         (2) the date on which the foreign court determines, in
the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(2) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

                    (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of the Note Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

                    (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

          (38) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                    (i) "ADDITIONAL AMOUNT" shall have the meaning set forth in section 14(a).

                    (ii) "AMEX" means the American Stock Exchange.

                    (iii) "APPLICABLE LAW" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary authority or court of competent jurisdiction in any applicable jurisdiction.

                    (iv) "ARM'S LENGTH" has the meaning ascribed thereto for the purposes of the Income Tax Act (Canada) in effect as of the date hereof;

                    (v) "BLOOMBERG" means Bloomberg Financial Markets.

                    (vi) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Ottawa, Canada are authorized or required by law to remain closed and which is also a day on which dealings in deposits are transacted in the London interbank market.

                    (vii) "CAPITAL SHARES" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate shares, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                    (viii) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                    (ix) "CANADIAN SECURITIES LAWS" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada.

                    (x) "CLOSING BID PRICE" and "CLOSING SALE PRICE" mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined in good faith by the board of directors of the Company. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

                    (xi) "CLASS A SHARES" means the Class A Convertible Preferred Shares, Series 1 of the Company.

                    (xii) "CLASS B SHARES" means the Class B Convertible Preferred Shares, Series 1 of the Company.

                    (xiii) "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

                    (xiv) "COLLATERAL AGENT" shall have the meaning set forth in the Collateral Agency Agreement and "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated the date hereof by and among the initial holders of the Notes, Highbridge International LLC, as collateral agent, and the Company.

                    (xv) "COMMON SHARES" means the Common Shares, with no par value per share, of the Company as it exists on the Issuance Date or any other Capital Shares of the Company into which the Common Shares shall be reclassified or changed or, in the event of a merger, consolidation, amalgamation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation (including, without limitation, an amalgamation), the common shares, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

                    (xvi) "COMPANY TAXES" includes all present and future income, corporation, capital gains, capital and value-added, and goods and services taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

                    (xvii) "CONVERTIBLE SECURITIES" means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

                    (xviii) "CUMULATIVE RETAINED EARNINGS" means the combined amount of Net Income reported by the Company during the Measurement Period, plus any Equity Infusion obtained by the Company during such period.

                    (xix) "EDC" means Export Development Canada and its successors.

                    (xx) "EFFECTIVE DATE" means the date of consummation of the applicable Fundamental Change.

                    (xxi) "EQUITY INFUSION" means any amount of cash received by the Company in return for Common Shares.

                    (xxii) "ENVIRONMENTAL LAWS" means any present or future applicable federal, provincial, state, municipal or other local law, statute, regulation or by-law, code, ordinance, decree, directive, standard, policy, rule, order, treaty, convention, judgment, award or determination for the protection of the environment or human health and safety, present or future.

                    (xxiii) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                    (xxiv) "FUNDAMENTAL CHANGE" means the occurrence, after the Issuance Date, of one or more of the following events:

                         (1) any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company's property or assets to any Person or group of related Persons (other than to any of the Company's wholly owned Subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Shares of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) Persons who, directly or indirectly, are beneficial owners of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction;

                         (2) the approval by the holders of the Company's Capital Shares of any plan or proposal for liquidation or dissolution;

                         (3) if any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Terence H. Matthews and the Matthews Persons) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company; or

                         (4) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and the Matthews Persons, collectively, "beneficially owning" (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly in the aggregate less than 115,000,000 of the issued and outstanding shares in the capital of the Company (subject to appropriate adjustments for share dividends, share splits, recapitalizations, combinations, reverse share splits or other similar events occurring after the Issuance Date), calculated on an as-if-converted to Common Shares basis; or

                         (5) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, or the Company and any other Person amalgamates, other than any consolidation, amalgamation or merger in which Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Shares of the continuing or surviving corporation or entity.

          Notwithstanding the foregoing, a merger or consolidation shall not be deemed to constitute a "Fundamental Change" if (i) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation, amalgamation or share exchange offer consists of Capital Shares or American Depositary Shares that are, or immediately after the transaction or event will be, traded on the NYSE or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) (these securities being referred to as "publicly traded securities") and (ii) as a result of such merger or consolidation, amalgamation or share exchange offer the Notes become immediately convertible into such publicly traded securities and other such consideration received by the shareholders.

                    (xxv) "FUNDAMENTAL CHANGE REPURCHASE PRICE" means (i) for any Fundamental Change occurring during the 18 months after the Issuance Date but prior to the consummation of a Qualified IPO, 125% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Settlement Date or (ii) for any Fundamental Change occurring following the 18 months after the Issuance Date but prior to the consummation of a Qualified IPO, 120% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest, to, but excluding, the Fundamental Change Settlement Date or (iii) for any Fundamental Change occurring following the consummation of a Qualified IPO, 100% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest, to, but excluding, the Fundamental Change Settlement Date.

                    (xxvi) "FUNDAMENTAL CHANGE SETTLEMENT DATE" means the 30th day after the Effective Date for a Fundamental Change; provided that, with respect to any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is three (3) Business Days following the delivery of the applicable Notice of Conversion or Fundamental Change Repurchase Notice.

                    (xxvii) "GAAP" means United States generally accepted accounting principles, consistently applied. All accounting and financial terms, unless specifically defined in this document, will be interpreted in accordance with GAAP.

                    (xxviii) "GUARANTORS" shall have the meaning set forth in the Security Documents.

                    (xxix) "INDEBTEDNESS" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all indebtedness, liabilities and obligations secured by a Lien on any asset of such Person, whether or not the same is otherwise indebtedness, liabilities, or obligations of such Person, (vi) all indebtedness, liabilities and obligations of others which is, directly or indirectly, guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, (vii) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (viii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (ix) all obligations of such Person under commodity price hedging arrangements, in each case whether contingent or matured, (x) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (xi) all indebtedness, liabilities and obligations in respect of financial instruments which are classified as a liability on the balance sheet of such Person (excluding any obligations of the Company to redeem or repurchase Class A Shares or Class B Shares in accordance with the Put Provisions in the Shareholder's Agreement) and (xii) all obligations of such Person to otherwise assure a creditor against loss.

                    (xxx) "INTELLECTUAL PROPERTY" has the meaning defined in the Security Agreements.

                    (xxxi) "INTEREST COVERAGE TEST" means that the result of (x) LTM EBITDA minus LTM Capital Expenditures, divided by (y) LTM Interest Expense is greater than 6.0.

                    (xxxii) "INTEREST RATE" means (x) for any period prior to consummation of a Qualified IPO, the applicable LIBOR plus five percent (5.0%),
(y) for any period following consummation of a Qualified IPO, the applicable LIBOR plus two and one half percent (2.5%) and (z) on and after the 30 month anniversary of the Issuance Date if a Qualified IPO has not been consummated, the applicable LIBOR plus ten percent (10.0%); provided, however, that the Interest Rate shall be increased for any applicable Special Interest Payments. The Interest Rate shall be re-calculated as of the first day of each Calendar Quarter or, initially, as of the Issuance Date.

                    (xxxiii) "IP SCHEDULE" means a schedule prepared by the Company setting out the core Intellectual Property of the Company and its Subsidiaries, as such schedule may be amended from time to time.

                    (xxxiv) "LIBOR" means, as of each date of determination, (a) the three-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on such date in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (b) if The Wall Street Journal does not publish such rate, the offered three-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the "LIBOR" for such day shall be the arithmetic mean of such rates.

                    (xxxv) "LIENS" means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                    (xxxvi) "LOCK-UP EXPIRATION DATE" means the date of expiration of any lock-up restrictions entered into by the Holder in connection with a Qualified IPO.

                    (xxxvii) "LTM CAPITAL EXPENDITURES" means for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date, with respect to the Company, the aggregate of all expenditures by the Company and its subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs, maintenance and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of the Company and its subsidiaries.

                    (xxxviii) "LTM EBITDA" means with respect to the Company, the Net Income of such Company and its subsidiaries for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date, plus without duplication, the sum of the following amounts of the Company and its subsidiaries for such period and to the extent deducted in determining Net Income of such Persons for such period: (1) Net Interest Expense, (2) income tax expense, (3) depreciation expense, (4) amortization expense, and minus, onetime or non-cash gains, including but not limited to (5) gains generated from disposition of assets, (6) gains resulted from reversal of charges, (7) gains resulted from change of estimates, (8) gains resulted from change of actuarial assumptions, or (9) extraordinary gains.

                    (xxxix) "LTM NET INTEREST EXPENSE" means, with respect to the Company, gross interest expense of the Company for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date determined on a consolidated basis and in accordance with GAAP, (including, without limitation, interest expense paid to affiliates of the Company), plus any amount of interest capitalized as an asset during the same twelve month period.

                    (xl) "LTM SALES" means, for the relevant twelve month period, revenue as reported in accordance with GAAP.

                    (xli) "MAKE-WHOLE CONVERSION RATE" means the quotient of $1,000 divided by the Conversion Price.

                    (xlii) "MATTHEWS PERSONS" means the immediate family of Terence H. Matthews and any "person" or "group" under Section 13(d)(3) of the Exchange Act that is controlled solely by Terence H. Matthews or his immediate family, any beneficiary of the estate of Terence H. Matthews or his immediate family or any trust or partnership controlled by any of the foregoing.

                    (xliii) "MEASUREMENT PERIOD" means, with respect to any request for repurchase or redemption of Class A Shares, Class B Shares or redeemable Common Shares in accordance with the Shareholders' Agreement, the third fiscal quarter of fiscal year 2006, and all subsequent quarters, through, but excluding, the quarter in which the redemption of Class A Shares, Class B Shares or redeemable Common Shares occurs.

                    (xliv) "MNI" means Mitel Networks, Inc., a corporation incorporated under the laws of Delaware and an indirect wholly-owned Subsidiary of the Company.

                    (xlv) "MNL" means Mitel Networks Limited, a private company limited by shares incorporated in England and Wales under number 1309629, whose registered office is at Portskewett, Monmouthshire, NP2G 5YR, and an indirect wholly-owned Subsidiary of the Company.

                    (xlvi) "NET INCOME" means, with respect to any Person for any applicable period, the net income (loss) of such Person for such period, determined on a consolidated basis and in accordance with GAAP.

                    (xlvii) "NET INTEREST EXPENSE" means, with respect to any Company for any applicable period, gross interest expense of the Company for such period determined on a non-consolidated basis and in accordance with GAAP, plus any amount of interest capitalization as an asset during the same period.

                    (xlviii) "NYSE" means The New York Stock Exchange, Inc.

                    (xlix) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities

                    (l) "PERMITTED BUSINESS" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including without limitation advanced voice over internet protocol, video and data communications platforms, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration).

                    (li) "PERMITTED INDEBTEDNESS" means:

                         (1) Indebtedness owing hereunder, under the Additional Notes and under the Security Documents;

                         (2) Subordinated Indebtedness;

                         (3) Trade debt and similar unsecured indebtedness incurred in the ordinary course of business (but excluding indebtedness for borrowed money outstanding for more than 90 days);

                         (4) certain indebtedness of MNL owing to Mitel Networks International Limited on account of royalties;

                         (5) Intercorporate Indebtedness owed by any Subsidiary to the Company or any of the Guarantors;

                         (6) Intercorporate Indebtedness between the Company and the Guarantors;

                         (7) Intercorporate Indebtedness owed by any wholly-owned Subsidiary of the Company (other than the Guarantors) to another wholly-owned Subsidiary of the Company;

                         (8) Indebtedness in an aggregate amount not exceeding $15,000,000 (or its equivalent amount in another currency) incurred in connection with the obligations of a Person as lessee which are capitalized in accordance with GAAP;

                         (9) Indebtedness incurred pursuant to performance bonds, bid bonds and other similar instruments entered into in the ordinary course of business;

                         (10) Indebtedness for borrowed money in an aggregate amount not exceeding L15,000,000 incurred pursuant to overdraft, working capital credit facilities and any other form of financing by Subsidiaries of the Company carrying on business in the United Kingdom and Europe (including a L7.5 million real estate mortgage dated January 24, 2002 granted by MNL in favor of Barclays Bank plc and a L5 million chattel mortgage dated October 31, 2001 granted by MNL in favor of Barclays Bank plc, as each may be amended, restated, supplemented or replaced from time to time with the consent of the Required Holders);

                         (11) Indebtedness pursuant to letters of credit in an aggregate face amount not exceeding Cdn. $600,000 issued in respect of the Company's supplemental executive retirement plan;

                         (12) Indebtedness incurred or assumed in connection with Permitted Purchase Money Security Interests;

                         (13) Indebtedness secured by assets or properties at the time of entering into an agreement with respect to the acquisition of such assets or properties and assumed in connection with such acquisition and Indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of the Company provided, in either case, that such Indebtedness was not incurred in anticipation of such acquisition or in anticipation of such corporation becoming a Subsidiary and excluding any extensions or renewals of any such Indebtedness;

                         (14) Unsecured Indebtedness incurred in connection with transactions entered into for the purpose of hedging foreign exchange risk of the Company and its Subsidiaries or for the purpose of hedging interest rate exposure on Permitted Indebtedness (but, in either case not for speculative purposes);

                         (15) Unsecured Indebtedness in an aggregate amount not exceeding $25,000,000 (or its equivalent amount in another currency) pursuant to a daylight overdraft facility incurred solely to facilitate the clearance of inter-corporate Indebtedness;

                         (16) secured Indebtedness pursuant to a daylight overdraft facility incurred with Harris Bank solely to facilitate the clearance of inter-corporate Indebtedness;

                         (17) Indebtedness represented by obligations of MNL in respect of its defined benefit pension plan;

                         (18) Letters of credit and letters of guarantee, performance/bid bonds, cash management arrangements (including, but not limited to: electronic funds transfer programs, daylight overdraft facilities, F/X settlement risk facilities, and other facilities involving intra-day/inter-day settlement risk); unadvised treasury risk facilities (including facilities provided for conducting F/X and hedging/derivative transactions; bank overdraft lines, including cash collateral in connection with any of the foregoing, all as is consistent with past practice of the Company or such Subsidiary or with the ongoing ordinary course developments in the business of the Company or such Subsidiary; and

                         (19) Unsecured Indebtedness not included in any of the foregoing and not exceeding $5,000,000 (or its equivalent amount in another currency), in the aggregate.

Notwithstanding the foregoing, the aggregate amount of Permitted Indebtedness shall not exceed, at any time, the Permitted Indebtedness Cap.

                    (lii) "PERMITTED INDEBTEDNESS CAP" means (x) during the first year following the Issuance Date, $300,000,000 and (y) for each fiscal year (consisting of twelve months) thereafter the greater of (A) $300,000,000 and (B) the Permitted Indebtedness Cap as calculated using the following formula:

Amount of Permitted Indebtedness Cap for the immediately preceding fiscal year X (1+ (.5 X ((LTM Sales for the immediately preceding fiscal year / LTM Sales for the penultimate fiscal year) - 1)));

provided, however, that no (x) amount of Indebtedness incurred pursuant to clause (18) of the definition of Permitted Indebtedness or (y) intercorporate Indebtedness between the Company and any Guarantors or between any Guarantors shall be included to determine whether the Permitted Indebtedness Cap has been exceeded.

                    (liii) "PERMITTED LIENS" means the following types of Liens:

                         (1) Liens in respect of taxes, assessments or governmental charges or claims the payment of which is not, at the time, overdue;

                         (2) statutory Liens of landlords, statutory liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as
     (1) such
     reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles as applied in Canada shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the collateral in respect of which the holders of the Notes, or the Collateral Agent on their behalf, have a security interest in respect of the obligations of the Company under the Notes (the "COLLATERAL"), such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                         (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                         (4) any attachment or judgment Lien not involving (i) in any individual case an amount in excess of $1,000,000, or (ii) in the aggregate at any time outstanding an amount in excess of $2,500,000 (in either case to the extent such amount is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) except if any such attachment or judgment Lien shall remain undischarged, undisputed (in the case of a writ in the United Kingdom), unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder);

                         (5) Liens relating to leases or subleases granted to third parties which do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

                         (6) Liens relating to easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

                         (7) any (a) interest or title of a lessor or sublessor under any operating lease in respect of which the Company or any of its subsidiaries shall be, or become liable whether directly or by assignment or as a guarantor or other surety for the obligations of the lessee under any such operating lease, to the extent that the aggregate annual rental payments of the Company and its subsidiaries in respect of all such operating leases shall not exceed $25,000,000, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                         (8) Liens arising from the filing of Personal Property Security Act (Ontario) or UCC financing statements, relating solely to true operating leases;

                         (9) Liens in favor of EDC arising out of certain obligations and liabilities of the Company to EDC in connection with or relating to indemnity agreements entered into, or which may in the future be entered into, by the Company in favor of EDC in respect of surety and performance bonds issued or to be issued by surety companies (including ACE-INA Insurance) with EDC's full or partial indemnity for the account of the Company, for so long as such liens are subject to the postponement and subordination agreement dated April 27, 2005 between the Collateral Agent and EDC;

                         (10) liens in favor of The Canada Trust Company in its capacity as trustee of Endurance Trust under the RPA over bank accounts of the Company and of MNI being account *** and ***, respectively, provided that the funds to be deposited in such accounts are limited to the amounts which the Company or MNI are required to deposit in such accounts pursuant to the reserve account requirements contained in the RPA and provided further that such deposited funds are derived solely from the net proceeds of the sale of accounts receivable by the Company or MNI to Endurance Trust or the collections relating to accounts receivable sold by the Company or MNI to Endurance Trust pursuant to the terms of the RPA unless otherwise permitted in writing by the Required Holders;

                         (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                         (12) Liens relating to any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                         (13) Liens against owners' or sublessors' interest in any leasehold property used or occupied by the Company or any of its Subsidiaries;

                         (14) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company or any of its Subsidiaries;

                         (15) Liens relating to licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;

                         (16) Liens granted to evidence the security interests of the holders of the Notes, or the Collateral Agent on their behalf, in the Collateral;

                         (17) Permitted Purchase Money Security Interests;

                         (18) Liens granted in connection with obligations incurred pursuant to clause, (10), (11) or (18) of the definition of Permitted Indebtedness;

                         (19) Liens not included in any of the foregoing in respect of obligations not exceeding $5,000,000 (or its equivalent amount in another currency) in the aggregate; and

                         (20) Liens relating to certain rights of the Government of Canada in the intellectual property of the Company pursuant to the Technology Partnerships Canada Agreement.

          For greater certainty, the registration of a financing statement in respect of the absolute assignment of accounts receivable under the Personal Property Security Act (Ontario) or the UCC does not constitute a Lien for so long as such registration does not constitute a Lien under the Personal Property Security Act (Ontario) or the UCC.

                    (liv) "PERMITTED PURCHASE MONEY SECURITY INTEREST" means any Lien on any property or asset created, issued or assumed to secure Indebtedness incurred, assumed or issued to satisfy, in whole or in part, the purchase price of such property or asset (including installation costs) and expenditures made for any repairs, alterations, construction, development or improvements performed thereon or added thereto, provided that such Lien, or any agreement or other instrument under which such Lien is constituted, is limited to the property or asset acquired in connection with the assumption, issuance or incurring of such Indebtedness and is created, issued or assumed concurrently with the acquisition of such property or assets.

                    (lv) "PERMITTED SECURITIZATION TRANSACTIONS" means any transaction providing for the sale, securitization or other asset-backed financing of trade accounts receivable arising in Canada or the United States of or owing to the Company or a Subsidiary of the Company, provided that such disposition of accounts receivable pursuant to the securitization transactions are without recourse to the Company or such Subsidiary and provided that the terms and conditions of all such securitization transactions shall be on an Arm's Length basis and on commercially reasonable terms provided that the receivables to which such securitization relates shall at no time be greater then the aggregate of $34,000,000 and Cdn. $6,000,000;

                    (lvi) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                    (lvii) "PRESENT VALUE OF INTEREST" means the aggregate net present value of the remaining scheduled payments of interest, if any, that, but for the redemption or conversion of this Note, would have accrued under this Note at the Interest Rate during the period from the applicable conversion or redemption date, as the case may be, through the Maturity Date calculated using a discount rate of 50 basis points higher than the yield to maturity of the United States Treasury notes with a five-year maturity, as provided in The Wall Street Journal (Eastern Edition) on the date that is three (3) Business Days before the applicable conversion or redemption and assuming, for purposes of this calculation, that the Interest Rate in effect on the date of determination remains in effect through Stated Maturity.

                    (lviii) "PRINCIPAL MARKET" means the principal stock exchange or trading market for the Common Shares, if any.

                    (lix) "QUALIFIED IPO" means the Company's sale of its Common Shares in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $1.61 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $75,000,000 and after which the Common Shares are listed either on NYSE or admitted for trading on the Nasdaq National Market; provided that prior to the consummation of a Qualified IPO, the acquisition of the Company by a Successor Entity whose common shares (or its equivalent) are publicly traded (a "PUBLIC ACQUIROR") shall not be deemed a Qualified IPO for purposes hereof but a subsequent offering by a Public Acquiror after the acquisition of the Company shall be deemed a Qualified IPO for purposes hereof to the extent that such subsequent offering meets the criteria above.

                    (lx) "QUALIFIED IPO PRICE" means the price per share to the public in a Qualified IPO.

                    (lxi) "REDEMPTION/REPURCHASE PRICES" means, collectively, the Event of Default Redemption Price, the Fundamental Change Repurchase Price, the Optional Redemption Price and the Tax Redemption Price.

                    (lxii) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the Closing Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Shares issuable upon conversion of the Notes.

                    (lxiii) "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; it being understood that Notes held by the Collateral Agent shall be included in such calculation and that Notes held by, or on behalf of, the Company or any Affiliate of the Company shall be disregarded.

                    (lxiv) "RULE 144(K)" means Rule 144(k) promulgated under the Securities Act and any successor provision thereto.

                    (lxv) "SEC" means the United States Securities and Exchange Commission.

                    (lxvi) "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                    (lxvii) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

                    (lxviii) "SHARE PRICE" means the price paid per Common Share in the transaction constituting the applicable Fundamental Change, determined as follows: (x) if holders of Common Shares receive only cash in the Fundamental Change, the Share Price shall be the cash amount paid per Common Share; or (y) in all other circumstances (1) at any time prior to the consummation of a Qualified IPO, the fair market value of the Common Shares as mutually determined by the board of directors of the Company or (2) following the consummation of a Qualified IPO, the Share Price shall be the arithmetic average of the Closing Sale Prices of the Common Shares on the ten (10) Trading Days prior to, but not including, the Effective Date. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Shares in clause (1) of the foregoing, then such dispute shall be resolved pursuant to Section 27.

                    (lxix) "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement dated as of April 23, 2004 between the Company, EdgeStone Capital Equity Fund II-B GP, Inc. and EdgeStone Capital Equity Fund II-B GP, Inc., as nominee, Mitel Systems Corporation, Mitel Knowledge Corporation, Zarlink Semiconductor Inc., Power Technology Investment Corporation and Wesley Clover Corporation.

                    (lxx) "SPECIAL INTEREST PAYMENTS" has the meaning specified in the Registration Rights Agreement.

                    (lxxi) "SUBORDINATED INDEBTEDNESS" means Indebtedness incurred by the Company, any Guarantor or other Subsidiary that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders, and which Indebtedness does not (1) provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date and (2) exceed, at any time, $50,000,000.

                    (lxxii) "SUBSCRIPTION DATE" means April 27, 2005.

                    (lxxiii) "SUBSIDIARY" shall have the meaning specified in the Securities Purchase Agreement.

                    (lxxiv) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from, continuing from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

                    (lxxv) "TAX REDEMPTION DATE" means the date that is specified in the Notice of Election, which date shall not be less than 30 days after the Tax Redemption Notice Date.

                    (lxxvi) "TECHNOLOGY PARTNERSHIP CANADA AGREEMENT" means the Technology Partnerships Canada Agreement, executed by the parties on the ninth and tenth of October, 2002 between the Debtor, March Networks Corporation, Mitel Knowledge Corporation and Her Majesty the Queen in Right of Canada, as amended, restated, supplemented and modified from time to time.

                    (lxxvii) "TRADING DAY" means any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that "Trading Day" shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                    (lxxviii) "TRANSACTION DOCUMENTS" means this Note, the Additional Notes, the Securities Purchase Agreement, the Registration Rights Agreement, the Collateral Agency Agreement, the Security Documents and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

                    (lxxix) "TSX" means the Toronto Stock Exchange.

                    (lxxx) "UCC" shall have the meaning set forth in the Security Documents.

                    (lxxxi) "VOTING SHARES" of a Person means Capital Shares of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                              MITEL NETWORKS CORPORATION


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT I

                           MITEL NETWORKS CORPORATION
                                CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "NOTE") issued to the undersigned by Mitel Networks Corporation (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares no par value per share (the "COMMON SHARES") of the Company, as of the date specified below.

     Date of Conversion: _______________________________________________________

     Aggregate Conversion Amount to be converted: ______________________________

Please confirm the following information:

     Conversion Price: _________________________________________________________

     Number of Common Shares to be issued: _____________________________________

Please issue the Common Shares into which the Note is being converted in the following name and to the following address:

     Issue to: _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

     Facsimile Number: _________________________________________________________

     Authorization: ____________________________________________________________


          By:
              ------------------------------------------------------------------

               Title: __________________________________________________________

Dated: _________________________________________________________________________

     Account Number: ___________________________________________________________
     (if electronic book entry transfer)

     Transaction Code Number: __________________________________________________
     (if electronic book entry transfer)

                                   EXHIBIT B

                                                                           FINAL

                                [FORM OF WARRANT]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE NUMBER OF COMMON SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(A) HEREOF.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(A) OF THIS WARRANT.

                           MITEL NETWORKS CORPORATION

                        WARRANT TO PURCHASE COMMON SHARES

Warrant No.: SPA-__
Number of Common Shares: 4,125,000
Date of Issuance: April 27, 2005 ("ISSUANCE DATE")

     Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HIGHBRIDGE INTERNATIONAL LLC] [LAKESHORE INTERNATIONAL, LTD.][MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD.] [FORE MASTER CONVERTIBLE FUND, LTD.], the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after (the "WARRANT EXERCISE ELIGIBILITY DATE") the earliest of
(x) the date of effectiveness of a Qualified IPO (as defined in that certain Securities Purchase Agreement, dated as of April 27, 2005 (the "SUBSCRIPTION DATE"), by and among the Company and the investors (the "BUYERS") referred to therein (the "SECURITIES PURCHASE AGREEMENT")), (y) the date of effectiveness of any other public offering of the Common Shares or (z) if occurring prior to the dates set forth above in clauses (x) or (y), in contemplation of, upon and following a Fundamental Transaction (as defined below), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), Four Million, One Hundred and Twenty-Five Thousand (4,125,000) fully paid nonassessable Common Shares (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in
Section 15. This Warrant is one of the Warrants to Purchase Common Shares (the "SPA WARRANTS") issued pursuant to Section 1 of the Securities Purchase Agreement.

1.   EXERCISE OF WARRANT.

     (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Warrant Exercise Eligibility Date, in whole or in part, by
          (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant, (ii) delivery of a signed letter substantially in the form attached hereto as Exhibit B (the "RECERTIFICATION LETTER"), and (iii)(A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice, the Recertification Letter and the Aggregate Exercise Price (or notice of a

          Cashless Exercise) (the "EXERCISE DELIVERY DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall, subject to applicable law (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (iii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay all expenses in connection with, and all Other Taxes and Designated Taxes, if any, that may be payable by the Company in respect of the issuance and delivery of Warrant Shares upon exercise of this Warrant pursuant to clause (z) of the definition herein of Warrant Exercise Eligibility Date or the holding or disposition of the Warrant Shares after such exercise, and shall indemnify and hold the Holder and its affiliates harmless from any taxes, interest, penalties and governmental charges which may become payable by the Holder or any of its affiliates as a result of the failure or delay by the Company to pay such expenses, governmental charges, Other Taxes or Designated Taxes specified above. For purposes hereof, "Other Taxes" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges, governmental charges, or similar levies in respect of the issue or delivery of Warrant Shares upon exercise of this Warrant, and "Designated Taxes" means any liability of a non-resident of Canada for purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising as a result of the exercise of this Warrant for Warrant Shares or as a consequence of the holding or disposition of this Warrant or any Warrant Shares and any and all costs and expenses associated with compliance with the Income Tax Act (Canada) and any analogous or similar legislation. The Company and the Holder agree that should the exercise of the Warrant give rise to any filing requirements, including under the Income Tax Act (Canada), the Company and the Holder shall cooperate fully with each other with a view to satisfying such filing requirements.

     (b) Exercise Price. For purposes of this Warrant, "EXERCISE PRICE" means, subject to adjustment as provided herein, (x) prior to the last day of the Adjusted Exercise Price Period, US$1.50, and (y) thereafter, the lower of (i) US$1.50 and (ii) the Adjusted Exercise Price.

     (c) Company's Failure to Timely Deliver Securities. Subject to Section 12, if within three (3) trading days after the Company's receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Common Shares on the Company's share register or credit the Holder's balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder's exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Business Days after the Holder's request, pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate.

     (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Common Shares determined according to the following formula (a "CASHLESS EXERCISE"):

               Net  Number = (A x B) - (A x C)
                             -----------------
                                      B

               For purposes of the foregoing formula:

          A= the total number of shares with respect to which this Warrant is then being exercised.

          B= the arithmetic average of the Closing Sale Price of the Common Shares during the ten (10) trading days immediately preceding the date of the Exercise Notice.

          C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

     (f) Limitations on Exercises; Beneficial Ownership. Other than in contemplation of, upon and following a Fundamental Transaction, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% of the Common Shares outstanding immediately after giving effect to such exercise (the "MAXIMUM PERCENTAGE"). For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Person and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company's most recent Form 20-F, Form 6-K or other public filing with the United States Securities and Exchange Commission or any Canadian regulatory authority, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

     (a) Adjustment Upon Issuance of Common Shares. Prior to a Qualified IPO, if and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company (but excluding Common Shares deemed to have been issued by the Company (x) in connection with any Excluded Securities (as defined in the Securities Purchase Agreement) or (y) to the Canadian government as warrants exercisable for up to 12,000,000 Common Shares pursuant to the Integrated Communications Solutions R&D Project Agreement between the Company, Mitel Knowledge Corporation, March Networks Corporation and Her Majesty the Queen in Right of Canada dated October 10, 2002) for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

          (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common

               Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

          (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of US$0.01. If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity or to owners of an entity with which the Company amalgamates (the "amalgamating entity"), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity or amalgamating entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Board of Directors of the Company in good faith.

          (v) Record Date. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vi) Expiration of Options and Convertible Securities. Any adjustment under this Section 2(a) is to be disregarded if, and to the extent that, all of the Options or Convertible Securities that gave rise to such adjustment expire or are cancelled without having been exercised, exchanged or converted, so that the Exercise Price effective immediately upon such expiration or cancellation is equal to the Exercise Price that otherwise would have been in effect had such expired or cancelled Options or Convertible Securities not been issued.

     (b) Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

     (d) Notice of Adjustments. Upon any adjustment of the Exercise Price or of the number or kind of securities into which this Warrant is exercisable pursuant to the terms of this Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price or the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, as the case may be, and shall set forth in reasonable detail the method of such calculation and the facts upon which such calculation is based.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. Subject to Section 4(a), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

     (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which
          (i) the numerator shall be the Closing Bid Price of the Common Shares on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the arithmetic average of the Closing Bid Price of the Common Shares during the ten (10) trading days immediately preceding such record date; and

     (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Capital Stock ("OTHER CAPITAL STOCK") of a company whose Capital Stock is traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Capital Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Capital Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.   PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

     (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "PURCHASE RIGHTS"), then, upon the Holder's election, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights and in lieu of any adjustments to which the Holder is otherwise entitled under Section 3 above in respect of such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

     (b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity satisfactorily assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b), including agreements to deliver to each holder of SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of any Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to any Fundamental Transaction, and (ii) either (x) the Successor Entity is a publicly traded corporation whose Capital Stock is quoted on or listed for trading on a securities exchange or quotation system or (y) in the case of a reclassification or recapitalization of Common Shares only, there is no diminution in the rights of a Holder or the value of such Common Shares. Upon the occurrence of any

          Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. In addition to the foregoing, in connection with any Fundamental Transaction (other than a reclassification or recapitalization of the Company's Common Shares that does not result in a diminution in the rights of a Holder or the value of such Common Shares), the Holder shall have the right, for a period of 30 days following the consummation of such Fundamental Transaction, to require the Company to exchange all or any portion of the Warrants for a number of Common Shares equal to the quotient obtained by dividing (i) the value of the Warrants as of the date of the Fundamental Transaction determined using the Black-Scholes Pricing Model by (ii) the consideration paid per Common Share in such Fundamental Transaction, provided that such right shall not apply if (x) (I) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of Capital Stock that is, or immediately after consummation of such Fundamental Transaction will be, traded on The New York Stock Exchange, Inc. or quoted on the Nasdaq National Market or traded on the Toronto Stock Exchange or London Stock Exchange, in the case of the latter two stock exchanges with a minimum market capitalization of $1 billion (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Transaction) (any of these securities being referred to as "publicly traded securities") and (II) as a result of such merger or consolidation the SPA Warrants become exercisable for such publicly traded securities, excluding cash payments for fractional shares, or (y) in connection with such Fundamental Transaction the consideration paid to all holders of Common Shares and securities convertible into, exercisable for and exchangeable for Common Shares is securities of an entity that is not is an affiliate of the Company and is not a publicly traded corporation whose Capital Stock is quoted on or listed on a securities exchange or quotation system. In connection with any Fundamental Transaction in which all holders of Common Shares and securities convertible into, exercisable for and exchangeable for Common Shares are solely to receive in such Fundamental Transaction cash and/or securities of an entity that is not a publicly traded corporation whose Capital Stock is quoted on or listed on a securities exchange or quotation system in exchange for such securities, the Company shall have the right to require the Holder to sell all or any portion of its Warrants to the Company for cash payable at consummation of such Fundamental Transaction in an amount equal to the value of the Warrants as of the date of the Fundamental Transaction determined using the Black-Scholes Pricing Model. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the number of Common Shares as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7.   REISSUANCE OF WARRANTS.

     (a) Transfer of Warrant. This Warrant may only be offered, sold or otherwise transferred (a) pursuant to an effective registration statement under the 1933 Act, (b) to the Company or (c) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the holder shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and the transferee shall agree to be bound by the terms hereof.

     (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

     (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

     (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
          (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date unless such Warrant was issued in connection with a transfer, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with
     Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least 15 days prior to any Fundamental Transaction (other than pursuant to clause (iii) of such definition, in which case within one day of the Company's knowledge of such transaction or proposed transaction).

     The Company hereby irrevocably appoints Mitel Networks, Inc. at 205 Van Buren Street, Herndon, Virginia 20170, Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate Counsel, as its agent for the receipt of service of process in connection with any action pursuant to this Warrant in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

     Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 8.

     If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify the Holder in writing of the name and address of the replacement agent. Failing such appointment and notification, the Holder shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 8 applying to service on an agent apply equally to service on a replacement agent.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10.  GOVERNING LAW; JURISDICTION; JURY TRIAL.

          (i) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Subject to Section 12, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in US dollars under this Warrant, the conversion shall be made at the exchange rate between United States Dollars and Canadian Dollars as reported in the New York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

               (A) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

               (B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(B) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

          (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

          (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Warrant.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. Subject to Section 7 hereof, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) "ADJUSTED EXERCISE PRICE" means the arithmetic average of the Closing Sale Price of the Common Shares during the Adjusted Exercise Price Period (subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations, recapitalizations, combinations, reverse stock splits or other similar events during such period), provided that the Adjusted Exercise Price shall in no event be less than the greater of (x) $1.29 (subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations, recapitalizations, combinations, reverse stock splits or other similar events) and (y) 80% of the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 2 hereof as if such price were the Exercise Price.

     (b) "ADJUSTED EXERCISE PRICE PERIOD" means the first ten (10) trading days following the date of expiry of any lock-up restrictions entered into by the Holder in connection with a Qualified IPO.

     (c)  "BLOOMBERG" means Bloomberg Financial Markets.

     (d) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (e) "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     (f) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in good faith. All such determinations to be appropriately adjusted for any stock dividend, stock split, reclassification, reorganization, recapitalization, combination, reverse stock split or other similar event during the applicable calculation period.

     (g) "COMMON SHARES" means (i) the Company's Common Shares, no par value, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

     (h) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

     (i) "ELIGIBLE MARKET" means the American Stock Exchange, The New York Stock Exchange, Inc., the Nasdaq National Market, the Toronto Stock Exchange or the London Stock Exchange.

     (j) "EXPIRATION DATE" means the date that is the later of (i) the fourth anniversary of the Issuance Date, and (ii) if the completion of a Qualified IPO occurs prior to the fourth anniversary of the Issuance Date, the first anniversary of the effective date of such Qualified IPO, or if such later date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "HOLIDAY"), the next date that is not a Holiday.

     (k) "FUNDAMENTAL TRANSACTION" means (a) that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) or amalgamate with another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make, or fail to prevent another Person from making, a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Common Shares (not including any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or plan of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (b) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and the Matthews Persons, collectively, "beneficially owning" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, in the aggregate less than 115,000,000 of the issued and outstanding shares in the capital of the Company (subject to appropriate adjustments for share dividends, share splits, recapitalizations, combinations, reverse share splits or other similar events occurring after the Issuance Date), in each case calculated on an as-if-converted to Common Shares basis; and "MATTHEWS PERSONS" means the immediate family of Terence H. Matthews and any "person" or "group" under Section 13(d)(3) of the United States Securities and Exchange Act of 1934 that is controlled solely by Terence H. Matthews or his immediate family, any beneficiary of the estate of Terence H. Matthews or his immediate family or any trust or partnership controlled by any of the foregoing.

     (l) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

     (m) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     (n) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

     (o) "PRINCIPAL MARKET" means The New York Stock Exchange, Inc., the Nasdaq National Market, the Toronto Stock Exchange or the London Stock Exchange as the case may be.

     (p) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of Common Shares underlying the SPA Warrants then outstanding.

     (q) "SPA SECURITIES" means the Notes issued pursuant to the Securities Purchase Agreement.

     (r) "SUCCESSOR ENTITY" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from, continuing from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

16. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Warrant are in United States Dollars.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

                                        MITEL NETWORKS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON SHARES

                           MITEL NETWORKS CORPORATION

          The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares ("WARRANT SHARES") of Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), evidenced by the attached Warrant to Purchase Common Shares (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          ____________   a "Cash Exercise" with respect to _________________
                         Warrant Shares; and/or

          ____________   a "Cashless Exercise" with respect to _______________
                         Warrant Shares.

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of US$___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


--------------------------------
   Name of Registered Holder


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of Common Shares to [INSERT NAME OF HOLDER] in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].

                                        MITEL NETWORKS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                         FORM OF LETTER TO BE DELIVERED
                            UPON EXERCISE OF WARRANTS

Mitel Networks Corporation

Dear Sirs:

          We are delivering this letter in connection with the purchase of common shares (the "Shares") of Mitel Networks Corporation (the "Company"), a corporation existing under the laws of Canada, upon the exercise of warrants of the Company ("Warrants").

          We hereby confirm that:

     (a) we are an institutional "accredited investor" within the meaning of Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States Securities Act of 1933 (the "1933 Act");

     (b) we are purchasing the Shares for our own account;

     (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

     (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws; or (D) within the United States (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the offeror, seller or transferor shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

     (e) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

     (f) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising (as such terms are defined under Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

     We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the 1933 Act and that the Shares have not been and, other than under the Registration Rights Agreement dated as of April 27, 2005 among the Company and the other parties thereto, will not be registered under the 1933 Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

     We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

     (Name of Holder)


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
Address:
         --------------------------

                                  EXHIBIT F

                                      NIL

EXHIBIT G-1        FORM OF US OUTSIDE COMPANY COUNSEL OPINION

                                                                  April 27, 2005

To:    The Purchasers listed on Annex A hereto

            Re: Mitel Networks Corporation
                Senior Secured Convertible Notes

Ladies and Gentlemen:

            We have acted as special United States counsel to (a) Mitel Networks Corporation, a Canadian corporation (the "Company"), in connection with the Securities Purchase Agreement, dated April 27, 2005 (the "Securities Purchase Agreement"), between the Company and the several Purchasers listed on Annex A hereto (the "Buyers"), and (b) Mitel Networks, Inc., a Delaware corporation ("MNI"), in connection with the Guarantee and Security Agreement, dated April 27, 2005 (the "Guarantee and Security Agreement"), between MNI and Highbridge International LLC, as collateral agent (the "Collateral Agent").

            This opinion is being furnished to you pursuant to Section 7(b) of the Securities Purchase Agreement.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a) an executed copy of the Securities Purchase Agreement;

            (b) executed copies of the Company's Senior Secured Convertible Notes due April 28, 2010, issued under the Securities Purchase Agreement (the "Notes");

            (c) executed copies of the Warrants of the Company (the "Warrants") issued under the Securities Purchase Agreement to purchase common shares, no par value, of the Company ("Warrant Shares");

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Page 2

            (d) an executed copy of the Registration Rights Agreement, dated April 27, 2005 (the "Registration Rights Agreement"), between the Company and the Buyers relating to resales of the Warrant Shares and common shares of the Company issuable upon conversion of the Notes ("Conversion Shares");

            (e) an executed copy of the Guarantee and Security Agreement;

            (f) an executed copy of the Appointment of the Collateral Agent Agreement, dated April 27, 2005 (the "Collateral Agent Appointment"), among the Company, the Purchasers and the Collateral Agent;

            (g) a certificate of Steve Spooner, Chief Financial Officer of the Company, dated April 27, 2005 (the "Company Certificate"), a copy of which is attached as Exhibit A hereto;

            (h) a certificate of Christian Na, Corporate Secretary of MNI, dated April 27, 2005 (the "MNI Certificate"), a copy of which is attached as Exhibit B hereto;

            (i) a certificate of Steve Spooner, a Director of Mitel Networks Limited ("MNL"), dated April 27, 2005 (the "MNL Certificate", and together with the Company Certificate and the MNI Certificate, the "Mitel Certificates"), a copy of which is attached as Exhibit C hereto;

            (j) the certificate of JP Morgan Securities Inc., the Company's placement agent for the Notes, dated April 27, 2005, relating to the manner of offers and sales of the Notes and the Warrants (the "JP Morgan Certificate"); and

            (k) an unfiled copy of a financing statement identifying "Mitel Networks, Inc." as debtor and "Highbridge International LLC" as secured party, which we understand will be filed in the office of the Secretary of State of the State of the Delaware (such filing office, the "Filing Office" and such financing statement, the "Financing Statement").

            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and MNI and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and MNI and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            We understand that each Warrant entitles the holder thereof to subscribe for one Warrant Share at the Exercise Price, subject to adjustment, at any time on or after the Warrant Exercise Eligibility Date and prior to the Expiration Date (in each case as such terms are defined in the Warrant), and we further understand that each Note is convertible, without payment of any additional consideration, into Conversion Shares at

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Page 3

the Conversion Price, subject to adjustment, at any time on or prior to the Conversion Date (in each case as such terms are defined in the Note).

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and MNI, had the power, corporate or other, to enter into and perform all obligations thereunder and, have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent set forth in paragraph 3 below, the execution and delivery by such parties of such documents and, except to the extent set forth in paragraphs 1, 2 and 3 below, the validity and binding effect thereof on such parties. We have also assumed that each of the Company and MNI has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation and that each of the Company and MNI has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of New York and the State of Delaware in connection with the transactions contemplated by the Transaction Documents (as defined herein). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, MNI and others and of public officials, including the facts set forth in the Mitel Certificates and the JP Morgan Certificate.

            The Securities Purchase Agreement, the Notes, the Warrants, the Guarantee and Security Agreement, the Collateral Agent Appointment and the Registration Rights Agreement are referred to herein collectively as the "Transaction Documents." As used herein, (i) "Applicable Laws" means the General Corporation Law of the State of Delaware, the Delaware UCC (as defined below) and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof); (iii) "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company and MNI under Applicable Laws; (iv) "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to

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Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any party (other than the Company or MNI) in the transactions contemplated by the Transaction Documents, or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties; (v) "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof); (vi) "UCC" means the New York UCC and the Delaware UCC, as applicable; and (vii) "UCC Collateral" means that portion of the Collateral (as such term is defined in the Guarantee and Security Agreement) to the extent the UCC governs a security interest in such collateral.

            The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

            (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Transaction Documents (other than with respect to the Company or MNI, to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company, MNI or MNL, as applicable, to the extent necessary to render the opinions set forth herein);

            (b) we have assumed that the execution and delivery by each of the Company and MNI of the Transaction Documents to which it is a party and the performance by each of the Company and MNI of its obligations under the Transaction Documents to which it is a party do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which such party or any of its properties is subject, (ii) any law, rule, or regulation to which it or any of its properties is subject (other than to the extent referred to in paragraphs 4 and 5 below), (iii) any judicial or regulatory order or decree of any Governmental Authority to which it is subject or (iv) any Governmental Approval (other than to the extent referred to in paragraph 6 below);

            (c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

            (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;

            (e) we do not express any opinion as to the enforceability of any right to indemnification or contribution that may be violative of the public policy underlying

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any laws, rules or regulations (including any federal or state securities laws, rules or regulation);

            (f) the enforceability of provisions imposing a payment obligation pending the ability of the Company to timely comply with its registration obligation under the Registration Rights Agreement may be limited by applicable law;

            (g) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions in any of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

            (h) in rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation any of the Transaction Documents is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

            (i) our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

            (j) in rendering the opinions set forth in paragraphs 8, 9 and 10 below, we have assumed (i) the accuracy of the representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement and of the Buyers in Section 2 of the Securities Purchase Agreement, (ii) the due performance by the Company and the Buyers of their respective covenants and agreements set forth in the Securities Purchase Agreement, (iii) the accuracy of the statements set forth in the JP Morgan Certificate; (iv) that the Notes and Warrants have been and will be offered and sold in accordance with the procedures, undertakings and agreements as set forth in the Securities Purchase Agreement and the JP Morgan Certificate; and (v) for purposes of the opinion set forth in paragraph 10 below, that no commission or other remuneration will be paid or given directly or indirectly for soliciting the conversion of the Notes;

            (k) except as set forth in paragraphs 9 and 10 below, we do not express any opinion as to the conditions or circumstances under which the Warrant Shares or Conversion Shares may be issued upon exercise of the Warrants or conversion of the Notes, as applicable;

Highbridge International LLC et al
April 27, 2005
Page 6

            (l) we do not express any opinion with respect to any subsequent resale of any Notes, Warrants, Conversion Shares or Warrant Shares;

            (m) in rendering the opinion set forth in paragraph 11 below, we have assumed that the proceeds from the issuance and sale of the Notes and Warrants are applied as set forth in Section 4(c) of the Securities Purchase Agreement;

            (n) we do not express any opinion with respect to any provision of the Transaction Documents to the extent it establishes a standard of care for collateral in the possession or control of the Collateral Agent to the extent such standard of care is unenforceable under Sections 1-102 and 9-207 of the UCC; and

            (o) certain of the remedial provisions with respect to the security contained in the Guarantee and Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantee and Security Agreement, taken as a whole, and the Guarantee and Security Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security.

            We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. Each of the Securities Purchase Agreement, the Collateral Agent Appointment and the Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. When issued and delivered by the Company against payment therefor in accordance with the terms of the Securities Purchase Agreement, each of the Notes and the Warrants will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  3. The Guarantee and Security Agreement has been duly executed and delivered by MNI and constitutes a valid and binding agreement of MNI, enforceable against MNI in accordance with its terms.

Highbridge International LLC et al
April 27, 2005
Page 7

                  4. The execution and delivery by the Company of the Securities Purchase Agreement, the Registration Rights Agreement and the Collateral Agent Appointment and the consummation by the Company of the transactions contemplated thereby, including the issue and sale of the Notes and the Warrants, will not violate or conflict with, or result in any contravention of, any Applicable Law.

                  5. The execution and delivery by MNI of the Guarantee and Security Agreement and the consummation by MNI of the transactions contemplated thereby, will not violate or conflict with, or result in any contravention of, any Applicable Law.

                  6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company, MNI or MNL, as applicable, or the consummation by the Company, MNI or MNL of the transactions contemplated thereby.

                  7. Neither the Company nor MNL is, and solely after giving effect to the offer and sale of the Notes and the Warrants and the application of the proceeds thereof as described in the Securities Purchase Agreement, neither the Company nor MNL will be, required to seek an order permitting registration under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"). MNI is not an "investment company" as such term is defined in the 1940 Act.

                  8. The offer, sale and delivery of the Notes and the Warrants in the manner contemplated by the Securities Purchase Agreement do not require registration under the U.S. Securities Act of 1933, as amended (the "1933 Act").

                  9. Provided that the Warrants are exercised by the holders thereof in accordance with the terms of the Warrants, registration will not be required under the 1933 Act in connection with the issuance of the Warrant Shares by the Company to the original purchasers of the Warrants upon the exercise of the Warrants.

                  10. Provided that the Notes are converted by the holders thereof in accordance with the terms of the Notes, registration will not be required under the 1933 Act in connection with the issuance of the Conversion Shares by the Company to the original purchasers of the Notes upon conversion thereof.

                  11. Neither the issuance of the Notes or the Warrants by the Company nor the application of the proceeds of the Notes or Warrants will

Highbridge International LLC et al
April 27, 2005
Page 8

      violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

                  12. Under the New York UCC, the provisions of the Guarantee and Security Agreement are effective to create a valid security interest in MNI's rights in the UCC Collateral in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement) to secure the Liabilities (as defined in the Guarantee and Security Agreement) owed to the Collateral Agent and the Secured Parties (as defined in the Guarantee and Security Agreement).

                  13. To the extent the Delaware UCC is applicable to the authorization of the Financing Statement, pursuant to the provisions of the Guarantee and Security Agreement, MNI has authorized the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC.

                  14. To the extent the Delaware UCC is applicable, the Financing Statement includes not only all the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the Delaware UCC.

                  15. To the extent the Delaware UCC is applicable, the security interest of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement) will be perfected in MNI's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statement in the Filing Office; provided, however, we do not express any opinion with respect to
      (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral or timber to be cut, or (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delaware UCC.

            Our opinions in paragraphs 12 through 15 are subject to the following additional assumptions, qualifications and limitations:

            (i) we have assumed that MNI owns, or with respect to after-acquired property will own, the UCC Collateral, and we do not express any opinion as to the nature or extent of MNI's rights in any of the UCC Collateral, and we note that with respect to any after-acquired property, the security interest will not attach until MNI acquires ownership thereof;

Highbridge International LLC et al
April 27, 2005
Page 9

            (ii) we do not express any opinion with respect to proceeds other than proceeds constituting UCC Collateral;

            (iii) we do not express any opinion with respect to commercial tort claims;

            (iv) we do not express any opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC;

            (v) we do not express any opinion with respect to the choice of law governing (A) authorization to file the Financing Statement or (B) perfection, the effect of perfection and non-perfection or priority of the security interest;

            (vi) we do not express any opinion regarding any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing, and, without limiting the generality of the foregoing, we do not express any opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein;

            (vii) we do not express any opinion with respect to any collateral constituting claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

            (viii) we call to your attention that even though the UCC may render an anti-assignment provision ineffective for purposes of creation, attachment or perfection of a security interest, nonetheless, in many cases, the assignee of such a security interest may obtain limited rights thereunder (including restrictions on rights of use, assignment and enforcement);

            (ix) we call to your attention that in the case of licenses or permits issued by governmental authorities, MNI may not have sufficient rights therein for the security interest of the Collateral Agent to attach and, even if MNI has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit; and

            (x) we have assumed that "value" as defined in Section 1-201(44) of the UCC was given.

Highbridge International LUC et al
April 27, 2005
Page 10

      This letter is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Notes and Warrants, in each case, pursuant to the Securities Purchase Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any other purpose, including any other person that acquires any Notes, Warrants, Conversion Shares or Warrant Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
                                                               Very truly yours,

                                                                         ANNEX A

                               LIST OF PURCHASERS

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019

Lakeshore International, Ltd.
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

Marathon Special Opportunity Master Fund, Ltd.
55 Water Street, 3rd Floor
New York, New York 10041

Fore Master Convertible Fund, Ltd.
280 Park Avenue
New York, NY 10017

                                                                       EXHIBIT A

                           MITEL NETWORKS CORPORATION

                              OFFICER'S CERTIFICATE

TO: SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

      I, Steve Spooner, am the Chief Financial Officer of Mitel Networks Corporation, a Canadian corporation (the "Company"). I understand that Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion to several buyers of warrants and convertible notes of the Company and in that connection will rely on this Certificate.

      With regard to the foregoing, on behalf of the Company, I certify that:

      1. I am familiar with the business of the Company and its subsidiaries.

      2. The Company is a Foreign Issuer. As used in this paragraph, "Foreign Issuer" means any company incorporated outside the United States except a company meeting the following conditions: (1) more than 50% of the company's outstanding voting securities are directly or indirectly held of record by U.S. residents, and (2) any one of the following: (i) a majority of the company's executive officers or a majority of its directors are United States citizens or residents, (ii) more than 50% of the company's assets are located in the United States, or (iii) the company's business is administered principally in the United States.

      3. The Company is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the business of providing IP communication solutions; and the Company: (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding, and (iii) does not own or propose to acquire Investment Securities having a Value exceeding 40% of the Value of the total assets of the Company (exclusive of Government Securities and cash items) on an unconsolidated basis. As used in this paragraph, the following terms shall have the following meanings:

      "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

      "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

      "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Company which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds)).

      "Majority-Owned Subsidiary" of a person means a company 50% or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

      "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferrable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

      "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner, manager of an LLC, etc.).

Dated: April     , 2005
                                                      MITEL NETWORKS CORPORATION

                                                      By:
                                                          ----------------------
                                                          Name: Greg Hiscock
                                                          Title: General Counsel
                                       3

                                                                       EXHIBIT B

                              MITEL NETWORKS, INC.

                             OFFICER'S CERTIFICATE

TO: SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

      I, Christian Na, am the Corporate Secretary of Mitel Networks, Inc., a Delaware corporation (the "Company"). I understand that Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion to several buyers of warrants and convertible notes of Mitel Networks Corporation, which note will be guaranteed by the Company and in that connection will rely on this Certificate.

      With regard to the foregoing, on behalf of the Company, I certify that:

      1. I am familiar with the business of the Company and its subsidiaries.

      2. The Company is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the business of providing IP communication solutions; and the Company: (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding, and (iii) does not own or propose to acquire Investment Securities having a Value exceeding 40% of the Value of the total assets of the Company (exclusive of Government Securities and cash items) on an unconsolidated basis. As used in this paragraph, the following terms shall have the following meanings:

      "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

      "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

      "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Company which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds)).

      "Majority-Owned Subsidiary" of a person means a company 50% or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

      "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferrable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

      "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner, manager of an LLC, etc.).

Dated: April    , 2005

                                                   MITEL NETWORKS, INC.

                                                   By:
                                                      -------------------------
                                                      Name: Christian Na
                                                      Title: Corporate Secretary

                                                                       EXHIBIT C

                             MITEL NETWORKS LIMITED

                              OFFICER'S CERTIFICATE

TO:  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

     I, Steve Spooner, am a Director of Mitel Networks Limited, a U.K. corporation (the "Company"). I understand that Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion to several buyers of warrants and convertible notes of Mitel Networks Corporation, which note will be guaranteed by the Company and in that connection will rely on this Certificate.

     With regard to the foregoing, on behalf of the Company, I certify that:

     1. I am familiar with the business of the Company and its subsidiaries.

     2. The Company is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the business of providing IP communication solutions; and the Company: (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding, and (iii) does not own or propose to acquire Investment Securities having a Value exceeding 40% of the Value of the total assets of the Company (exclusive of Government Securities and cash items) on an unconsolidated basis. As used in this paragraph, the following terms shall have the following meanings:

     "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

     "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

     "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Company which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds)).

     "Majority-Owned Subsidiary" of a person means a company 50% or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

     "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferrable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

     "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner, manager of an LLC, etc.).

Dated: April __, 2005

                                        MITEL NETWORKS LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Steve Spooner
                                        Title: Director

EXHIBIT G-2 FORM OF CANADIAN OUTSIDE COMPANY COUNSEL OPINION

                                  EXHIBIT G-2

April 27, 2005                                      Direct Dial:(416) 862-6731
                                                    Our Matter Number: 1051043

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019

-and-

Lakeshore International, Ltd.
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

-and-

Marathon Special Opportunity Master Fund, Ltd.
55 Water Street, 3rd Floor
New York, New York 10041

-and-

Fore Master Convertible Fund, Ltd.
280 Park Avenue
New York, NY 10017

Dear Sirs/Mesdames:

MITEL NETWORKS CORPORATION

We have acted as counsel to Mitel Networks Corporation ("MITEL") in connection with the Transaction Documents (as defined below).

All capitalized terms used in this opinion letter, unless otherwise defined in this opinion letter, shall have the meanings specified in the Securities Purchase Agreement (as defined below) or the Notes (as defined below), as applicable.

A. DOCUMENTATION

As such counsel, we have examined an executed copy of each of the following:

      (a) the securities purchase agreement dated April 27, 2005 (THE "SECURITIES PURCHASE AGREEMENT") between Mitel and the several purchasers party thereto (the "BUYERS");

      (b) the senior secured convertible notes issued by Mitel pursuant to the Securities Purchase Agreement (the "NOTES");

      (c) the registration rights agreement dated April 27, 2005 between Mitel and the Buyers;

      (d) the warrants of Mitel issued under the Securities Purchase Agreement (the "WARRANTS");

      (e) the appointment of collateral agent agreement dated April 27, 2005 among the Collateral Agent, the Buyers and Mitel; and

      (f) the security agreement granted by Mitel in favour of Highbridge International LLC, in its capacity as Collateral Agent for the Holders (the "SECURED PARTY") dated April 27, 2005 (the "SECURITY AGREEMENT").

The documents noted in subsections (a), (b), (c), (d), (e) and (f) above are collectively referred to as the "TRANSACTION DOCUMENTS". The documents noted in subsections (a), (b), (c), (d) and (e) are collectively referred to as the "US DOCUMENTS".

B. JURISDICTION

We are solicitors qualified to practice law in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario ("APPLICABLE LAW"). In particular, without limiting the generality of the immediately preceding sentence, no opinion is expressed with respect to the laws of any other jurisdiction to the extent these laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interest created by the Documents as a result of the application of the Ontario conflict of laws rules including, without limitation, the provisions of the Personal Property Security Act (Ontario) (the "PPSA"). In addition, we express no opinion as to whether Applicable Law governs the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests.

C. SCOPE OF EXAMINATIONS

In connection with the opinions expressed in this letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary for the purposes of the opinions expressed in this letter.

D.    ASSUMPTIONS AND RELIANCES

In expressing the opinion in paragraph E.1, we have relied solely upon a certificate of compliance issued by the Department of Industry Canada dated April 27, 2005, a copy of which has been delivered to you.

In expressing the opinion in paragraph E.2, we have relied solely upon a certified corporate profile report dated April 27, 2005 issued by the Ontario Ministry of Consumer and Business Services, a copy of which has been delivered to you.

For purposes of the opinions expressed in this letter, we have assumed:

      (a) the legal capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

      (b) the accuracy, currency and completeness of the indices and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted or where we have registered, filed or recorded the Security Agreement or notices in respect of the Security Agreement;

      (c) the accuracy and sufficiency of the description of the collateral as specified in the Security Agreement;

      (d) that all facts set forth in all certificates supplied, or otherwise conveyed to us, by public officials are true;

      (e) that the Security Agreement has been duly authorized, executed and delivered by, all parties to it;

      (f) that the Security Agreement is enforceable in accordance with its terms against all parties to it, other than Mitel;

      (g) that the Secured Party has given value and that the Secured Party and Mitel have not agreed to postpone the time for attachment of the security interests purported to be created by the Security Agreement;

      (h) the Collateral (as defined in the Security Agreement) does not include consumer goods;

      (i) Mitel has all necessary corporate power and capacity to enter into the Security Agreement and to perform its obligations under the Security Agreement;

      (j) The execution and delivery by Mitel of the Security Agreement and the performance of its obligations under the Security Agreement have been duly authorized by all necessary corporate action on the part of Mitel;

      (k) Mitel is not a party to, bound by, or subject to any article or by-law provision, which is or will be violated, contravened or breached by the execution or delivery by Mitel of the Security Agreement or the performance by Mitel of any of the terms of the Security Agreement;

      (l) the representations, warranties, covenants and Events of Default contained in the Notes and Securities Purchase Agreement are commercially reasonable in the sense of having been negotiated and agreed to for bona fide commercial reasons; the representations, warranties, covenants, Events of Default and Fundamental Changes contained in the Notes are beyond the control of the holders of the Notes and beneficial owners of the Notes and the terms of the Notes and the Securities Purchase Agreement do not create contrived events of default intended to give the holders or beneficial owners of the Notes control or discretion over the acceleration of the Notes; and

      (m) there are no understandings, arrangements or agreements, written or verbal, relating to the Transaction Documents other than (i) the "Transaction Documents" (as defined in the Securities Purchase Agreement); and (ii) as contemplated by the Transaction Documents.

E.    OPINIONS

On the basis of the foregoing and subject to the qualifications and limitations expressed in Section F, we are of the opinion that:

1.    Mitel is a corporation existing under the laws of Canada.

2.    Mitel is duly qualified to do business in Ontario.

3. The Security Agreement is enforceable against Mitel in accordance with its terms.

4. The Security Agreement creates a valid security interest in favour of the Secured Party in the assets described by the Security Agreement in which Mitel now has any rights, and is sufficient to create a valid security interest in favour of the

      Secured Party in any assets in which Mitel subsequently acquires any rights when Mitel acquires those rights.

5. Registration has been made in all public offices provided for under Applicable Law where such registration is necessary to perfect the security interests created by the Security Agreement in favour of the Secured Party in the personal property of Mitel described in the Security Agreement. The registration particulars for the Security Agreement are set out in Schedule A.

6. Mitel is not a party to, bound by, or subject to any Applicable Law which is violated, contravened or breached by the execution or delivery by Mitel of any of the Transaction Documents and the consummation by Mitel of the transactions contemplated thereby.

7. No deduction or withholding of tax will be required under the federal laws of Canada or the laws of the Province of Ontario on any amount that Mitel pays or credits as, on account of or in lieu or payment of or in satisfaction of principal, interest (including Special Interest Payments) on principal or premium, if any, in respect of the Notes to a holder of the Notes or beneficial owner who is not or is deemed not to be a resident of Canada under the Income Tax Act (Canada) and the regulations thereto (together, the "TAX ACT") provided that at all relevant times the holder of the Notes and beneficial owner is a person that deals at arm's length with Mitel for purposes of the Tax Act.

8. No documentary, stamp, transfer or similar taxes are payable by Mitel under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale or delivery of the Notes and Warrants to a holder of the Notes and Warrants.

9. Other than those which have been obtained or made there are no (a) authorizations, approvals, orders, consents, permits, or other actions required; (b) filings required to be made with; or (c) notices required to be given, to any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction under Applicable Law
      (i) in connection with the execution and delivery by Mitel of the Transaction Documents; (ii) for the issuance and sale by Mitel of the Notes, the Warrants, the Conversion Shares or the Warrant Shares as contemplated by the Transaction Documents; or (iii) for the exercise of any rights and remedies under any Transaction Document, provided that the opinion in clause (iii) is restricted to authorizations, approvals, orders, consents, permits, licences, filings and notices required to be made by Mitel only.

10. If: (a) the Secured Party has given value to Mitel, and (b) the certificate representing the 1000 common shares in the capital stock of Mitel Networks International Limited (the "PLEDGED SHARES") are held in Ontario by the Secured

      Party or an agent on behalf of the Secured Party (who is not Mitel or an agent of Mitel) at the time the security interest in such Pledged Shares attached, and (c) the Secured Party is acting in good faith (as such term is defined in the Business Corporations Act (Ontario) (the "OBCA")), and
      (d) the Secured Party has no notice of any adverse claim (as such term is defined in the OBCA) affecting the Pledged Shares, the Secured Party's security interest in the Pledged Shares has priority over any security interest in the Pledged Shares perfected by registration or temporarily perfected under the PPSA, and the Secured Party has acquired such interest in the Pledged Shares free of any adverse claim in the Pledged Shares.

11. The choice of the laws of New York ("NEW YORK LAW") as the governing law of the US Documents will be upheld as a valid choice of law by a court of competent jurisdiction of the Province of Ontario (an "ONTARIO COURT") provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy as this term is understood under the laws of the Province of Ontario ("ONTARIO LAW").

12. In the event that the US Documents are sought to be enforced in the Province of Ontario, in accordance with New York Law, an Ontario Court would, subject to paragraph 11, recognize the choice of law and apply New York Law, upon proof of those laws, except to the extent that the provisions of the US Documents or New York Law are contrary to public policy as that term is understood under Ontario Law, or those laws are foreign revenue, expropriatory or penal laws; provided, however, that:

      (a) in matters of procedure or laws in force in Ontario which are applicable by reason of their particular object, an Ontario Court will apply Ontario Law;

      (b) an Ontario Court will retain discretion to decline to hear such an action if it is not the proper forum to hear such an action, or if another action between the same parties, based on the same subject matter is properly pending before a foreign authority or a decision thereon has been rendered by a foreign authority;

      (c) an Ontario Court may not enforce an obligation enforceable under New York Law where performance of the obligation would be illegal by the laws of the place of performance; and

      (d)   there is compliance with the Limitations Act 2002 (Ontario).

13. A final and conclusive civil judgment for a sum certain obtained in a court of competent jurisdiction of New York (a "NEW YORK COURT") against Mitel in connection with any action arising out of or relating to the US Documents which judgment is not impeachable as void or voidable under New York Law would be recognized and could be sued upon in an Ontario Court and such court would grant a judgment which would be enforceable against Mitel in the Province of Ontario provided that:

      (a)   the New York Court has jurisdiction over Mitel according to Ontario
            Law;

      (b) such judgment was not obtained by fraud or in any manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is understood under Ontario Law;

      (c) enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

      (d) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by an Ontario Court or has been decided by a foreign authority and the decision meets the necessary conditions for recognition under Ontario Law;

      (e) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

      (f) no new admissible evidence is discovered and presented before the Ontario Court reaches its judgment;

      (g) a sum of money will be converted by an Ontario Court into Canadian currency in accordance with the Courts of Justice Act (Ontario); and

      (h)   there has been compliance with the Limitations Act (Ontario).

F.    QUALIFICATIONS

The opinions under Section E are subject to the following qualifications and limitations:

      (a) BANKRUPTCY - enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding up laws or other similar laws affecting the enforcement of creditor's rights generally;

      (b) EQUITABLE PRINCIPLES - enforceability may be limited by equitable principles, including the principle that equitable remedies, such as specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

      (c) SEVERABILITY - the validity and enforceability of provisions inserted in any agreement or instrument which purport to sever from the agreement or instrument any provision which is prohibited or unenforceable under Applicable Law without affecting the enforceability or validity of the remainder of the agreement or instrument would be determined only in the discretion of the court;

      (d) INDEMNITY - a court may decline to enforce rights of indemnity and contribution under the Security Agreement to the extent it directly or indirectly relates to liabilities imposed on the Secured Party by law for which it would be contrary to public policy to require Mitel to indemnify the Secured Party;

      (e) WAIVERS - enforceability of any provision of any of the Security Agreement exculpating a person from a liability or duty otherwise owed by it, or waiving legal and equitable defences or agreeing not to challenge the validity or enforceability of remedies may be limited by law;

      (f) PPSA - The PPSA imposes certain obligations on secured creditors which cannot be varied by contract. The PPSA may also affect the enforcement of certain rights and remedies contained in the Security Agreement to the extent that those rights and remedies are inconsistent with or contrary to the PPSA including, without limitation, sections 16, 17 and 39 and Part V of the PPSA. However, the PPSA does not render the Security Agreement invalid as a whole, and there exist, in the Security Agreement or pursuant to Applicable Law, legally adequate remedies for realization of the principal benefits of the Collateral (as defined in the Documents) purported to be provided by the Security Agreement.

      (g) AMENDMENTS - we express no opinion as to the enforceability of any provision of the Security Agreement which states that modifications, amendments or waivers are not binding unless in writing;

      (h) RECEIVER - a receiver or receiver and manager appointed pursuant to the Security Agreement may, for certain purposes, be treated as the agent of the Secured Party and not solely as the agent of Mitel and the Secured Party may not be deemed to be acting as the agent and attorney of Mitel in making such appointment, notwithstanding any provision in the Security Agreement to the contrary. No opinion is expressed as to any provision of the Security Agreement which purports to relieve the Secured Party of liability for any wilful misconduct or gross negligence of any receiver or receiver and manager appointed by it;

      (i) COMMERCIAL REASONABLENESS - notwithstanding any term or condition contained in the Security Agreement including, without limitation, the right of any party to exercise its sole discretion, a court of competent jurisdiction may retain the discretion to determine when the Secured Party's or its agents' actions have been conducted in good faith;

      (j) JUDICIAL CHALLENGE - notwithstanding any provision contained in the Security Agreement, any determination provided for in such Security Agreement may be subject to challenge in a court on the grounds of fraud, collusion or mistake;

      (k) COSTS AND EXPENSES - the ability and extent to which the Secured Party or its agents would be able to recover or claim for certain costs and expenses may be subject to judicial discretion and the tariff provisions of the Rules of Civil Procedure (Ontario) notwithstanding express provision in the Documents to the contrary;

      (1) REASONABLE TIME - the enforceability of any of the provisions of the Security Agreement entitling the Secured Party to exercise rights and remedies may be limited by applicable law requiring creditors and secured parties to give borrowers a reasonable time to rectify any default or to repay as demanded prior to taking any action to exercise such rights and remedies;

      (m) LIMITATIONS ACT, 2002 - enforceability of the Security Agreement will be subject to the limitations contained in the Limitations Act, 2002, and we express no opinion as to whether a court may find any provision of the Security Agreement to be unenforceable as an attempt to vary or exclude a limitation period under that Act;

      (n) PENALTY - we express no opinion as to the enforceability of any provision of the Security Agreement which may be characterized by a court as an unenforceable penalty and not as a genuine pre-estimate of damages;

      (o) CRIMINAL RATE OF INTEREST - the provisions for the payment of interest (for the purposes of the Criminal Code (Canada)) under the Security Agreement may be unenforceable if those provisions create an obligation to pay interest in an amount or at a rate prohibited by the Criminal Code (Canada);

      (p) CURRENCY - pursuant to the Currency Act (Canada), a monetary judgment by a court in any province in Canada may be awarded in Canadian currency only;

      (q) ASSIGNMENT OF DEBTS - an assignment of debts, accounts, agreements or rights may be subject to the equities between the parties to such debts, accounts, agreements or rights, including any requirement to give notice to or obtain consents from the other parties to such debts, accounts, agreements or rights;

      (r) TITLE - we express no opinion as to whether Mitel has title to or any rights in the collateral charged by the Security Agreement or on the rank or priority of any mortgage, assignment, pledge, charge or security interest provided for in the Security Agreement, including, without limitation, the effect of any floating charges created in the Security Agreement;

      (s) REAL PROPERTY REGISTRATIONS - we have not registered the Security Agreement or notice of it in any land registry office or under any land registry statutes even though the Security Agreement may create a security interest in the Mitel's real property or leases of real property or in property which is now or may, after the date of the Security Agreement, become a fixture or a right to payment under a lease, mortgage or charge of real property;

      (t) BUILDING MATERIALS - to the extent that building materials become affixed to real property, the security interests of the Secured Party created by the Security Agreement will no longer exist unless the Security Agreement creates a security interest in Mitel's real property and the Security Agreement or notice of such Security Agreement is registered in any land registry office or under any land registry statutes;

      (u) UNIDENTIFIABLE PROPERTY - we express no opinion as to any security interest created by the Security Agreement with respect to any property of Mitel that is transformed in such a way that it is not identifiable or traceable or any proceeds of property of Mitel that are not identifiable or traceable;

      (v) INTELLECTUAL PROPERTY - to the extent that the collateral charged by the Security Agreement includes patents, trademarks, copyrights or industrial designs, registration under the PPSA may not be effective to fully preserve, perfect or protect the security interests created by the Security Agreement. To fully protect a security interest in such collateral, further steps may be required or be advisable under the appropriate federal statutes;

      (w)   SPECIAL REGISTRATIONS - we have made no registrations:

            (i) under the Patent Act (Canada), the Trade-marks Act (Canada), the Industrial Design Act (Canada), the Integrated Circuit Topography Act (Canada), the Copyright Act (Canada) or the Plant Breeders' Rights Act (Canada),

            (ii) under the Canada Shipping Act in respect of any vessel which is recorded or registered under that Act, or

            (iii) under the Canada Transportation Act or the Railways Act
                  (Ontario) in respect of any rolling stock to which the provisions of either of those Acts may apply;

      (x) MOTOR VEHICLES - if the collateral charged by the Security Agreement includes a motor vehicle (as defined in the regulations under the PPSA) which is classified as equipment of Mitel and which is sold by Mitel out of the ordinary course of business, the buyer of that motor vehicle will take it free and clear of the security interests in the Security Agreement unless:

            (i) the vehicle identification number is set out in the financing statement; or

            (ii) the buyer knew that the sale constituted a breach of the Security Agreement.

            As to paragraph (i) above, no vehicle registration number is set out in the financing statement(s) referred to in Schedule A;

      (y)   PROPERTY OUTSIDE OF ONTARIO - our opinions expressed in paragraphs
            E.4 and E.5 are not to be taken as relating to any property or assets which are located outside the Province of Ontario or as to the validity or enforceability of the Security Agreement insofar as it relates to such property;

      (z) SPECIAL PROPERTY - we express no opinion as to the creation of any security interest in property consisting of a receivable, licence, approval, privilege, franchise, permit, lease or agreement (collectively, "SPECIAL PROPERTY") to the extent that the terms of the Special Property or any applicable law prohibit the assignment thereof or require, as a condition of assignability, a consent, approval or other notice, authorization or registration which has not been made or given;

            (aa) INSURANCE - we express no opinion as to the creation of any security interest in any policy of insurance in respect of which notices to insurers in respect for life, accident or sickness, insurance policies and annuity contracts have not been given;

            (bb) SECURITIES LAWS - We express no opinion with respect to Ontario securities laws in connection with opinions 6 and 9;

            (cc) PARAMOUNTCY - we express no opinion as to the enforceability of any provision of the Security Agreement which may be expressly or impliedly subject to the provisions of any other document, nor the enforceability of any provision of the Security Agreement which, prevails over such document; and

            (dd) JURY TRIAL - We express no opinion as to the enforceability of the last sentence of Section 12.11 of the Security Agreement.

The opinions in paragraph 7 are based in part on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this opinion. We express no opinion as to, or as to any matters governed by, the laws of any other jurisdiction except as specifically noted below. In addition, the opinions in paragraph 7 are based in part on our understanding of the published administrative and assessing policies and practices of the Canada Revenue Agency (the "CRA") in respect of subparagraph 212(1)(b)(vii) of the Tax Act, which practices have significant importance to the application of this provision. There can be no assurance that the CRA will not change its administrative practices or that any specific proposals to amend the Tax Act will be enacted in their present form if at all. The opinions in paragraphs 7 and 8 do not otherwise take into account or anticipate any other changes in law or administrative practice, whether by legislative, governmental or judicial action. The opinions in paragraph 7 are also based in part on certain letters from Mitel and from J.P. Morgan Securities Inc.

G.    SEARCHES AND ADMINISTRATIVE MATTERS

1. We have conducted or caused to be conducted searches current as of the dates indicated in Schedule B under the statutes and at the offices of public record in the Province of Ontario specified in Schedule B. The results of the searches are set out in Schedule B as of the respective currency dates.

2. The following actions are required in order to maintain perfection of the security interests created by the Security Agreement:

      (a) The registration period of the financing statement referred to in Schedule A will expire, and the security interests perfected thereby will become unperfected, in 6 years from the date of registration unless the registration period is extended prior to that time by registration under the PPSA of a financing change statement designated as a renewal. We assume no responsibility for registering this financing change statement or for reminding you of the date by which it must be registered.

      (b) Any change in the name of Mitel and any transfer by Mitel of any or all of the collateral charged by the Security Agreement (the "COLLATERAL") will require the filing of a financing change statement under the PPSA:

            (i) within 15 days of the transfer if the Mitel transfers the Collateral with the prior consent of the Secured Party, or

            (ii) within 30 days after (A) the later of (1) the transfer, if the Secured Party had prior knowledge of the transfer and had, at the time of the transfer, the information required to register the financing change statement and (2) the day the Secured Party learns of such information, in each case, if the transfer was made without the prior consent of the Secured Party or (B) after the Secured Party learns of the change of name and the new name.

            We assume no responsibility for making this type of registration or for notifying you if circumstances arise which necessitate this type of registration.

The opinions expressed in this opinion letter are given solely for the benefit of the Secured Party and its successors and assigns, in connection with the transactions referred to in this opinion letter, and may not, in whole or in part, be relied upon by or shown or distributed to any other person.

Yours very truly,
RB:DS

                                   SCHEDULE A
                                  REGISTRATION

1. A financing statement was filed against Mitel under the PPSA on April 20, 2005 as Registration No. 20050420 1557 1590 7313, Reference File No. 614382192 for a period of 6 years;

                                   SCHEDULE B
                                    SEARCHES

                                   EXHIBIT G-3

Our Ref: MDM/MD/MIT.409659.32

                                               Bradley Court
 Highbridge International LLC                  Park Place
 Investment and Corporate Banking              CARDIFF
 4th Floor                                     CF10 3DP
 First Canadian Place
 Toronto                                       Tel: 029 2038 5385
 Ontario                                       Fax: 029 2038 5300
 Canada M5X 1H3                                DX:  33014 Cardiff
                                               www.morgan-cole.com

and the Secured Parties from time to time under the Transaction Documents referred to below.

27 April 2005

Dear Sirs

We are Solicitors to Mitel Networks Holdings Limited ("MNHL"). MNHL is the UK subsidiary of Mitel Networks Corporation ("MNC"), a corporation incorporated under the laws of Canada. We refer to a Securities Purchase Agreement ("THE AGREEMENT") made between MNC, Highbridge International Inc as security agent ("THE SECURITY AGENT") for the Secured Parties, and others dated 27 April 2005 and the senior secured convertible notes issued pursuant to the Agreement. We have been asked to provide a legal opinion in respect of a Share Charge ("THE CHARGE") given by MNHL on 27 April 2005 for the liabilities of MNC under the Transaction Documents.

1.    DOCUMENTS

1.1 In our capacity as solicitors to MNHL, we have examined the following documents which we have solely relied on for the purposes of this Opinion;

      (a) A certified copy of the Memorandum and Articles of Association ("THE MEMORANDUM AND ARTICLES") of MNHL as at 21 April 2005

      (b)   A copy of the Certificate of Incorporation of MNHL.

      (c) A certified copy of the resolution ("THE RESOLUTION") of the Board of Directors of MNHL dated 27 April 2005 relating to the Charge.

      (d) A copy of the microfiche of documents maintained by the Registrar of Companies at Companies House relating to MNHL dated 21 April 2005 ("THE SEARCH").

      (e)   The Charge.

1.2 On 21 April 2005, we carried out a Company Search at Companies Registry, Cardiff, and on 27 April 2005 we carried out a winding-up search at the Royal Courts of Justice, Strand, London, both in respect of MNHL, but we have not conducted any further search since such date.

1.3 Except as mentioned above we have not examined any agreements, instruments, records or other documents whatsoever relating to MNHL and have not made any other enquiries or investigations concerning MNHL in connection with the giving of this Opinion.

1.4 We express no opinion as to any laws other than the laws of England in force and as interpreted at the date of this Opinion.

2.    ASSUMPTIONS

2.1   In giving this Opinion we have assumed:-

      (a)   the genuiness of all signatures;

      (b) the authenticity and completeness of all documents submitted to us as originals;

      (c) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;

      (d) that the documents dated the date hereof or dated earlier than the date hereof and on which we have expressed reliance, remain accurate and that no additional matters would have been disclosed by company searches at the Companies Registry or winding-up searches at the Royal Courts of Justice being carried out since the carrying out of the searches referred to above, and that the particulars disclosed by our company searches are true, complete and up-to-date;

      (e) that all matters which should have been registered with the Registrar of Companies as at 21 April 2005 have been duly registered against MNHL and appear on the Search;

      (f) that MNHL has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of MNHL, and that no application has been made to the court or notice given to the court for the appointment of an administrator of MNHL, and that no receiver or administrator has been appointed in respect of MNHL or any of its assets and that the Registrar of Companies has not taken any steps to strike off MNHL, which in any such case has not been revealed by the company search and the winding-up search referred to above;

      (g) that the Memorandum and Articles of Association were true and complete and up to date as at 21 April 2005 and there have been no amendments to the Memorandum and Articles of Association;

      (h) that the Resolution was duly passed at a properly convened meeting of duly appointed directors of MNHL and that a duly qualified quorum of such directors was present throughout the meeting and voted in favour of approving the resolution and that any provisions contained in the Companies Act 1985 or the Articles of Association of MNHL relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that such resolution has not been amended or rescinded and is in full force and effect;

      (i) that the Charge have been validly authorised, executed and delivered by the Security Agent in the form of the copy supplied to us and that the same constitute legally binding and enforceable obligations of the Security Agent;

      (j) the absence of any other agreements or arrangements between the parties to the Charge which modifies or supersedes any of its terms;

      (k) that at the time that the Charge is created there is no payment due to MNHL arising from the Collateral (as defined in the Charge) necessitating the registration of the Charge as a charge on book debts of MNHL at Companies House.

3.    OPINION

3.1 On the basis of the foregoing, and in reliance thereon, and subject to the limitations and qualifications and exceptions set forth below, we are of the opinion that:-

      (a) MNHL is a limited liability Company duly incorporated and subsisting under the laws of England and, so far as it is discoverable from public records, it is not in liquidation;

      (b) MNHL has all requisite corporate power and authority to enter into, execute, deliver and perform the Charge and to carry out the transactions contemplated thereby;

      (c) the entry into, execution, delivery and performance of the Charge has been duly authorised by all necessary corporate action on the part of MNHL. The Charge (i) has been duly executed and delivered by MNHL (ii) constitute the legally valid and binding obligations of MNHL and (iii) is enforceable against MNHL in accordance with its terms;

      (d) Neither the execution and delivery of the Charge nor the performance by MNHL of any of the obligations under the Charge, nor compliance by MNHL with the terms, conditions and provisions of the Charge, will conflict with or result in a breach of any of the terms, conditions or provisions of:

            (i)   the Memorandum and Articles of Association; or

            (ii) any applicable law, statute, regulation, rule, order, code, treaty or convention of any governmental, judicial or public body or authority of or in the United Kingdom;

      (e) no authorisation, approvals, consents, licences, exemptions, filings or registrations of or with any governmental, judicial or public body or authority of or in the United Kingdom are required as a condition to the entry by MNHL into or the performance, validity or enforceability of its obligations or the exercise of any rights and remedies by the Secured Parties under the Charge.

      (f) it is not necessary under the laws of England in order to ensure the legality, validity, effectiveness and enforceability of the Charge that they be filed, registered or notarised in any public office or elsewhere or that any other documents or instrument relating thereto be executed, delivered, filed, registered or recorded.

      (g) no stamp or registration duty or other similar taxes or duties are payable in the United Kingdom in respect of the execution or delivery of the Charge.

      (h) the Charge creates in favour of the Security Agent (as defined in the Charge) valid security interests in the assets and undertaking covered by the Charge.

4.    QUALIFICATION

This Opinion is subject to the following qualifications:-

4.1 any statement, determination or certificate made or given pursuant to any provision of the Charge which provides for such statement, determination or certificate to be final, conclusive or binding might be held under English law not to be final, conclusive or binding if such statement, determination or certificate could be shown to have been incorrect, unreasonable or arbitratory or not to have been given or made in good faith;

4.2 an English court may not give effect to a purported obligation to pay another party's litigation costs and may make its own order as to costs;

4.3 whilst an English court would have power to give judgement expressed as an order to pay a currency other than pounds sterling and is normally prepared to do so, it may decline to do so in its discretion and may not enforce the benefit of any currency conversion and indemnity clauses contained in the Charge;

4.4 our opinion in point 3.1 (c) and (h) above as to the validity, binding effect and enforceability of the Charge is subject to all bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors' rights generally. In particular:-

      4.4.1 we express no opinion as to whether MNHL is solvent, immediately following creation of the Charge and whether the Charge is or may at any time prove to have been created at a relevant time prior to an application for an administration order being made in relation to, or commencement of winding-up of, MNHL or the appointment of an administrator of, MNHL, so that the Charge may be void or voidable or otherwise affected by any order of the court under any insolvency laws;

      4.4.2 the Insolvency Act 1986 prohibits certain steps being taken except with the leave of the Court (or, where an administration order is in force or where an administrator has been appointed, the administrator) against a company after an application is made for an administration order, or an administrator has been appointed. This prohibition continues if an administration order is made for as long as it is in force or for so long as an administrator is in office. Prohibited steps include steps taken to enforce any security over the company's property, the commencement or continuation of proceedings or execution or other legal process or the levying of distress against the company or its property and, where an administration order is in force or an administrator is in office, the appointment of an administrative receiver;

      4.4.3 where the Charge states that it creates security over debts owing from or contractual or other rights against, third parties, these are subject to the rights of the third parties concerned and may be invalid if the term of such debts or rights do not permit them to be charged or assigned;

      4.4.4 a mortgagee or chargee owes certain duties of good faith for the purpose of preserving or realising the assets mortgaged or charged. Such duties are owed to the mortgagor or chargor and other encumbrancers, and may be owed to any guarantor or other surety interested therein;

      4.4.5 when a debt or other chose in action has been charged (other than by way of a floating charge) by the creditor or other obligee, the debtor or other obligor will in the absence of due notice of the charge, (1) obtain a good receipt, release or discharge from the chargor or from any other chargee who or which has given such notice and (2) treat any such other chargee as having priority by virtue of a prior notice;

      4.4.6 we express no opinion on the existence of, or the title of MNHL to, or the value of, any of the assets or rights expressed to be subject to the Charge;

4.5 an English court would not give effect to any provision of the Charge providing for the payment of interest on unpaid amounts if such provision was held to constitute a penalty and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the default in payment of the amount in question. We express no view on whether any rate of interest specified in the Charge constitutes a genuine pre-estimate of loss;

4.6 where a party to the Charge is vested with a discretion or may determine a matter in its opinion, English law may require that such discretion is exercised reasonably or that such an opinion is based upon reasonable grounds;

4.7 an English court will not necessarily grant a remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court In particular, orders for specific performance and injunctions are, in general, discretionary remedies under the laws of England and specific performance is not available where damages are considered by the Court to be an adequate alternative remedy;

4.8 the claim for the breach of, or enforcement of any provisions of the Charge would need to be brought within the limitation periods applicable under the laws of England;

4.9 any terms in the Charge that provide that any provisions of the Charge which are invalid may be severed from other provisions of the Charge may not be effective under the laws of England;

4.10 without prejudice to the statements expressly set out in this Opinion, we offer no opinion in relation to the accuracy of any of the representations or warranties made or given by MNHL in the Charge;

4.11 claims under the Charge may be or become subject to defences, set off or counterclaims;

4.12 the enforcement of the rights and obligations of the parties to the Charge may be limited by the provisions of English law concerning frustration of contracts.

This Opinion is rendered solely in connection with the Charge and may not be relied upon in any manner by any person other than its addressee, any successor or assignee of the addressee (including successive assignees). This Opinion shall not be quoted or otherwise included, summarised or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any person without our prior written consent.

This Opinion is given on condition that it is governed by and shall be construed in accordance with the laws of England and that any action arising out of it is subject to the exclusive jurisdiction of the Courts of England and Wales.

Yours faithfully

MORGAN COLE

Our Ref: MDM/MD/MIT.409659.32

                                               Bradley Court
                                               Park Place
Highbridge International LLC                   CARDIFF
Investment and Corporate Banking               CF10 3DP
4th Floor
First Canadian Place                           Tel: 029 2038 5385
Toronto                                        Fax: 029 2038 5300
Ontario                                        DX:  33014 Cardiff
Canada M5X 1H3                                 www.morgan-cole.com

and the Secured Parties from time to time under the Transaction Documents referred to below.

27 April 2005

Dear Sirs

We are Solicitors to Mitel Networks Limited ("MNL"). MNL is the UK subsidiary of Mitel Networks Corporation ("MNC"), a corporation incorporated under the laws of Canada. We refer to a Securities Purchase Agreement ("THE AGREEMENT") made between MNC, Highbridge International LLC as security agent ("THE SECURITY AGENT") for the Secured Parties, and others dated 27 April 2005 and the senior secured convertible notes issued pursuant to the Agreement. We have been asked to provide a legal opinion in respect of a Guarantee and Indemnity ("THE GUARANTEE"), a Charge over Book Debts and Cash at Bank ("THE CHARGE") and a Debenture ("THE DEBENTURE") given by MNL on 27 April 2005 for the liabilities of MNC under the Transaction Documents. The Guarantee, the Charge and the Debenture are collectively referred to in this Opinion as the "DOCUMENTS".

1.    DOCUMENTS

1.1 In our capacity as solicitors to MNL, we have examined the following documents which we have solely relied on for the purposes of this Opinion;

      (a) A certified copy of the Memorandum and Articles of Association ("THE MEMORANDUM AND ARTICLES") of MNL as at 21 April 2005

      (b) A copy of the Certificate of Incorporation and Certificate of Change of Name of MNL.

      (c) A certified copy of the resolution ("THE RESOLUTION") of the Board of Directors of MNL dated 27 April 2005 relating to the Documents.

      (d) A copy of the microfiche of documents maintained by the Registrar of Companies at Companies House relating to MNL dated 19 April 2005 ("THE SEARCH").

      (e)   The Guarantee.

      (f)   The Debenture.

      (g)   The Charge.

1.2 On 19 April 2005, we carried out a Company Search at Companies Registry, Cardiff, and on 27 April 2005 we carried out a winding-up search at the Royal Courts of Justice, Strand, London, both in respect of MNL, but we have not conducted any further search since such date.

1.3 Except as mentioned above we have not examined any agreements, instruments, records or other documents whatsoever relating to MNL and have not made any other enquiries or investigations concerning MNL in connection with the giving of this Opinion.

1.4 We express no opinion as to any laws other than the laws of England in force and as interpreted at the date of this Opinion.

2.    ASSUMPTIONS

2.1   In giving this Opinion we have assumed:-

      (a)   the genuiness of all signatures;

      (b) the authenticity and completeness of all documents submitted to us as originals;

      (c) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;

      (d) that the documents dated the date hereof or dated earlier than the date hereof and on which we have expressed reliance, remain accurate and that no additional matters would have been disclosed by company searches at the Companies Registry or winding-up searches at the Royal Courts of Justice being carried out since the carrying out of the searches referred to above, and that the particulars disclosed by our company searches are true, complete and up-to-date;

      (e) that all matters which should have been registered with the Registrar of Companies as at 19 April 2005 have been duly registered against MNL and appear on the Search;

      (f) that MNL has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of MNL, and that no application has been made to the court or notice given to the court for the appointment of an administrator of MNL, and that no receiver or administrator has been appointed in respect of MNL or any of its assets and that the Registrar of Companies has not taken any steps to strike off MNL, which in any such case has not been revealed by the company search and the winding-up search referred to above;

      (g) that the Memorandum and Articles of Association were true and complete and up to date as at 21 April 2005 and there have been no amendments to the Memorandum and Articles of Association

      (h) that the Resolution was duly passed at a properly convened meeting of duly appointed directors of MNL and that a duly qualified quorum of such directors was present throughout the meeting and voted in favour of approving the resolution and that any provisions contained in the Companies Act 1985 or the Articles of Association of MNL relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that such resolution has not been amended or rescinded and is in full force and effect;

      (i) that the Documents have been validly authorised, executed and delivered by all parties to it other than MNL in the form of the copies supplied to us and that the same constitute legally binding and enforceable obligations of such parties thereto.

      (j) the absence of any other agreements or arrangements between any of the parties to the Documents which modifies or supersedes any of their terms.

3.    OPINION

3.1 On the basis of the foregoing, and in reliance thereon, and subject to the limitations and qualifications and exceptions set forth below, we are of the opinion that:-

      (a) MNL is a limited liability Company duly incorporated and subsisting under the laws of England and, so far as it is discoverable from public records, it is not in liquidation;

      (b) MNL has all requisite corporate power and authority to enter into, execute, deliver and perform the Documents and to carry out the transactions contemplated thereby;

      (c) the entry into, execution, delivery and performance of the Documents has been duly authorised by all necessary corporate action on the part of MNL. The Documents (i) have been duly executed and delivered by MNL (ii) constitute the legally valid and binding obligations of MNL and (iii) are enforceable against MNL in accordance with their terms;

      (d) Neither the execution and delivery of the Documents nor the performance by MNL of any of the obligations under the Documents, nor compliance by MNL with the terms, conditions and provisions of the Documents, will conflict with or result in a breach of any of the terms, conditions or provisions of:

            (i)   the Memorandum and Articles of Association; or

            (ii) any applicable law, statute, regulation, rule, order, code, treaty or convention of any governmental, judicial or public body or authority of or in the United Kingdom;

      (e) no authorisation, approvals, consents, licences, exemptions, filings or registrations of or with any governmental, judicial or public body or authority of or in the United Kingdom are required as a condition to the entry by MNL into or the performance, validity or enforceability of its obligations or the exercise of any rights and remedies by the Secured Parties under the Documents save for due filing of the Charge and the Debenture at Companies House within 21 days of their creation.

      (f) it is not necessary under the laws of England in order to ensure the legality, validity, effectiveness and enforceability of the Documents that they be filed, registered or notarised in any public office or elsewhere or that any other documents or instrument relating thereto be executed, delivered, filed, registered or recorded other than the filing of the Charge and the Debenture at Companies House within 21 days of their creation.

      (g) no stamp or registration duty or other similar taxes or duties are payable in the United Kingdom in respect of the execution or delivery of the Documents other than the Companies House fees for registration of the Charge and the Debenture;

      (h) provided that registration of the Charge and the Debenture are effected with Companies House (to whom particulars of the Charge and the Debenture in the prescribed form must be delivered within 21 days after the creation of the Charge and the Debenture) the Charge and the Debenture create in favour of the Security Agent (as defined in the Charge) valid security interests in the assets and undertaking covered by the Charge and the Debenture.

      (i) the Charge and the Debenture will be subject to the following security interests (as relevant) which have been revealed by the
            Search:

DATE             NATURE OF SECURITY            CHARGEE
31 October       Mortgage over specific        Barclays Bank Plc
2001             equipment

24 January       Legal Charge over Mitel       Barclays Bank Plc
2002             Business Park,Portskewett

3 March          Charge over Book Debts and    Export Development
2003             Cash at Bank                  Canada

25 April         Mortgage over specific        Barclays Bank Plc
2003             equipment

11 June          Amending Agreement to  a      Export Development
2003             Charge over Book Debts and    Canada
                 Cash at Bank

4.    QUALIFICATION

This Opinion is subject to the following qualifications:-

4.1 any statement, determination or certificate made or given pursuant to any provision of the Documents which provides for such statement, determination or certificate to be final, conclusive or binding might be held under English law not to be final, conclusive or binding if such statement, determination or certificate could be shown to have been incorrect, unreasonable or arbitratory or not to have been given or made in good faith;

4.2 an English court may not give effect to a purported obligation to pay another party's litigation costs and may make its own order as to costs;

4.3 whilst an English court would have power to give judgement expressed as an order to pay a currency other than pounds sterling and is normally prepared to do so, it may decline to do so in its discretion and may not enforce the benefit of any currency conversion and indemnity clauses contained in the Documents;

4.4 our opinion in point 3.1 (c) and (h) above as to the validity, binding effect and enforceability of the Documents is subject to all bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors' rights generally. In particular:-

      4.4.1 we express no opinion as to whether MNL is solvent, immediately following creation of the Documents and whether the Documents are or may at any time prove to have been created at a relevant time prior to an application for an administration order being made in relation to, or commencement of winding-up of, MNL or the appointment of an administrator of, MNL, so that the Documents may be void or voidable or otherwise affected by any order of the court under any insolvency laws;

      4.4.2 the Insolvency Act 1986 prohibits certain steps being taken except with the leave of the Court (or, where an administration order is in force or where an administrator has been appointed, the administrator) against a company after an application is made for an administration order, or an administrator has been appointed. This prohibition continues if an administration order is made for as long as it is in force or for so long as an administrator is in office. Prohibited steps include steps taken to enforce any security over the company's property, the commencement or continuation of proceedings or execution or other legal process or the levying of distress against the company or its property and, where an administration order is in force or an administrator is in office, the appointment of an administrative receiver;

      4.4.3 where the Charge or the Debenture states that it creates security over debts owing from or contractual or other rights against, third parties, these are subject to the rights of the third parties concerned and may be invalid if the term of such debts or rights do not permit them to be charged or assigned;

      4.4.4 a mortgagee or chargee owes certain duties of good faith for the purpose of preserving or realising the assets mortgaged or charged. Such duties are owed to the mortgagor or charger and other encumbrancers, and may be owed to any guarantor or other surety interested therein;

      4.4.5 when a debt or other chose in action has been charged (other than by way of a floating charge) by the creditor or other obligee, the debtor or other obligor will in the absence of due notice of the charge, (1) obtain a good receipt, release or discharge from the chargor or from any other chargee who or which has given such notice and (2) treat any such other chargee as having priority by virtue of a prior notice;

      4.4.6 we express no opinion on the existence of, or the title of MNL to, or the value of, any of the assets or rights expressed to be subject to the Charge or the Debenture;

      4.4.7 charges over book debts and other debts or over securities belonging to MNL expressed to be fixed charges may only take effect as floating charges, depending on the measure of control over the Debts (as defined in the Charge and the Debenture) in particular following the decision of the Judicial Committee of the Privy Council in the New Zealand case of Agnew -v- Inland Revenue Commissioner (also known as Re: Brumark Investments Limited) (5 June 2001) it is likely that the charges over the Debts (as defined in the Charge and the Debenture) will take effect as floating charges;

4.5 an English court would not give effect to any provision of the Documents providing for the payment of interest on unpaid amounts if such provision was held to constitute a penalty and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the default in payment of the amount in question. We express no view on whether any rate of interest specified in the Documents constitutes a genuine pre-estimate of loss;

4.6 where a party to the Documents is vested with a discretion or may determine a matter in its opinion, English law may require that such discretion is exercised reasonably or that such an opinion is based upon reasonable grounds;

4.7 an English court will not necessarily grant a remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under the laws of England and specific performance is not available where damages are considered by the Court to be an adequate alternative remedy;

4.8 the claim for the breach of, or enforcement of any provisions of the Documents would need to be brought within the limitation periods applicable under the laws of England;

4.9 any terms in the Documents that provide that any provisions of the Documents which are invalid may be severed from other provisions of the Documents may not be effective under the laws of England;

4.10 without prejudice to the statements expressly set out in this Opinion, we offer no opinion in relation to the accuracy of any of the representations or warranties made or given by MNL in the Documents;

4.11 claims under the Documents may be or become subject to defences, set off or counterclaims;

4.12 the enforcement of the rights and obligations of the parties to the Documents may be limited by the provisions of English law concerning frustration of contracts;

4.13 Our Opinion in 3.1 (c) above as to the validity, binding effect and enforceability of the Documents is subject to the qualification that we express no opinion whatsoever on whether any authorisations, approvals, consents, licences, exemptions, filings or registrations of or with any governmental, judicial or public body or authority of or in the USA are required as a condition to the validity or enforceability of the charges created by the Debenture over MNL's shareholding in Mitel Networks Inc.

This Opinion is rendered solely in connection with the Documents and may not be relied upon in any manner by any person other than its addressee, any successor or assignee of the addressee (including successive assignees). This Opinion shall not be quoted or otherwise included, summarised or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any person without our prior written consent.

This Opinion is given on condition that it is governed by and shall be construed in accordance with the laws of England and that any action arising out of it is subject to the exclusive jurisdiction of the Courts of England and Wales.

Yours faithfully

MORGAN COLE

                                  EXHIBIT G-4

                                               MITEL NETWORKS CORPORATION
                                               350 Legget Drive
[MITEL LOGO]                                   Kanata, Ontario
                                               Canada K2K 2W7
                                               Telephone: (613) 592-2122
                                               Fax: (613) 592-4784

April 27, 2005

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019

-and-

Lakeshore International, Ltd.
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

-and-

Marathon Special Opportunity Master Fund, Ltd.
55 Water Street, 3rd Floor
New York, New York 10041

-and-

Fore Master Convertible Fund, Ltd.
280 Park Avenue
New York, NY 10017

Dear Sirs/Mesdames:

I am corporate counsel for Mitel Networks Corporation ("MITEL") in connection with, and have examined, an executed copy of:

      (a) the securities purchase agreement between Mitel and the several purchasers party thereto (the "BUYERS") dated April 27, 2005 (the "SECURITIES PURCHASE AGREEMENT");

      (b) the senior secured convertible notes issued by Mitel pursuant to the Securities Purchase Agreement (the "NOTES");

      (c) the registration rights agreement dated April 27, 2005 between Mitel and the Buyers (the "REGISTRATION RIGHTS AGREEMENT");

      (d) the warrants of Mitel issued under the Securities Purchase Agreement (the "WARRANTS");

      (e) the collateral agent agreement dated April 27, 2005 among the Collateral Agent, the Buyers and Mitel; and

      (f) the security agreement granted by Mitel in favour of Highbridge International LLC, in its capacity as Collateral Agent for the Holders (the "SECURED PARTY") dated April 27, 2005 (the "SECURITY AGREEMENT").

All of the above documents are collectively referred to in this opinion letter as the "DOCUMENTS".

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

I am a solicitor qualified to practise law in the Province of Ontario and I express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario ("APPLICABLE LAW").

I have (i) examined such public and corporate records, certificates and other documents; (ii) made such further investigations and searches; and (iii) considered such questions of law, as I have considered necessary or advisable for the purposes of the opinions hereinafter expressed.

In expressing the opinions in paragraph 1 below, I have relied solely upon a certificate of compliance issued by the Department of Industry Canada, dated April 27, 2005, a copy of which has been delivered to you.

I have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies.

A.    OPINIONS

On the basis of the foregoing and subject to the qualifications and limitations expressed herein, I am of the opinion that:

1.    Mitel is a corporation existing under the laws of Canada.

2. There are no restrictions on the corporate power and capacity of Mitel to enter into the Documents, to perform its obligations under the Documents (including the issuance of the Securities), to own its property and assets or to conduct its business as presently conducted. Mitel is duly qualified to do business in the Province of Ontario.

3. The execution and delivery by Mitel of each of the Documents and the performance of its obligations under the Documents (including, without limitation, the issuance of the Notes, Warrants, Conversion Shares and Warrant Shares and the granting of the security interest in the Collateral) have been duly authorized by all necessary corporate action on the part of Mitel. The Documents have been duly executed and delivered by Mitel.

4. The execution, delivery and performance of the Documents by Mitel and the consummation by Mitel of the transactions contemplated thereby, including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and the issuance of the Conversion Shares and the Warrant Shares, does not and will not (i) result in a violation of the Articles of Incorporation, or the Bylaws of Mitel
      (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Mitel is a party, or (iii) result in a violation of Applicable Law, or, to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, any order, judgment or decree applicable to Mitel or by which any property or asset of Mitel is bound or affected, except in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

5. The Notes have been duly authorized and validly created and issued by all necessary corporate action on the part of Mitel and have been duly executed and delivered by Mitel.

6. The Warrants have been duly authorized and validly created and issued by all necessary corporate action on the part of Mitel and have been duly executed and delivered by Mitel.

7. All necessary corporate action has been taken by Mitel to authorize the issue of the Conversion Shares, and upon the conversion of the Notes in accordance with their terms, the Conversion Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of Mitel. When issued the Conversion Shares will be free of statutory preemptive rights and to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, contractual preemptive rights, rights of first refusal and similar rights contained in any agreement, note, lease, mortgage deed or other instrument to which Mitel is a party or by which Mitel is bound.

8. All necessary corporate action has been taken by Mitel to authorize the issue of the Warrant Shares, and upon the exercise of the Warrants in accordance with their terms, the Warrants Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of Mitel. When issued the Warrant Shares will be free of statutory preemptive rights and to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, contractual preemptive rights, rights of first refusal and similar rights contained in any agreement, note, lease, mortgage deed or other instrument to which Mitel is a party or by which Mitel is bound.

9. As of the date hereof, the authorized capital of Mitel consists of (i) an unlimited number of Common Shares, of which as of the date hereof, no more than 117,249,933 are issued and outstanding (ii) an unlimited number of Class A Convertible Preferred Shares, issuable in series of which 20,000,000 Class A Convertible Preferred Shares, Series 1 are issued and outstanding and (iii) an unlimited number of Class B Convertible Preferred Shares, issuable in series of which 67,789,300 Class B Convertible Preferred Shares, Series 1 are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. None of the shares is subject to preemptive rights (other than those contained in the Shareholders' Agreement (as defined in the Notes) and the Securities Purchase Agreement) or other rights of the shareholders of Mitel pursuant to Mitel's Articles of Incorporation or Bylaws or Applicable Law or, to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, any agreement, note, lease, mortgage deed or other instrument to which Mitel is a party or by which Mitel is bound. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, Mitel is not under any obligation to register any of its presently outstanding securities or any securities that may hereafter be issued except as set forth in the Registration Rights Agreement and in the Existing Registration Rights Agreement (as defined in the Registration Rights Agreement).

10. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, except as disclosed in Disclosure

      Letter to the Securities Purchase Agreement, there are no outstanding subscriptions, rights, options, warrants, calls, convertible securities, commitments of sales or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares or ownership interests in Mitel.

11. Other than those that have been obtained, no consent or authorization of, filing with, notice to or registration with, any of the shareholders of Mitel is required to be obtained by Mitel (i) to enter into and perform its obligations under the Documents; or (ii) for the issuance and sale of the Notes, the Warrants, the Conversion Shares or the Warrant Shares as contemplated by the Documents.

12. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, except as set forth in the Disclosure Letter to the Securities Purchase Agreement, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which Mitel or any of its respective directors or officers is a party or to which any of its respective properties is subject at law or in equity, before or by any Canadian federal, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to have a Material Adverse Effect.

13. Other than those which have been obtained or made there are no (a) authorizations, approvals, orders, consents, permits, licenses or other actions required by Mitel; (b) filings required to be made by Mitel; or
      (c) notices required to be given, to any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction under Applicable Law by Mitel (i) in connection with the execution and delivery and performance by Mitel of the Documents (including the issuance of the Securities) or (ii) for the exercise of any rights and remedies under any of the Documents; provided, however, for the purposes of this opinion, I express no opinion with respect to the securities laws of the province of Ontario.

14. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, Mitel has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under Applicable Law in order to operate its properties and conduct its business other than those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, Mitel is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval and is not in violation of or default under Applicable Law or any decree, order or judgment applicable to Mitel, which violation, default, revocation or modification would reasonably be expected to have a Material Adverse Effect.

The opinions expressed herein are solely for the benefit of the addressees hereof and their respective successors and assigns in connection with the transactions contemplated in the Documents and may not be relied upon in any manner or for any purpose by any other person.

Yours very truly,

/s/ Greg Hiscock
----------------------------
Greg Hiscock
Corporate Counsel

                                  EXHIBIT G-5

                [ON LETTERHEAD OF MITEL NETWORKS, INC.]

April 27, 2005

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019

-and-

Lakeshore International, Ltd.
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

-and-

Marathon Special Opportunity Master Fund, Ltd.
55 Water Street, 3rd Floor
New York, New York 10041

-and-

Fore Master Convertible Fund, Ltd.
280 Park Avenue
New York, NY 10017

Dear Sirs/Mesdames:

I am General Counsel & Corporate Secretary for Mitel Networks, Inc. ("MNI") in connection with, and have examined, an executed copy of:

      (a) the securities purchase agreement between Mitel Networks Corporation ("MITEL PARENT") and the several purchasers party thereto (the "BUYERS") dated April 27, 2005, including the Disclosure Letter thereto (the "SECURITIES PURCHASE AGREEMENT"); and

      (b)   the Guarantee and Security Agreement.

I have also (i) examined MNI's certificate of incorporation (as amended), its by-laws and the minute books containing the resolutions of MNI's board of directors; and (ii) considered such questions of law as I have considered necessary or advisable for the purposes of the opinions hereinafter expressed.

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

I am an attorney qualified to practice law in Virginia, Massachusetts and the District of Columbia, and I express no opinion as to any laws or any matters governed by any laws other than the laws of those jurisdictions and the federal laws of the United States of America applicable to them ("APPLICABLE LAW").

In expressing the opinions in paragraph 1 below, I have relied solely upon a certificate of good standing issued by the State of Delaware, dated April 27, 2005, a copy of which has been delivered to you.

I have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies.

A.    OPINIONS

On the basis of the foregoing and subject to the qualifications and limitations expressed herein, I am of the opinion that:

1.    MNI is a corporation existing under the laws of Delaware.

2. MNI has the requisite corporate power and capacity to own its property and assets, to conduct its business as presently conducted and to enter into the Guarantee and Security Agreement and to perform its obligations thereunder. MNI is duly qualified to carry on business in the State of Virginia.

3. All of the outstanding shares of capital stock of MNI have been duly authorized and validly issued, are fully paid and are owned by Mitel Networks Limited ("MNL").

4. The execution, delivery and performance of the Guarantee and Security Agreement by MNI and the consummation by MNI of the transactions contemplated thereby, does not and will not (i) result in a violation of the Articles of Incorporation or the Bylaws of MNI (ii) to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which MNI is a party, or (iii) result in a violation of Applicable Law, or, to my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, any order, judgment or decree applicable to MNI or by which any property or assets of MNI is bound or affected, except in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

5. The execution and delivery by MNI of the Guarantee and Security Agreement and the performance of its obligations thereunder has been duly authorized by all necessary corporate action on the part of MNI. The Guarantee and Security Agreement has been duly executed and delivered by MNI.

6. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, except as disclosed in Disclosure Letter to the Securities Purchase Agreement, there are no outstanding subscriptions, rights, options, warrants, calls, convertible securities, commitments of sales or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in MNI.

7. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, except as set forth in the Disclosure Letter to the Securities Purchase Agreement, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which MNI or any of its respective directors or officers is a party or to which any of its respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to have a Material Adverse Effect.

8. Other than those which have been obtained or made there are no (a) authorizations, approvals, orders, consents, permits, licenses or other actions required by; (b) filings required to be made with; or (c) notices required to be given, to any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction under Applicable Law in connection with the execution and delivery and performance by MNI of the Guarantee and Security Agreement; provided, however, for the purposes of this opinion, I express no opinion with respect to the securities laws of the individual States of America.

9. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, MNI has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under Applicable Law in order to operate its properties and conduct its business other than those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect. To my knowledge after making reasonable inquiries of those who would reasonably be expected to have knowledge, MNI is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval and is not in violation of or in default under Applicable Law or any decree, order or judgment applicable to MNI, which violation, default, revocation or modification would reasonably be expected to have a Material Adverse Effect.

The opinions expressed herein are solely for the benefit of the addressees hereof and their respective successors and assigns in connection with the transactions contemplated in the Guarantee and Security Agreement and may not be relied upon in any manner or for any purpose by any other person.

Yours very truly,

Christian S. Na
General Counsel,
U.S., Asia-Pac. & Latin Amer.

                                    EXHIBIT H

                           MITEL NETWORKS CORPORATION

                              OFFICER'S CERTIFICATE

      The undersigned hereby certifies that she is the duly elected, qualified and acting Assistant Secretary of Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of April __, 2005, by and among the Company and the Buyers (the "SECURITIES PURCHASE AGREEMENT"), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on April 21, 2005. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person's name below is such person's genuine signature.

NAME                    POSITION                       SIGNATURE
----------------        -----------------------        -----------------------
Don Smith               Chief Executive Officer        _______________________

Steve Spooner           Chief Financial Officer        _______________________

Doug McCarthy           Treasurer                      _______________________

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of April, 2005.

                                            ___________________________________
                                            Sandra Felskie
                                            Assistant Secretary

      I, Steve Spooner, Chief Financial Officer, hereby certify that Sandra Felskie is the duly elected, qualified and acting Assistant Secretary of the Company and that the signature set forth above is his true signature.

                                            ___________________________________
                                            Steve Spooner
                                            Chief Financial Officer

                                                                       EXHIBIT A
                                  RESOLUTIONS

                                                                       EXHIBIT B

                            ARTICLES OF INCORPORATION

                                                                       EXHIBIT C
                                     BYLAWS

                                    EXHIBIT I

                           MITEL NETWORKS CORPORATION

                              OFFICER'S CERTIFICATE

      The undersigned, Chief Executive Officer of Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), pursuant to
Section 7(g) of the Securities Purchase Agreement, dated as of April __, 2005, by and among the Company and the Buyers (the "SECURITIES PURCHASE AGREEMENT"), hereby represents, warrants and certifies to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

      1. All representations and warranties of the Company set forth in the Securities Purchase Agreement are true and correct as of the date when made and as of the date hereof (except for representations and warranties that speak as of a specific date).

      2. The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this___________ day of April, 2005.

                                            _________________________________
                                            Name: Don Smith
                                            Title: Chief Executive Officer

                                    EXHIBIT J

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:   Mitel Networks Corporation
            350 Legget Drive
            Ottawa, Ontario
            K2K 2W7

      The undersigned (a) acknowledges that the sale of the securities of Mitel Networks Corporation (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the 1933
Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bonafide and not for the purpose of "washing off the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated: _______________                      _______________________________
                                            Name of Seller

                                            By: ____________________________
                                               Name:
                                               Title:

                                    EXHIBIT K

                       TERMINATION, RELEASE AND DISCHARGE

TO: HIGHBRIDGE INTERNATIONAL LLC, as collateral agent under the senior secured convertible notes issued pursuant to a securities purchase agreement dated April 27,2005 among Mitel Networks Corporation, the buyers from time to time signatory thereto and Highbridge International LLC (the "Collateral Agent")

This Termination, Release and Discharge is made this 27th day of April, 2005 between Mitel Networks Corporation, Mitel Networks, Inc. and Mitel Networks Limited (collectively, "Mitel"), Bank of Montreal, as Administrative Agent and Lead Arranger under the Credit Agreement (as defined below) (the "Bank") and the lenders from time to time party to the Credit Agreement (the "Lender Parties" and, together with the Bank, the "Lenders").

Reference is made to an amended and restated credit agreement made as of April 21,2004 between Mitel and the Lenders (as amended, renewed, restated or modified from time to time, the "Credit Agreement") and the security documents entered into in connection with the Credit Agreement, excluding (i) the CCSA (as defined below) and (ii) the postponement and subordination agreement dated April 21,2004 between Bank of Montreal and Export Development Canada and including, without limitation, the documents listed in Schedule "A" (collectively, as amended, renewed, restated or modified from time to time, the "Security Documents" and together with the Credit Agreement, the "Documents". Unless defined herein, all capitalized terms used in this Termination, Release and Discharge shall have the respective meanings set forth in the Credit Agreement.

WHEREAS Mitel desires to terminate the Documents effective April 27, 2005 (the "Cancellation Date") and the Lenders have agreed to such termination upon receipt from Mitel on the Cancellation Date of the indebtedness, liabilities and obligations in the amount of Cdn$23,107,720.55 (the "Payout Amount") owing to the Agent and the Lenders by Mitel under the Documents and upon the deposit of cash collateral in the amount of Cdn$1,300,000 (the "Deposit Amount") by Mitel with the Agent under a cash collateral security agreement (the "CCSA") in the form appended hereto as Schedule B to secure the repayment and reimbursement to the Agent and Lenders of any amounts payable by the Agent and Lenders with respect to the outstanding Letters of Credit and any amounts payable by Mitel to the Agent and Lenders in connection with cash management arrangements and other lines of credit including, without limitation, those described in Appendix A hereto.

NOW THEREFORE WITNESSETH that in consideration of the premises, the sum of TWO DOLLARS ($2.00) and other good and valuable consideration the receipt and sufficiency whereof is hereby mutually acknowledged, the parties hereto hereby agree as follows:

1. Mitel agrees to execute and deliver to the Agent for the benefit of the Agent and Lenders the CCSA and agrees to deposit Cdn$1,300,000 in the Collateral Accounts (as defined in the CCSA) forthwith upon execution of this Agreement. In furtherance thereof, Mitel hereby directs the Agent to transfer such amount from its accounts with the Agent to and for deposits to the credit of the Collateral Accounts.

2. The Lenders hereby acknowledge receipt of the Payout Amount and the Deposit Amount from Mitel and agree that there is no other indebtedness, liability and obligation outstanding under the Documents other than in respect of the outstanding Letters of Credit and the indebtedness, liabilities and obligations specified in sections 3.3,8.4,13.4 and 13.5 of the Credit Agreement (such indebtedness, liabilities and obligations being collectively referred to as the "Surviving Obligations").

3. The parties agree that the Documents shall be terminated as of the Cancellation Date and shall be of no further force and effect as of such date, other than the outstanding Letters of Credit and sections 3.3,8.4,13.4 and 13.5 of the Credit Agreement.

4. Each of Mitel, the Agent and the Lenders forever terminate, remise, release and discharge all actions, causes of action, suits, duties, accounts, covenants, rights, claims and demands whatsoever that such person now has against the other parties hereto under or in connection with the Documents, except with respect to any Surviving Obligations and the CCSA.

5. The Agent and the Lenders release, discharge and reconvey all of their right and interest in and to all liens, charges, security interests, hypothecs, pledges, mortgages and other encumbrances whatsoever that they have or may have, in or to any and all property, assets and undertaking of Mitel and in all present or future proceeds arising from such property, assets and undertaking, except for any liens, charges, security interests, hypothecs, pledges, mortgages and other encumbrances granted under the CCSA.

6. The Lenders irrevocably authorize and direct Osler, Hoskin & Harcourt LLP ("Osler") and Goodmans LLP, and any agent under their respective direction (together with Osler and Goodmans LLP, the "Authorized Entities"), at the sole expense of Mitel, to discharge any and all registrations and filings made in favour of the Agent and the Lenders under or in respect of any or all of the Documents, against Mitel (and any predecessor entities of or to Mitel), and any financing change statements filed in connection with such registrations, other than the registration listed in Schedule "C"; and
      (b) file any UCC financing statement terminations, including, without limitation, in respect of the UCC financing statements listed in Schedule "D".

7. The Lenders agree to execute and deliver as soon as reasonably practicable to and in favour of Mitel such documents and agreements as Mitel may reasonably request for the purpose of evidencing the discharge and release of the security given by Mitel to the Lenders under Section 427 of the Bank Act as described in Schedule "E", all at the sole expense of Mitel.

8. The Agent and the Lenders agree as soon as reasonably practicable to execute and deliver to and in favour of Mitel such further releases, discharges, authorizations, directions, financing change statements, instruments, notices and other documents and agreements as Mitel may reasonably request for the purpose of discharging or releasing (or providing notice of discharge or release) all of the liens, charges, security interests, hypothecs, pledges, mortgages, and other encumbrances of the Agent and the Lenders to be released and discharged in accordance with the terms hereof and relating solely to the Documents or to otherwise give effect to the provisions of this document, all at the sole expense of Mitel.

9. Mitel shall continue to be liable to the Agent and the Lender Parties for the Surviving Obligations, for any indebtedness, liabilities and obligations of Mitel under the CCSA or in respect of the cash management arrangements and other lines of credit herein referenced and for any and all fees, expenses and charges reasonably incurred by the Agent or a Lender Party (including, without limitation, legal fees and expenses) in connection with the full repayment of the Payout Amount, the satisfaction and full payment of the Surviving Obligations and the performance by the Agent or a Lender Party of its obligations hereunder, under the CCSA and in respect of the Surviving Obligations including any expenses incurred in connection herewith or relating to the matters set forth herein.

10. The Agent and the Lender hereby confirm that the security interest against Mitel as evidenced by the registration (the "Registration") set out in Schedule "C", is restricted to the collateral described in (a) through (e) of section 2.1 of the CCSA as set out in Schedule "B" in the maximum amount of Cdn. $30 million, plus interest thereon (the "CCSA Collateral"), and that such security interests and Registration does not now, and will not at any time in the future, attach to, encumber or perfect a security interest in any property, assets or undertaking of Mitel other than the CCSA Collateral. The Agent and the Lender further confirms that the Registration shall not be used to perfect future security agreements.

11. This Termination, Release and Discharge shall enure to the benefit of each of the Authorized Entities and its respective successors (including any successor by reason of amalgamation) and permitted assigns.

12. This Termination, Release and Discharge shall be governed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13. This Termination, Release and Discharge may be executed in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties hereto have executed this Termination, Release and Discharge.

BANK OF MONTREAL, as                        BANK OF MONTREAL, as Lender
Administrative Agent and Lead Arranger

By: __________________________________      By: ______________________________
    Name:                                       Name:
    Title:                                      Title:

By: __________________________________      By: ______________________________
    Name:                                       Name:
    Title:                                      Title:

MITEL NETWORKS CORPORATION                  MITEL NETWORKS, INC.

By: __________________________________      By: ______________________________
    Name:                                       Name:
    Title:                                      Title:

By: __________________________________      By: ______________________________
    Name:                                       Name:
    Title:                                      Title:

MITEL NETWORKS LIMITED

By: __________________________________
    Name:
    Title:

By: __________________________________
    Name:
    Title:

                                   SCHEDULE "A"

1. Amended and Restated Guarantee and Security Agreement dated as of January 21,2002 between Mitel Networks, Inc. and Bank of Montreal.

2. Second Amended and Restated Guarantee and Security Agreement dated as of February 27, 2003 between Mitel Networks, Inc. and Bank of Montreal.

3. Confirmation of Guarantee and Security dated as of April 21, 2004 between Mitel Networks, Inc. and Bank of Montreal.

4. Amended and Restated Guarantee and Security Agreement dated as of January 21,2002 between Mitel Networks Solutions, Inc. and Bank of Montreal.

5. Second Amended and Restated Guarantee and Security Agreement dated as of February 27, 2003 between Mitel Networks Solutions, Inc. and Bank of Montreal.

6. Confirmation of Guarantee and Security dated as of April 21, 2004 between Mitel Networks Solutions, Inc. and Bank of Montreal.

7. Guarantee and Indemnity dated as of July 25,2001 between Mitel Networks Limited and Bank of Montreal.

8. Charge over Book Debts and Cash at Bank dated July 25,2001 between Mitel Networks Limited and Bank of Montreal.

9. Amended Agreement dated June 10,2002 to a Charge over Book Debts and Cash at Bank dated July 25,2001 between Mitel Network Limited and Bank of Montreal.

10. Confirmation of Guarantee and Security dated as of April 21, 2004 between Mitel Networks Limited and Bank of Montreal.

11. General security agreement made as of February 27, 2003 between Mitel Networks Corporation and Bank of Montreal.

12. Contract relative to Bank Act Security dated February 27,2003 between Mitel Networks Corporation and Bank of Montreal.

13. Assignment dated February 27,2003 under Section 427 of the Bank Act granted by Mitel Networks Corporation in favour of Bank of Montreal.

14. Application for Credit and Promise to give Bank Act Security dated February 27, 2003 made by Mitel Networks Corporation in favour of Bank of Montreal.

15. Letter agreement dated April 21, 2004 between T.H. Matthews and Mitel Networks Corporation.

                                   SCHEDULE "B"

                   Form of Cash Collateral Security Agreement

                        CASH COLLATERAL SECURITY AGREEMENT

                  THIS AGREEMENT is made as of April 27, 2005,

BY: MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada and having its chief executive office at 350 Legget Drive, Ottawa, Ontario

               (the "Debtor")

IN FAVOUR OF:  BANK OF MONTREAL, as administrative agent under the Credit
               Agreement (as defined below)

               (the "Agent")



RECITALS:

A. Pursuant to an amended and restated credit agreement made as of April 21, 2004 between the Debtor as borrower, the financial institutions from time to time party thereto as lenders (the "Lenders") and the Agent as administrative agent, as amended, (the "Credit Agreement"), the Lenders have made credit facilities available to the Debtor.

B. The Debtor has requested that the Credit Agreement be terminated and the Agent and Lenders are willing pursuant to the Termination, Release and Discharge dated as of the date hereof (the "Payout Letter") between, inter alia, the Debtor, the Agent and the Lenders to terminate the Credit Agreement and Security Documents (as used herein, as defined in the Payout Letter) in accordance with the terms of the Payout Letter.

C. The Debtor will remain indebted to the Agent and Lenders under certain Letters of Credit (as used herein, as defined in the Payout Letter) and in respect of those cash management arrangements and other lines of credit described in the Payout Letter following termination of the Credit Agreement and Security Documents and such indebtedness and all indebtedness, liabilities and obligations of the Debtor to the Agent and the Lender howsoever arising whether now or hereafter incurred in connection with such Letters of Credit, cash management arrangements and other lines of credit (collectively, the "Outstanding Obligations") shall be secured by the collateral described herein.

D. In consideration for permitting the Outstanding Obligations to remain outstanding following the termination of the Credit Agreement and the Security Documents, the Debtor has agreed to provide the Agent for and on behalf of itself and the Lenders with a security interest in, and other rights in respect of, certain personal property as set forth in this Agreement.

NOW THEREFORE in consideration of the sum of $1.00 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Agent as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1         DEFINITIONS

In this Agreement, in addition to the definitions set out in the recitals, if any:

      1.1.1 "THIS AGREEMENT", "HERETO", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular Article, section or other portion hereof;

      1.1.2 "BANKING DAY" means any day, other than a Saturday and Sunday or other day on which banks are required or authorized to close in Toronto, Ontario;

      1.1.3 "COLLATERAL" means all of the property and assets of the Debtor subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

      1.1.4 "COLLATERAL ACCOUNTS" means any account at any branch of the Agent now or hereafter designated by the Agent to be a Collateral Account pursuant to this Agreement, and all other accounts at any branch of the Agent established or maintained in substitution for all or any part of any account which is, at the time of substitution, a Collateral Account, and any reference to "Collateral Accounts" shall be deemed to be a reference to "Collateral Accounts or one or more thereof" except where otherwise specifically provided;

      1.1.5 "INSTRUMENT" means,

      (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

      (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

            but does not include a writing that constitutes part of chattel paper, a document of title or a security;

      1.1.6 "PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

      1.1.7 "PROCEEDS" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with Collateral or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to the property or proceeds therefrom; and

      1.1.8 "SECURITY INTEREST" has the meaning assigned to such term in section 2.1.

1.2         HEADINGS

            The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3         REFERENCES TO ARTICLES AND SECTIONS

            Whenever in this Agreement a particular Article, section or other portion thereof is referred to, such reference pertains to the particular Article, section or portion thereof contained herein, unless otherwise indicated.

1.4         CURRENCY

            Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5         GENDER AND NUMBER

            In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6         INVALIDITY OF PROVISIONS

            Each of the provisions contained in this Agreement, is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of the other provisions specifically identified in this section nor any other provision hereof.

1.7         AMENDMENT, WAIVER

            No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8         GOVERNING LAW, ATTORNMENT

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Debtor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

                                    ARTICLE 2

                                SECURITY INTEREST

2.1         SECURITY INTEREST

            The Debtor hereby grants to the Agent a security interest (the "Security Interest") in all of its right, title and interest of the Debtor in and to:

            (a)   all credit balances now or hereafter in the Collateral
                  Accounts;

            (b) all money, Instruments and other documents or amounts now or hereafter deposited, delivered to the Agent for deposit, transferred or otherwise credited to the Collateral Accounts;

            (c)   all interest now or hereafter accruing on the Collateral
                  Accounts;

            (d) all certificates of deposit, whether or not negotiable, and Instruments issued by the Agent evidencing the Collateral Accounts; and

            (e) all Proceeds (including Proceeds of Proceeds) of any of the property described in this section.

2.2         ATTACHMENT

            The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Debtor has rights in such Collateral.

2.3         OBLIGATIONS SECURED

            The Security Interest granted hereby secures payment, performance and satisfaction of the Outstanding Obligations.

                                    ARTICLE 3

                              SPECIAL CONDITIONS AND
                     RESTRICTIONS APPLICABLE TO COLLATERAL

3.1         REIMBURSEMENT OF LENDER

            In the event that the Agent or a Lender is called upon by a beneficiary to honour a Letter of Credit or is not reimbursed by the Debtor for amounts owing to such Lender under its cash management arrangements or other lines of credit with the Debtor, the Agent, without notice to the Debtor, may withdraw from the Collateral Accounts an amount sufficient to permit the Agent or such Lender to discharge its obligations under the Letter of Credit or to reimburse the Agent or such Lender for any amounts owing to it in respect of the above-referenced cash management arrangements and other lines of credit, plus that amount equal to any and all charges and expenses which such Lender may pay or incur relative to such Letter of Credit, cash management arrangements or lines of credit.

3.2         SPECIAL CONDITIONS APPLICABLE TO COLLATERAL ACCOUNTS

            Notwithstanding any other provision herein or the terms of any other agreement, whether express or implied, between the Debtor and the Agent, including without limitation any operating account agreement relating to the Collateral Accounts, as long as any Outstanding Obligations exist, the Debtor has no right to withdraw any credit balance in any Collateral Account, to draw cheques, bills of exchange or other instruments or other orders for the payment of money against any Collateral Account, or otherwise deal with any credit balance in any Collateral Account or any interest of the Debtor in any Collateral Account, unless and to the extent that following any such withdrawal the aggregate balance remaining in the Collateral Account is at least equal to Cdn.$1,300,000, provided that the Agent may withdraw, credit balances from the Collateral Accounts, and draw cheques, bills of exchange and other instruments and other orders for the payment of money against the Collateral Accounts, in accordance with section 3.1 hereof.

3.3         ACTUAL PRACTICES IRRELEVANT

            The provisions of section 3.2 shall apply notwithstanding:

            (a) the Agent's records and statements of account or other documents prepared for the Debtor from time to time indicate the existence of credit balances in any Collateral Account;

            (b) the Agent from time to time may permit the Debtor to take any of the actions described in clause 3.2; or

            (c)   any other statement, practice or evidence inconsistent with section 3.2.

3.4         RESTRICTIONS ON DEALING WITH COLLATERAL

            The Debtor shall not:

            (a) sell, assign, transfer, exchange, or otherwise dispose of the Collateral, except to the extent permitted by section 3.2; or

            (b) create, or suffer to exist any lien, security interest, charge or mortgage upon the Collateral or any Collateral Account.

3.5         DELIVERY OF CERTIFICATES OF DEPOSIT TO AGENT

            The Debtor shall deliver to the Agent and the Agent is authorized to hold all certificates of deposit, whether or not negotiable, and Instruments issued by the Agent evidencing the Collateral Accounts and the amounts deposited to the credit of the Collateral Accounts.

3.6         FURTHER ASSURANCES

            The Debtor shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, powers of attorney and assurances (including instruments supplemental or ancillary hereto) and such financing statements as the Agent may from time to time reasonably request to better assure and perfect its security on the Collateral.

                                    ARTICLE 4

                           SET-OFF AND OTHER REMEDIES

4.1         SET-OFF

            The Agent shall be entitled as and when it thinks fit and without prior notice to the Debtor to immediately set off, consolidate, appropriate and apply all or any portion of the credit balances in the Collateral Accounts, any other deposits held by or for the benefit of the Debtor with the Agent, and any other indebtedness and liability of the Agent to the Debtor, in each case whether matured or unmatured, against and in reduction of all or any part of the Outstanding Obligations, all in such order of application as the Agent may from time to time determine, and the Agent is hereby irrevocably authorized and empowered to take all such action. The Agent agrees to promptly notify the Debtor after any such set-off and application. The failure to give such notice shall not, however, affect the validity of such set-off and application.

4.2         REMEDIES NOT EXCLUSIVE

            All rights, powers and remedies of the Agent under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Agent and any other rights, powers and remedies of the Agent however created or arising. No single or partial exercise by the Agent of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Agent shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Agent shall at all times have the right to exercise any rights, powers or remedies under this Agreement and to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Agent may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Agent in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

4.3         DEBTOR LIABLE FOR DEFICIENCY

            The Debtor shall remain liable to the Agent and the Lenders for any deficiency after each set-off, consolidation, appropriation and application made by the Agent pursuant to sections 3.1, 3.2, 4.1 or otherwise.

4.4         EXCLUSION OF LIABILITY OF AGENT

            The Agent shall not be liable for any exercise or any failure to exercise its rights, powers or remedies arising hereunder or otherwise, other than as a result of its gross negligence or wilful misconduct.

4.5         CURRENCY CONVERSION

            In the event that from time to time the Collateral Accounts are in a currency (the "Deposit Currency") different from the currency (the "Obligations Currency") of any of the Obligations, the Agent may convert the Collateral Accounts into the Outstanding Obligations Currency and for the purposes of this Agreement the rate of exchange between the currencies shall be the rate of exchange in effect at the time of conversion at which the Agent would sell to the Debtor the Obligations Currency for the Deposit Currency.

                                   ARTICLE 5

                                    GENERAL

5.1         ENTRIES TO RECORDS

            The Agent is authorized and shall be entitled to make such debits, credits, correcting entries, and other entries to the Collateral Accounts, the Debtor's other accounts and the Agent's records relating to the Debtor as the Agent, acting reasonably and in good faith, thinks fit in order to give effect to this Agreement including without limitation the Agent's rights, powers and remedies under sections 2.1, 3.1, 3.2 and 4.1, and the Debtor agrees to be bound by such entries absent manifest error.

5.2         EXPENSES

            The Debtor shall pay to the Agent on demand all of the Agent's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, together with interest theron from the date each of such costs, charges and expenses were incurred to the date of payment at the prime rate of interest announced from time to time by the Agent, plus 2%.

5.3         DEALINGS WITH OTHERS

            The Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and other Persons and with Collateral and other security as the Agent sees fit, acting reasonably and in good faith, without prejudice to the liability of the Debtor to the Agent or the rights, powers and remedies of the Agent under this Agreement.

5.4         NO OBLIGATION TO ADVANCE

            Nothing herein contained shall in any way obligate the Agent or the Lenders to advance any funds, or otherwise make or continue to make any credit available, to the Debtor.

5.5         PERFECTION OF SECURITY

            The Debtor authorizes the Agent to file such financing statements and other documents and do such acts, matters and things as the Agent may consider appropriate acting reasonably and in good faith to perfect and continue the Security Interest, to protect and preserve the interest of the Agent in Collateral and to realize upon the Security Interest.

5.6         COMMUNICATION

            Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be given in the manner and to the addresses provided for in the Senior Credit Agreement.

5.7         SUCCESSORS AND ASSIGNS

            This Agreement shall be binding on the Debtor and its successors and shall enure to the benefit of the Agent and its successors and assigns. This Agreement shall be assignable by the Agent free of any set-off, counter-claim or equities between the Debtor and the Agent, and the Debtor shall not assert against an assignee of the Agent any claim or defense that the Debtor has against the Agent. This Agreement shall not be assignable by the Debtor with the prior written consent of the Agent.

5.8         COPY RECEIVED

            The Debtor hereby acknowledges receipt of a copy of this Agreement and a copy of the financing statement/verification statement registered under the PPSA in respect of the Security Interest.

5.9         FACSIMILES

            This Agreement may be executed in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

IN WITNESS WHEREOF the Debtor has executed this Agreement.

                                       MITEL NETWORKS CORPORATION

                                       By: __________________________________
                                           Name:
                                           Title:

                                       By: __________________________________
                                           Name:
                                           Title:

                                   SCHEDULE "C"

ONTARIO - REGISTRATIONS UNDER THE PERSONAL PROPERTY SECURITY ACT (ONTARIO)

BASE REGISTRATION NO.              NAME OF DEBTOR                   NAME OF SECURED PARTY
---------------------   -------------------------------------       ----------------------
872198055               Mitel Networks Corporation

                        Mitel Networks Corporation Corporation
                        Mitel Networks

                        Corporation Mitel Networks Mitel Networks
                        Corporation

                        Corporation Mitel Networks

                                  SCHEDULE "D"

DELAWARE - UCC FINANCING STATEMENTS FILED WITH THE DELAWARE SECRETARY OF STATE

INITIAL FINANCING
 STATEMENT FILE NO.              NAME OF DEBTOR                    NAME OF SECURED PARTY
-------------------     --------------------------------           ---------------------
2002009161 5            Mitel Networks, Inc.                       Bank of Montreal,
                                                                      Corporate &
                                                                      Investment Banking

2002009158 1            Mitel Networks Solutions, Inc.             Bank of Montreal,
                                                                      Corporate &
                                                                      Investment Banking


VIRGINIA- UCC FINANCING STATEMENTS FILED WITH THE VIRGINIA STATE CORPORATION
   COMMISSION

INITIAL FINANCING
 STATEMENT FILE NO.              NAME OF DEBTOR                    NAME OF SECURED PARTY
-------------------     --------------------------------           ---------------------
010511 7065             Mitel Networks, Inc.                       Bank of Montreal
                                                                      Corporate &
                                                                      Investment Banking

010511 7066             Mitel Networks Solutions, Inc.             Bank of Montreal

VIRGINIA - UCC FINANCING STATEMENTS FILED WITH THE FAIRFAX CLERK OF THE
COUNTY, VA

INITIAL FINANCING
 STATEMENT FILE NO.             NAME OF DEBTOR                    NAME OF SECURED PARTY
------------------     --------------------------------           ---------------------
01-005078              Mitel Networks, Inc,                        Bank of Montreal
01-005079              Mitel Networks Solutions, Inc.              Bank of Montreal

ILLINOIS - UCC FINANCING STATEMENTS FILED WITH THE ILLINOIS SECRETARY OF STATE

INITIAL FINANCING
 STATEMENT FILE NO.             NAME OF DEBTOR                     NAME OF SECURED PARTY
------------------     --------------------------------            ---------------------
4384081FS              Mitel Networks, Inc.                         Bank of Montreal
438408OFS              Mitel Networks Solutions, Inc.               Bank of Montreal

ILLINOIS - UCC FINANCING STATEMENTS FILED WITH THE COOK COUNTY RECORDER, IL

INITIAL FINANCING
 STATEMENT FILE NO.    NAME OF DEBTOR                              NAME OF SECURED PARTY
------------------     -----------------------------               ---------------------
01U04417               Mitel Networks, Inc.                        Bank of Montreal
01U04416               Mitel Networks Solutions, Inc.              Bank of Montreal

                                   SCHEDULE "E"

REGISTRATION NO.    REGISTRATION DATE     REGISTRATION NAME      BANK NAME
----------------    -----------------     -----------------   ---------------
01131793            2003/02/27            Mitel Networks     Bank of Montreal
                                          Corporation


                                   APPENDIX A

      CUSTOMER: MITEL NETWORKS CORPORATION

      (A)   PRODUCT: LETTERS OF CREDIT

                                          OUTSTANDING BASE       OUTSTANDING INSTRUMENT LIABILITY
            PRODUCT  INSTRUMENT        ----------------------   ----------------------------------
PRODUCT      TYPE        ID      CURR  LIABILITY AMOUNT  CURR   LIABILITY BASE AMOUNT    END DATE       BENEFICIARY NAME
-------     -------  ----------  ----  ----------------- ----   ---------------------  -----------     -------------------
STANDBY LC  OUTWARD  BMT014630OS  CAD        222,013.33   CAD        222,013.33        31 DEC 2005     SUN LIFE FINANCIAL
                                                                                                       TRUST INC.
STANDBY LC  OUTWARD  BMTO14631OS  CAD        242,061.04   CAD        242,061.04        31 DEC 2005     SUN LIFE FINANCIAL
                                                                                                       TRUST INC.
STANDBY LC  OUTWARD  BMTO14634OS  USD        120,000.00   CAD        145,200.00        23 JAN 2006     U.S.   BANK NATIONAL
                                                                                                       ASSOCIATION ND
STANDBY LC  OUTWARD  BMOT146620S  CAD        235,000.00   CAD        235,000.00        11 MAR 2008     NATIONAL LEASING
                                                                                                       GROUP INC.
STANDBY LC  OUTWARD  BMT060368OS  USD         26,392 33   CAD         31,934.72        02 DEC 2005     ACE IN A INSURANCE

STANDBY LC  OUTWARD  BMTO97905OS  USD         18,000.00   CAD         21,780.00        29 MAR 2005     STATE OF NEW YORK
SUBTOTAL                                                  CAD        897,989.00
TOTAL                                                     CAD        897,989.00

      (B) OTHER CASH MANAGEMENT ARRANGEMENTS (COPIES OF THE FOLLOWING AGREEMENTS ARE ATTACHED):

      (1)   Cash Management Services Master Agreement
      As supplements to the Cash Management Services Master Agreement:

      (2)   DirectLine Services Agreement;

      (3)   Wire Transfer Agreement;

      (4)   Verbal/Facsimile Message Agreement;

      (5)   DirectLine for Business Service Agreement;

      (6)   Electronic Funds Transfer Service Agreement; and

      (7)   ESQWIRE Service Agreement

                                                                  EXECUTION COPY

                                    EXHIBIT L

g

As of April 27, 2005

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
USA

Dear Sirs and Mesdames:

                       RE: APPOINTMENT OF COLLATERAL AGENT

Reference is made to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of April 27,2005, among Mitel Networks Corporation ("MNC") and the Buyers parties thereto (the "BUYERS") including Highbridge International LLC ("HIGHBRIDGE") (in its capacity as collateral agent, Highbridge is referred to as "COLLATERAL AGENT"), with respect of the purchase of U.S. $55,000,000 of senior secured convertible notes (the "NOTES") and certain Warrants by the Buyers attached thereto. All capitalized but undefined terms used herein shall have the meanings ascribed thereto in the Securities Purchase Agreement or the Notes. The Buyers and each successor holder of Notes are referred to herein as the "NOTEHOLDERS".

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Noteholders, MNC and the Collateral Agent hereby agree as follows:

1. APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT. (a) Each Noteholder hereby appoints and authorizes, and hereby agrees that it will require any assignee or transferee of any of its Notes to appoint and authorize, the Collateral Agent to enter into, execute and deliver the Security Documents and to hold the Security Documents and act as Collateral Agent thereunder for the benefit of the Collateral Agent and the Noteholders (the "SECURED PARTIES") in accordance with the terms hereof and, subject to the terms hereof, to take such actions as agent on its behalf and to exercise such powers under this agreement and the Security Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. (b) Neither the Collateral Agent nor any of its members, directors, officers, employees, representatives or agents (the "COLLATERAL INDEMNITEES") shall be liable to the Noteholders or to MNC and its affiliates (the "OBLIGORS") for any action taken or omitted to be taken by it or them under or in connection with this agreement or the Security Documents, except for its own gross negligence or wilful misconduct, and each Noteholder hereby acknowledges that the Collateral Agent shall be entitled to the benefit of this Agreement on its own behalf and as agent and trustee for its members, directors, officers, employees, representatives and agents. (c) Any Person who becomes a Noteholder, shall be deemed to have consented to and confirmed the Collateral Agent as agent in such capacity, and to have ratified, as of the date it becomes a Noteholder all actions taken by the Collateral Agent in such capacity. Without limiting the generality of the foregoing, the Collateral Agent may require any such Noteholder to execute and deliver an assumption agreement with respect to this agreement in form and substance acceptable to the Collateral Agent, acting reasonably, (d) The Collateral Agent acknowledges that it holds the Liens created by the Security Documents for the benefit of the Secured Parties in accordance with the terms hereof.

2. SCOPE OF AGENCY. Each Noteholder acknowledges that the Collateral Agent is acting as agent, on behalf of the Secured Parties solely for the purposes of (i) holding the Liens constituted by the Security Documents and all right, title, interest and benefits deriving from the Security Documents and (ii) exercising all rights and recourses derived or resulting from the Security Documents. Each Noteholder authorizes the Collateral Agent to take such action as the Collateral Agent hereunder and under the Security Documents and to exercise such powers hereunder and thereunder as the requisite Holders may instruct or approve, in accordance with Section 6 hereof.

3. CONSULTATION WITH COUNSEL. The Collateral Agent may consult with legal counsel selected by it as counsel for the Collateral Agent (which may also be the counsel to the Noteholders) and may rely on and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice of such counsel. In addition, the Collateral Agent may, for the execution of the duties and powers conferred upon it hereunder and with the approval of the Required Holders, appoint or employ a receiver, agents, accountants, engineers, appraisers or other Persons, but the Collateral Agent shall not be responsible for any misconduct on the part of any such Person appointed by it hereunder, and shall not be bound to supervise the activities of any such Person.

4. DOCUMENTS. The Collateral Agent shall not be under any duty to the Noteholders to examine, enquire into or pass upon the validity, effectiveness or genuineness of or any instrument, document or communication furnished pursuant to or in connection herewith or pursuant to or in connection with any Security Document and the Collateral Agent shall, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

5. RESPONSIBILITY OF COLLATERAL AGENT. The duties and obligations of the Collateral Agent to the Noteholders hereunder and under the Security Documents are only those expressly set forth herein. The Collateral Agent shall not have any duty to the Noteholders to investigate an Event of Default (as defined in the Notes). The Collateral Agent shall, as regards the Noteholders, be entitled to assume that no Event of Default or potential event of default has occurred and is continuing unless the Collateral Agent has actual knowledge or has been notified by MNC in writing of such fact or has been notified in writing by a Noteholder that an Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

6.    ACTION BY COLLATERAL AGENT.

      (a) At any time after the earlier of the Noteholders' receipt of an Event of Default Notice and the Noteholders becoming aware of an Event of Default, and prior to 30 Trading Days after such Event of Default is cured, holders of Notes representing at least 25% of the aggregate principal amount of the Notes then outstanding (the "REQUESTING NOTEHOLDERS") may request the Collateral Agent to take steps to enforce the Liens constituted by the Security Documents by delivering a written request to the Collateral
            Agent (the "ENFORCEMENT REQUEST"). The Enforcement Request shall indicate the specific enforcement steps the Requesting
            Noteholders request the Collateral Agent to take.

      (b) As soon as practicable after receipt of an Enforcement Request, the Collateral Agent shall send a copy of such Enforcement Request to each Noteholder in accordance with Sections 18 and 19 hereof. If the Required Holders do not direct the Collateral Agent not to act upon the Enforcement Request, by written notice received by the Collateral Agent within 2 Business Days after receipt or deemed receipt by the Noteholders (other than the Requesting Noteholders) of a copy of the Enforcement Request pursuant to (a) above, the Enforcement Request shall become effective, and subject to the terms of this Agreement, the Collateral Agent shall take steps to enforce the Liens constituted by the Security Documents in accordance with the Enforcement Request.

      (c) At any time after an Enforcement Request becomes effective, the Requesting Holders may request the Collateral Agent to take further enforcement steps by delivering a further Enforcement Request to the Collateral Agent and the foregoing provisions shall apply equally to such further Enforcement Request.

      (d) Subject to the terms of this Agreement, the Collateral Agent shall exercise or refrain from exercising any rights which may be vested in it on behalf of the Secured Parties by and under this agreement and the Security Documents and otherwise deal with the Security Documents and any assets, rights or benefits thereunder in accordance with, as applicable: (i) an effective Enforcement Request; (ii) with respect to any matter not governed by an effective Enforcement Request and not subject to (iii) below, the written direction of the Required Holders or (iii) with respect to the release of any guarantee or the release of the Liens constituted by the Security Documents over all or substantially all of the Collateral, the written direction of all of the Holders; provided that the foregoing shall not restrict the Collateral Agent in its capacity as a Noteholder. The Collateral Agent shall incur no liability to the Noteholders hereunder or under or in respect of any of the Security Documents with respect to anything which it may do or refrain from doing (x) in the exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its own gross negligence or wilful misconduct, or (y) in reliance upon the requisite level of Noteholder approval as provided in this Section 6.

(e) Notwithstanding any provisions of the Transaction Documents which provide that the Collateral Agent must act reasonably, or any provisions herein of similar import, the Collateral Agent shall not be obliged to take any action without the requisite level of Noteholder approval as determined by it in its sole discretion,

7. RESPONSIBILITY DISCLAIMED. The Collateral Agent shall be under no liability or responsibility whatsoever as agent, to the Noteholders:

      (a) as a consequence of any failure or delay in performance by, or any breach by the Obligors of any of their respective obligations under the Security Documents; or

      (b) for any statements, representations or warranties in any Security Document or in any other documents contemplated thereby or in any other information provided pursuant to any Security Document or any other documents contemplated thereby or for the validity, effectiveness, enforceability or sufficiency of any Security Document or any other document contemplated thereby.

8. INDEMNIFICATION. Each Noteholder agrees to defend, protect, indemnify and hold harmless, the Collateral Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever (including, without limitation, reasonable attorneys fees and disbursements on a solicitor-client basis) which may be imposed on, incurred by or asserted against the Collateral Indemnitees, whether groundless or otherwise, whether direct, indirect or consequential in any way relating to or arising out of the Collateral Agent acting as collateral agent, whether pursuant to this agreement or any of the Security Documents or any other document contemplated hereby or thereby or otherwise, or any action taken or omitted by the Collateral Indemnitees in connection with the Collateral Agent acting as collateral agent, whether under this agreement or under any of the Security Documents or any document contemplated hereby or thereby or otherwise, other than those resulting from the gross negligence or wilful misconduct of the applicable Collateral Indemnitee. This Section 8 shall survive the termination of this agreement or any Security Document and the resignation of the Collateral Agent.

9. INDEMNIFICATION OF MNC. MNC agrees to defend, protect, indemnify and hold harmless, the Collateral Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever (including, without limitation, reasonable attorneys fees and disbursements on a solicitor-client basis) which may be imposed on, incurred by or asserted against the Collateral Indemnitees, whether groundless or otherwise, whether direct, indirect or consequential in any way relating to or arising out of the Collateral Agent acting as collateral agent, whether pursuant to this agreement or any of the Security Documents or any other document contemplated hereby or thereby or otherwise, or any action taken or omitted by the Collateral Indemnitees in connection with the Collateral Agent acting as collateral agent, whether under this agreement or under any of the Security Documents or any document contemplated hereby or thereby or otherwise, other than those resulting from the gross negligence or wilful misconduct of the applicable Collateral Indemnitee. This Section 8 shall survive the termination of this agreement or any Security Document and the resignation of the Collateral Agent

10. RIGHTS OF COLLATERAL AGENT AS NOTEHOLDER. With respect to its Notes, the Collateral Agent shall have the same rights and powers under this agreement and the Transaction Documents as any other Noteholders, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as Collateral Agent hereunder, and the term "NOTEHOLDER" or any other similar term shall include the Collateral Agent in its capacity as a Noteholder.

11. FIDUCIARY RELATIONSHIP. The Collateral Agent shall not have, by reason hereof or any of the Security Documents, a fiduciary relationship in respect of any Noteholder.

12. CREDIT DECISION. The Noteholders each represent and warrant to the Collateral Agent that:

      (a) in making its decision to enter into this agreement and the Security Documents, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Obligors and that it has made an independent credit judgment without reliance upon any information furnished by the Collateral Agent; and

      (b) so long as this agreement is outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Obligors.

13.   SUCCESSOR COLLATERAL AGENT.

      (a) The Collateral Agent may resign at any time by giving 30 days written notice thereof to the Noteholders and MNC or may be removed for cause by written notice from the Required Holders to the Collateral Agent and MNC. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. All fees, costs and expenses associated with such appointee shall be borne by MNC. In any event, the Collateral Agent's resignation shall nevertheless be effective 60 days after notice of resignation has been given as provided above. Upon the Collateral Agent's resignation in accordance with this agreement, the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Security Documents.

      (b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent pursuant to Section 13(a) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent. After any retiring Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this agreement shall continue in effect in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

      (c) If at any time Highbridge give notice in writing to MNC stating that it wishes to be replaced as Collateral Agent, then MNC shall, within 30 days of receipt of such notice, appoint a trust company or other entity acceptable to Highbridge to replace Highbridge as Collateral Agent, and shall pay the costs and expenses of Highbridge and the replacement Collateral Agent as well as the fees of the replacement Collateral Agent in connection with such replacement and the ongoing services of the replacement Collateral Agent.

14. AUTHORITY OF EACH NOTEHOLDER. Each Noteholder represents and warrants to the Collateral Agent that, it has the authority to enter into this agreement.

15. MERGER, CONSOLIDATION, AMALGAMATION. Any company with which the Collateral Agent may be merged, consolidated or amalgamated will become the successor Collateral Agent hereunder without any further action on the part of the Collateral Agent.

16. DELEGATION BY COLLATERAL AGENT. The Collateral Agent shall have the right to delegate any of its duties or obligations hereunder as Collateral Agent to any Person so long as the Collateral Agent shall not thereby be relieved of such duties or obligations, except as provided in Section 3.

17. RIGHT TO DISCLOSE. The Collateral Agent shall have the right to disclose to any governmental authority information disclosed or released to it pursuant to or in connection with this agreement if, in the reasonable opinion of the Collateral Agent, the Collateral Agent is required to disclose such information to such governmental authority having jurisdiction over the Collateral Agent in order to comply with applicable laws.

18. REGISTER OF HOLDERS. In accordance with Section 5 of the Securities Purchase Agreement, MNC shall maintain a register of Noteholders and shall provide a duplicate copy thereof to the Collateral Agent. The Collateral Agent shall be entitled to rely conclusively on such duplicate register of Noteholders in determining who the Noteholders are from time to time, for all purposes of this agreement and the Security Documents.

19. NOTICES, ETC. Any notice, direction or other communication required or permitted to be given under this agreement shall be made in accordance with the notice section of the Securities Purchase Agreement provided that the addresses and facsimile numbers for such communications to Noteholders shall be as set out in the duplicate register referred to in Section 18.

20. DETERMINATION BY COLLATERAL AGENT CONCLUSIVE AND BINDING. Any determination to be made by the Collateral Agent under this agreement or any Security Document shall be made by the Collateral Agent in good faith and, if so made, shall be binding on all parties hereto, absent manifest error.

21. ENTERING INTO CONTRACTS. The Collateral Agent may also enter into any Security Document as agent, for and on behalf of any Noteholder thereunder whether entered into prior, or subsequent, to the execution and delivery of this agreement.

22. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

23. LIMITS OF COLLATERAL AGENT'S OBLIGATIONS. Notwithstanding any provision of this agreement or any of the Security Documents to the contrary, the Collateral Agent shall not be obligated to follow any instruction from any instructing party hereunder if the Collateral Agent believes in good faith that such instruction is unlawful or could reasonably be expected to expose the Collateral Agent to any expense or liability in respect of which it has not been provided with indemnification, which may include posting of cash collateral, acceptable to the Collateral Agent in its sole discretion.

24. APPLICATION OF PROCEEDS. The Collateral Agent shall apply the proceeds of any collateral under the Security Documents in the manner specified in
      Section 15 of the U.S. Guaranty and Security Agreement dated the date hereof executed by Mitel Networks, Inc.

25. EXPENSES. MNC agrees to pay on demand all reasonable costs and expenses incurred by the Collateral Agent in acting in such capacity other than with respect to the preparation of the Transaction Documents which costs are provided for in Section 4(e)(i) of the Securities Purchase Agreement.

      Please indicate your agreement with the foregoing terms and conditions by countersigning this letter in the space provided below.

                                          HIGHBRIDGE INTERNATIONAL LLC
Address;
Highbridge International LLC              BY: HIGHBRIDGE CAPITAL
c/o Highbridge Capital Management, LLC    MANAGEMENT, LLC, AS COLLATERAL AGENT
9 West 57th Street, 27th Floor
New York, New York 10019                  By: _______________________________
USA                                           Name: Adam J. Chill
                                              Title:

Attention: Adam J. Chill
Facsimile: (212)751-0755

                                          HIGHBRIDGE INTERNATIONAL LLC
Address:
Highbridge International LLC              BY: HLGHBRIDGE CAPITAL
c/o Highbridge Capital Management, LLC    MANAGEMENT,LLC, AS A NOTEHOLDER
9 West 57th Street, 27th Floor
New York, New York 10019                  By: _______________________________
USA                                           Name: Adam J. Chill
                                              Title:

Attention: Adam J. Chill
Facsimile: (212)751-0755

Address:                                  MITEL NETWORKS CORPORATION
Mitel Networks Corporation
350 Legget Drive                          By: _______________________________
Ottawa, Ontario K2K 2W7                       Authorized Signing Officer
Canada

Attention:  Treasurer
Facsimile:  (613)591-2320

Address:                               LAKESHORE INTERNATIONAL, LTD.
Lakeshore International, Ltd.
601 Carlson Parkway, Suite 200         By: _______________________________
Minnetonka, MN 55305                       Name:
USA                                        Title:

Attention:
Facsimile:

                                       MARATHON SPECIAL OPPORTUNITY
Address:                               MASTER FUND, LTD.
Marathon Special Opportunity Master
Fund, Ltd.                             By: _____________________________
                                           Name:
                                           Title:

Attention:
Facsimile:

                                       FORE MASTER CONVERTIBLE FUND,
Address:                               LTD.
Fore Master Convertible Fund, Ltd.
Marc Hershoran                         By: ____________________________
280 Park Avenue                            Name:
New York, NY 10017                         Title:
USA

Attention:
Facsimile:

                                  SCHEDULE 3(a)

                         ORGANIZATION AND QUALIFICATION

SUBSIDIARIES

      The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

                             JURISDICTION OF
NAME OF SUBSIDIARY            INCORPORATION                  OWNERSHIP OF SECURITIES
--------------------        ------------------       ----------------------------------------
Mitel Networks Limited         United Kingdom        Wholly-owned    by    Mitel    Networks
                                                     Holdings Limited (73,816,467 common
                                                     shares), which is in turn wholly-owned
                                                     by the Company

Mitel Networks, Inc.              Delaware           Wholly   owned   by   Mitel   Networks
                                                     Limited (118 common shares), which is
                                                     in turn wholly-owned by Mitel Networks
                                                     Holdings  Limited,  which  is  in turn
                                                     wholly-owned by the Company

Mitel Networks Holdings        United Kingdom        Wholly-owned by the Company
Limited                                              (31,746,012 ordinary shares)

Mitel Networks Asia              Hong Kong           Wholly-owned     by     the Company
Pacific Limited                                      (3,556,659 ordinary shares)

Mitel Networks                    Barbados           Wholly-owned by the Company (1,000
International Limited                                common shares)

Mitel Networks Overseas           Barbados           Wholly-owned     by     the     Company
Limited                                              (259,859,275     common    shares    and
                                                     31,457,599 preference shares)

Mitel Networks SARL                France            Wholly-owned    by    Mitel    Networks
                                                     Limited (7,500 parts), which is in turn
                                                     wholly-owned    by    Mitel    Networks
                                                     Holdings   Limited,   which   is   in  turn
                                                     wholly-owned by the Company

Mitel Networks Italia SRL          Italy             Wholly-owned    by    Mitel    Networks
                                                     Limited (1 common share), which is in
                                                     turn wholly-owned by Mitel Networks
                                                     Holdings   Limited,   which   is   in  turn
                                                     wholly-owned by the Company

Mitel Networks GmbH               Germany            Wholly-owned    by    Mitel    Networks
                                                     Limited (a share capital of Euro 25,000)
                                                     which is in turn wholly-owned by Mitel

                            JURISDICTION OF
NAME OF SUBSIDIARY           INCORPORATION                   OWNERSHIP OF SECURITIES
--------------------        ---------------          -------------------------------------------
                                                     Networks Holdings Limited, which is in
                                                     turn wholly-owned by the Company

Mitel Telecom Limited        United Kingdom          Wholly-owned by Mitel Networks
                                                     Limited (2 ordinary shares), which is in
                                                     turn wholly-owned by Mitel Networks
                                                     Holdings  Limited,   which   is   in  turn
                                                     wholly-owned by the Company

Edict Training Limited          Scotland             20% owned by John Izat; 80% owned by
                                                     Mitel Networks Limited (8,000 ordinary
                                                     shares), which is in turn wholly-owned
                                                     by Mitel Networks Holdings Limited,
                                                     which is in turn wholly-owned by the Company

Mitel Financial Services     United Kingdom          25% owned by First Asset Finance PLC;
Limited                                              75% owned by Mitel Networks Limited
                                                     (75A ordinary shares), which is in turn
                                                     wholly-owned by Mitel Networks Holdings Limited,
                                                     which is in turn wholly-owned by the Company

PARTNERSHIPS, JOINT VENTURES, ETC.

      The Company or its Subsidiaries are a partner or participant in the following partnerships or joint ventures, or own or have agreed to acquire securities in the following businesses or Persons:

NAME OF JOINT VENTURE         JURISDICTION       OWNERSHIP OF SECURITIES
------------------------      ------------    -----------------------------
Tianchi Mitel                 China           50 % owned by the Company
Telecommunications Corp
                                               -   25% owned by Tricom
                                                   Tianchi Limited

                                               -   21.25% owned by Tianjin
                                                   Zhonghuan Electronic
                                                   Computer Company

                                               -   3.125% owned by Tianjin
                                                   Economic Technological
                                                   Development Area Industrial
                                                   Investment Company

                                               -   0.625% owned by Trianjin
                                                   Post and Telecommunications
                                                   Administration of China

      - Certain corporate filings for Mitel Networks Limited, namely, annual audited financial statements for the fiscal year ended April 25, 2004, which were due February 2005 have not yet been filed with the UK Companies House. The Company expects to complete and to undertake such filings, on behalf of Mitel Networks Limited, in the first quarter of the Company's next fiscal year (FY06). As a result of having not completed such corporate filings, Mitel Networks Limited may not be in good standing under the laws of its jurisdiction.

      - The Company is not a partner in a partnership.

                                  SCHEDULE 3(s)

                              EQUITY CAPITALIZATION

STOCKHOLDER RIGHTS AND RESTRICTIONS (INTER ALIA, PRICE PROTECTION, TRANSFER, PREEMPTIVE, CONVERSION, REDEMPTION, PUT, AND ANTI-DILUTION RIGHTS)

      - The Company has obtained (at its request) an order under the Canadian Business Corporations Act, as amended (CBCA), dated December 21, 2004 (the "Order"), under which the Company is determined not to be a distributing corporation (as defined in CBCA regulations). A copy of the Order is attached to this Schedule 3(s) as APPENDIX "A".

      - Pursuant to an arrangement between the Corporation and Osler, Hoskin & Harcourt LLP ("OHH") in respect of the provision of legal services to the Company, (a) the Company may issue Common Shares to OHH in partial satisfaction of outstanding accounts with that firm, up to 25% of the value of each eligible invoice capped at a dollar amount of $200,000 per year, and (b) certain "price protection" rights have been granted to OHH such that OHH will be issued additional Common Shares if the Company subsequently issues Common Shares (or grants options) at a lower price.

      - Under the terms of the Shareholders' Agreement, Zarlink and PTIC have the right to require the Company to purchase their common shares and Series B Shares, respectively, if Mitel Networks fails to complete an IPO before September 1, 2006. Upon the exercise of this right by Zarlink or PTIC, Edgestone, the holder of Series A Shares also has the right to require the Company to purchase its Series A shares. See also the 2004 Company 20-F.

WARRANTS

      - Warrants to acquire 26,849,911 Common Shares (as at April 19, 2005) have been granted by the Company to the Government of Canada pursuant to the Integrated Communications Solutions R&D Project Agreement dated October 10, 2002, between the Company, March Networks Corporation and the Government of Canada (the "TPC Agreement"). The warrants are exercisable on a one-for-one basis for Common Shares of the Company for no additional consideration. The TPC Agreement and warrant rights are further described in and attached as an exhibit to the 2004 Company 20-F.

      - In favour of CIBC World Markets Inc., warrants to purchase a total of 1,000,000 common shares of the Company at an exercise price of CDN$1.00, as set forth in the Warrant Certificate attached as APPENDIX "B" to this Schedule 3(s).

      - A list of the record holders of warrants exercisable for shares of capital stock of the Company and its Subsidiaries, as at April 18, 2005, is attached as APPENDIX "C" to this Schedule 3(s).

OPTIONS

      - The Mitel Networks Corporation Employee Stock Option Plan (the "ESOP") is attached as APPENDIX "D" to this Schedule 3(s) and is described in the 2004 Company 20-F.

      - An aggregate of 25,000,000 Common Shares have been reserved for issuance under the ESOP. As of the date hereof, options to purchase an aggregate of 18,504,755 Common Shares of the Company have been granted and are outstanding under the ESOP.

      - A list of the record holders of options exercisable for shares of capital stock of the Company and its Subsidiaries, as at April 18, 2005, is attached as APPENDIX "E" to this Schedule 3(s).

OTHER PLANS

      - Effective May 14, 2001, the Corporation entered into the Mitel Networks Corporation U.S. Employee Stock Purchase Plan which plan provided a means for employees of Mitel Networks Inc. and Mitel Networks Solutions, Inc. to purchase common shares in the Corporation for a period of one (1) year from the effective date and in accordance with the terms provided therein. Although the plan is no longer active for the issuance of shares, shares remain issued and outstanding under the agreement.

      - The Company and Sun Life Financial Trust Inc. (the "Trustee") are party to the Mitel Networks Corporation Executive Pension Program Trust Agreement (the "Trust Agreement") dated February 17, 2001, a copy of which is attached to this
Schedule 3(s) as APPENDIX "F". The Company has agreed to pay certain supplemental retirement benefits ("supplemental benefits") to certain of its executive employees under a Supplementary Executive Retirement Program ("SERP"). Two Company executives, Paul Butcher and Carl Caruthers (the "Executives"), are (the only) participants under the SERP. Each of the Executives and the Company are party to a Supplemental Executive Retirement Plan (SERP) Agreement (the "SERP Agreement"), each dated February 17, 2001. The supplemental benefits have been calculated, in part, by the Company through notional contributions and notional Credits/Debits to one or more notional investment accounts (in the aggregate known as a notional account) on behalf of each Executive. The Company's obligations under each of the SERP Agreements are secured by one-year standby Letters of Credit. The Executive's notional account is administered by and is held in trust with the Trustee (the "Trust") under the terms of the Trust Agreement. As at June 30, 2004, the value of each executive's notional account was: (a) Paul Butcher - CDN$242,061.00; and (b) Carl Carruthers - CDN$222,013.00 (collectively, the "SERP Liability"). The Company intends to wind-up the SERP, and terminate the Trust Agreement and all outstanding SERP Agreements. In place of the SERP, the Company has established a Deferred Stock Unit Plan (the "DSUP") for the benefit of key employees of the Corporation, including the Executives ("DSUP Participants"). Upon executing a Deferred Share Unit Agreement in favour of and on terms satisfactory to the Company (the "DSU Agreement"), DSUP Participants will be eligible to receive Deferred Share Units ("DSUs") from the Company. Each DSU is equal to the value of a common share of the Company, as determined by the Company's Compensation Committee and in accordance with and subject to the terms of the DSUP. A copy of the DSUP is attached to this Schedule 3(s) as APPENDIX "G".

OTHER REDEMPTION OBLIGATIONS, SHAREHOLDER AGREEMENTS OR REGISTRATION RIGHTS AGREEMENTS

      - Pursuant to Section 5.5 of the Corporation's "Stock Option Administration Policy and Procedure", the Company has made it a practice to reinstate stock options for those employees terminated involuntarily and rehired within six months.

      - As a general practice, the Company accepts share subscriptions from certain employees for the purchase of Common Shares, and agrees to advance interest free loans to such employees to purchase such Common Shares. The Company has made it a practice, although it is not an obligation, to forgive loans for employees who are terminated involuntarily, In such instances, the Company redeems the shares not yet paid for.

      - There is a Registration Rights Agreement dated April 23, 2004. This is described more fully in the 2004 Company 20-F.

INDEBTEDNESS IN EXCESS OF US$250,000 INDIVIDUALLY AND US$2,000,000 IN THE AGGREGATE

See Schedule 3(t) Part 2 to this Disclosure Letter.

SHAREHOLDERS OF RECORD

      - For the Company, see APPENDIX "H" to this Schedule 3(s).

      - For each of the Company's Subsidiaries, see Schedule 3(a) to this Disclosure Letter.

                                                                  EXECUTION COPY

                    SCHEDULE 3(s) APPENDIX A - CBCA EXEMPTION

                                  SEE ATTACHED

[LOGO]          Industry Canada           Industrie Canada

                Corporations Canada       Corporations Canada
                9th Floor                 9th Stage
                Jean Edmonds Towers S.    Tour Jean Edmonds sud
                365 Laurier Avenue West   365, avenue Laurier x
                Ottawa, Ontario K1A OCB   Ottawa (Ontario) K1A OCB

                                                              December 21, 2004

                Natalie Gouthro
                Osler, Hoskin & Harcourt LLP
                Suite 1500
                50 O'Connor Street
                Ottawa, Ontario
                K1P 6L2

                Dear Ms, Gouthro:

                RE: APPLICATION FOR EXEMPTION
                    MITEL NETWORKS CORPORATION
                    CORPORATION MITEL NETWORKS

                Further to your letter of November 12, 2004, attached application and subsequent correspondence, please find enclosed exemptions No. A-004/04 granted to the above referenced corporation pursuant to subsection 2(6) of the Canada Business Corporations Act.

                Trusting this to be to your satisfaction. I remain,

                Yours truly,

                /s/ Christopher Burrell
                -----------------------------------------
                Christopher Burrell
                Arrangements and Exemptions Section
                Compliance and Policy Directorate
                Corporations Canada
                t (613) 948-4035
                f.(613) 941-5781

                Encl. A-004/04

                [CANADA LOGO]

[LOGO]          Industry Canada           Industrie Canada

                Canada Business           Loi canadienne sur les
                Corporations Act          societes par actions

                                                          Decision No. A-004/04
                                                          File No. 3854604

              IN THE MATTER CONCERNING THE DIRECTOR APPOINTED UNDER
                      THE CANADA BUSINESS CORPORATIONS ACT

                                       AND

                               THE APPLICATION OF

                           MITEL NETWORKS CORPORATION
                           CORPORATION MITEL NETWORKS

                     (hereinafter called the "Corporation")

             FOR THE ISSUING OF AN EXEMPTION UNDER SUBSECTION 2(6)

                                    EXEMPTION

            UPON APPLICATION OF the Corporation under subsection 2(6) of the Canada Business Corporations Act (the "Act"), for a determination that the corporation is not and was not at any time a distributing corporation,

            AND UPON reading the application documents and being satisfied that the determination would not be prejudicial to the public interest,

            IT IS HEREBY DETERMINED that MITEL NETWORKS CORPORATION / CORPORATION MITEL NETWORKS is not and was not a distributing corporation.

            THIS DETERMINATION Is made subject to the following terms:

            1. It ceases to have further effect if, after the date the exemption is granted.

                  (a) the Corporation becomes a "reporting issuer" under any legislation that is set out in column 2 of an item of Schedule 1 to the Canada Business Corporations Regulations, 2001;

                  (b) the Corporation has filed a prospectus or registration statement under provincial legislation or under the laws of a jurisdiction outside Canada (other than a registration statement under the United States Securities Exchange Act of 1934 which is not in connection with an offering of the Corporation's securities to the public);

                  (c) any of the securities of the Corporation are listed and posted for trading on a stock exchange in or outside Canada; or

                  (d) the Corporation is involved in, formed for, results from or is continued after an amalgamation, a reorganization, an arrangement or a statutory procedure, if one of the participating bodies corporate is a corporation to which paragraph (b) or (c) above applies.

            2. Notwithstanding that Corporation is not a distributing corporation, the Corporation shall have an auditor and an audit committee under s. 163 and s.171.

[CANADA LOGO]

            3. This determination shall cease to have effect if,at any time after the date the exemption is granted, the Corporation provides written notice to the Director appointed under the Act that the Corporation desires the determination to cease to have effect.

            DATED, this 21st day of December, 2004

                                                          /s/ Cheryl Ringor
                                                          ----------------------
                                                          Cheryl Ringor
                                                          Deputy Director

                                                                  EXECUTION COPY

                    SCHEDULE 3(s)- APPENDIX B - CIBC WARRANT

                                  SEE ATTACHED

Filed on May 9, 2006 as an exhibit to the Form F-1 of the Registrant, dated May 9, 2006, and incorporated herein by reference.

                            SCHEDULE 3(S) APPENDIX C

MITEL NETWORKS CORPORATION

WARRANTS

                                                 Date of    Certificate     Shares Subject   Price Per   Expiry
         Registered Name                          Issue          No.          to Warrant       Share      Date
----------------------------------------        ---------   ------------    --------------   ---------- ---------
Her Majesty the Queen in Right of Canada         10/16/02        1              4,634,522     $  2.75                $ 12,744,935.50
Her Majesty the Queen in Right of Canada         10/25/02        2              1,548,066     $  2.75                $  4,257,181.50
Her Majesty the Queen in Right of Canada         09/30/03        3              6,804,380     $  2.00                $ 13,608,760.00
Her Majesty the Queen in Right of Canada         09/30/04        4             13,862,943     $  1.00                $ 13,862,943.00
                                                                            -------------
                                                                               26,849,911
                                                                            -------------
CIBC World Markets Inc.                          04/29/04                       1,000,000     $  1.00   28-Apr-09    $  1,000,000.00

                                                                            -------------

EdgeStone Capital Equity Fund II Nominee,        04/23/04         Series 1      5,000,000     $  1.25   23-Apr-11    $  6,250,000.00
                                                                            -------------
EdgeStone Capital Equity Fund II-A, L.P.                          Series 2            tbd     $  0.00
                                                                            -------------
                                                                               32,849,911
                                                                            =============

                            SCHEDULE 3(S) APPENDIX D

[MITEL LOGO]

                           MITEL NETWORKS CORPORATION

                           EMPLOYEE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

The purpose of the Mitel Networks Corporation Employee Stock Option Plan is to develop the interest of and provide an incentive to eligible employees, directors, officers and consultants of Mitel Networks Corporation (the "Corporation"), any Subsidiary and any Affiliate (each as defined below), in the Corporation's growth and development by granting options to purchase Common Shares to eligible employees, directors, officers and consultants, thereby advancing the interests of the Corporation and its shareholders.

2. DEFINITIONS

In this Plan:

      a)    "AFFILIATE" has the meaning assigned by the Ontario Securities Act.

      b)    "ASSOCIATE" has the meaning assigned by the Ontario Securities Act.

      c) "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

      d) "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

      e)    "COMMITTEE" means:

            i) with respect to Participants, the Employee Compensation Committee appointed by the Board of Directors to administer the Plan and the Board of Directors if no Employee Compensation Committee has been appointed; and

            ii)   with respect to Director Participants, the Board of Directors.

            After the Corporation's Initial Public Offering, the Plan shall be administered by the Employee Compensation Committee and if the Corporation thereafter becomes subject to the requirements of section 162(m) of the Code, the composition of the Committee shall satisfy the requirements of section 162(m) of the Code and the accompanying United States Treasury Department Regulations.

      f) "COMMON SHARES" means the common shares of the Corporation, or in the event of an adjustment contemplated by Section 18, such other securities to which a Participant or a Director Participant may be entitled upon the exercise of an Option as a result of such an adjustment.

      g) "CONSULTANT" means an individual, other than an employee, that is engaged to provide consulting, technical, management or other services to the Corporation, a Subsidiary or an Affiliate under a written contract between the Corporation, the Subsidiary or the Affiliate and either the individual or a Consultant Company, if the individual spends or will spend a significant amount of time and attention on the affairs and business of the Corporation, the Subsidiary or the Affiliate, provided, however, that a Consultant shall exclude an individual who performs services in connection with the offer and sale of securities in a capital raising transaction or services that directly or indirectly promote or maintain a market for the Corporation's securities.

      h) "CONSULTANT COMPANY" means, with respect to an individual Consultant, either (i) a company of which the Consultant is an employee or shareholder; or (ii) a partnership of which the Consultant is an employee or partner.

      i) "CORPORATIONS ACT" means the Canada Business Corporations Act, as amended, and the regulations promulgated thereunder.

      j) "DATE OF GRANT" means, for any Option, the date specified by the Committee at the time it grants the Option, (provided, however, that such date shall not be prior to the date the Committee acts to grant the Option) or, if no such date is specified, the date upon which the Option was granted.

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

      k) "DIRECTOR PARTICIPANT" means a member of the Board of Directors of the Corporation who is not an employee of the Corporation.

      l) "DISABILITY" means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan.

      m) "EXERCISE DATE" means the date the Secretary of the Corporation receives from a Participant or a Director Participant a completed Notice of Exercise form with payment for the Option Shares being purchased.

      n) "EXERCISE PERIOD" means, with respect to any Option, the period during which a Participant or a Director Participant may purchase Option Shares pursuant to such Option.

      o) "INITIAL PUBLIC OFFERING" means the earlier of (i) listing and posting for trading of the Common Shares on any stock exchange in Canada or such other event by which the Corporation becomes a "reporting issuer" within the meaning of the Ontario Securities Act and (ii) initial registration of the Common Shares under the 1933 Act.

      p) "INSIDER" means: (i) an insider of the Corporation as defined in the Ontario Securities Act, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary, or an "affiliate" of the Corporation as defined in the 1934 Act; and (ii) an Associate of any person who is an Insider by virtue of this subsection.

      q) "OPTION" means a non-assignable and non-transferable option to purchase Option Shares granted by the Committee pursuant to the Plan.

      r) "OPTIONEE" means a Participant or a Director Participant who has been granted one or more Options.

      s) "OPTION SHARES" means Common Shares which are subject to purchase upon the exercise of outstanding Options.

      t) "OUTSTANDING ISSUE" means, at any time, the number of Common Shares that are outstanding immediately prior to any issuance of Option Shares, excluding Option Shares issued pursuant to this Plan as well as Common Shares issued pursuant to all other Share Compensation Arrangements during the preceding one year period.

      u) "PARTICIPANT" means an employee or officer of the Corporation, any Subsidiary or any Affiliate, a director (other than a Director Participant) of any Subsidiary or any Affiliate, and a Consultant or a Consultant Company.

      v) "PLAN" means the Mitel Networks Corporation Employee Stock Option Plan as set out herein and as amended from time to time in accordance with the provisions hereof.

      w) "QUEBEC PARTICIPANTS" has the meaning ascribed to it in Clause 6 hereof.

      x) "RELATED PERSON" means a director or senior officer of the Corporation or an Associate of a director or senior officer of the Corporation.

      y) "RETIREMENT" means retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65, or with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Committee, at or after such earlier age and upon the completion of such years of service as the Committee may specify.

      z) "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty of otherwise.

      aa) "STANDING COMMITTEE" means any sub-committee of the Board of Directors, established by the Board of Directors from time to time and shall include the Audit Committee and the Employee Compensation Committee.

      bb) "SUBSIDIARY" means any corporation in which the Corporation, directly or through one or more corporations which are themselves Subsidiaries of the Corporation, owns 50% or more of the shares eligible to vote at meetings of the shareholders.

      cc) "1933 ACT" means the United States Securities Act of 1933, as amended from time to time.

3. ELIGIBILITY

All Participants and Director Participants shall be eligible to participate in the Plan. Eligibility to participate shall not confer upon any Participant or Director Participant any right to be granted one or more Options pursuant to the Plan. The extent to which any Participant or Director Participant shall be entitled to be

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

granted Options pursuant to the Plan shall be determined in the sole and absolute discretion of the Committee.

4. NUMBER OF OPTION SHARES AVAILABLE FOR GRANTS

The aggregate number of Common Shares that may be issued pursuant to the exercise of Options shall not exceed 25,000,000 Common Shares, subject to adjustment pursuant to Section 18. No Option may be granted by the Committee that would have the effect of causing the total number of Common Shares subject to Options to exceed the total number of Common Shares reserved for issuance pursuant to the exercise of Options.

Upon the expiration, surrender, cancellation or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such Option shall again become available for grant under this Plan.

In addition,

      a) the aggregate number of Common Shares reserved for issuance to Insiders under the Plan shall not exceed 50% of the aggregate number of Common Shares that may be issued pursuant to the exercise of Options;

      b) the number of Common Shares reserved for issuance pursuant to the exercise of Options hereunder, together with the number of Common Shares reserved for issuance pursuant to the exercise of options under all of the Corporation's other previously established or proposed Share Compensation Arrangements (excluding Common Shares reserved for issuance under any stock purchase plan), shall not exceed 25% of the Outstanding Issue and no Common Shares shall be issued upon the exercise of an Option which, together with issuances of Common Shares under all of the Corporation's other previously established or proposed Share Compensation Arrangements, results in the issuance of greater than 25% of the Outstanding Issue within a one-year period;

      c) the number of Common Shares reserved for issuance pursuant to Options granted to Insiders or Related Persons, together with the number of Common Shares reserved for issuance to Insiders or Related Persons pursuant to all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 10% of the Outstanding Issue;

      d) the number of Common Shares issued to Insiders or Related Persons within a one year period, pursuant to the Plan and all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 10% of the Outstanding Issue;

      e) the number of Common Shares issued to any one Insider or Related Person and the Associates of any such Insider or Related Person within a one year period, pursuant to the Plan and all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 5% of the Outstanding Issue; and

      f) the number of Common Shares reserved for issuance pursuant to Options granted to any one Insider or Related Person and the Associates of any such Insider or Related Person, together with the number of Common Shares reserved for issuance pursuant to options or purchase rights granted to any one Insider or Related Person and the Associates of any such Insider or Related Person pursuant to all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 5% of the Outstanding Issue.

5. GRANTING OF OPTIONS

The Committee may from time to time grant Options to Participants to purchase a specified number of Option Shares at a specified exercise price per Option Share. The number of Options to purchase Option Shares to be granted, the Date of Grant, and such other terms and conditions of the Option shall be as determined by the Committee.

The Board of Directors shall grant Options to Director Participants at their discretion.

6. EXERCISE PRICE

Prior to the Initial Public Offering, if the Common Shares are not listed on a securities exchange, the exercise price per Option Share purchasable under an Option shall be determined by the Board of Directors but in any event shall not be lower than the fair market value of a Common Share on the Date of

MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

Grant. For the purposes of this Clause 6, fair market value shall be determined in accordance with a documented valuation methodology consistently applied that would take into account equity transactions that were completed in the last twelve months prior thereto, valuations of peer companies in the industry and other industry-specific or company-specific events that would impact on the value of the common shares of the Company; except that, in the case of Options to be granted to Participants who are resident in the Province of Quebec ("Quebec Participants"), if the exercise price per Option Share established by the Board of Directors is less than the price per Common Share of the last arm's length Common Share transaction during the previous twelve (12) month period, the Corporation shall obtain shareholder approval in respect of such Options to be granted to Quebec Participants and if such grants have already been made without shareholder approval, then the Corporation shall obtain ratification of the shareholders at the very next meeting of shareholders.

After the Initial Public Offering, the exercise price per Option Share purchasable under an Option shall be no less than (a) the average of the daily high and low board lot trading price of the Common Shares for the five (5) trading days preceding the Date of Grant, rounded to the next highest cent, if the Common Shares are listed on a securities exchange in Canada, (b) the average of the daily high and low sales price of the Common Shares reported in the consolidated reporting system in the United States for the five (5) trading days preceding the Date of Grant, rounded to the next highest cent, if the Common Shares are not listed on a securities exchange in Canada, or (c) the fair market value of a Common Share on the Date of Grant, as reasonably determined by the Committee, if the sales price of the Common Shares is not reported in the consolidated reporting system in the United States.

7. EXERCISE PERIOD

Unless otherwise specified by the Committee at the time of granting an Option and except as otherwise provided in the Plan, each Option shall be exercisable in the following installments:

PERCENTAGE OF TOTAL NUMBER OF OPTION SHARES
         WHICH MAY BE PURCHASED                                       EXERCISE PERIOD OF OPTION
--------------------------------------------           -------------------------------------------------------
               25%                                     From the first anniversary of the Date of Grant to and
                                                       including the fifth anniversary of the Date of Grant

               25%                                     From the second anniversary of the Date of Grant to and
                                                       including the fifth anniversary of the Date of Grant

               25%                                     From the third anniversary of the Date of Grant to and
                                                       including the fifth anniversary of the Date of Grant

               25%                                     From the fourth anniversary of the Date of Grant to and
                                                       including the fifth anniversary of the Date of Grant

Once an Option becomes exercisable it shall remain exercisable until expiration or termination of the Exercise Period, unless otherwise specified by the Committee. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Committee shall have the right to accelerate the date upon which any installment of any Option is exercisable.

8. TERM OF OPTIONS

Subject to accelerated termination as provided for in the Plan, each Option shall, unless otherwise specified by the Committee, expire on the fifth anniversary of the Date of Grant, provided, however, that no Option may be exercised after the tenth anniversary of the Date of Grant.

9. EXERCISE OF OPTIONS

An Optionee may at any time within the Exercise Period elect to purchase all or a portion of the Option Shares which such Optionee is then entitled to purchase by delivering to the Secretary of the Corporation a completed Notice of Exercise, specifying the Date of Grant of the Option being exercised, the exercise price of the Option and the number of Option Shares the Optionee desires to purchase. The Notice of

MITEL NETWORKS CORPORATION                          EMPLOYEE STOCK OPTION PLAN

Exercise shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Corporation or by such other means as may be specified by the Committee. Without limiting the foregoing, after the Initial Public Offering, the Committee may permit an Optionee to pay the exercise price of the Option by authorizing a third party (a broker) to sell Option Shares acquired upon exercise of the Option and remitting to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price (and any tax withholding resulting from such exercise). Notwithstanding the preceding provisions of this Section 9. the Committee may deny an Optionee the right to purchase Option Shares if such purchase would exceed the limitations of Section 4 hereof.

10. WITHHOLDING OF TAX

If the Corporation determines that under the requirements of applicable taxation laws it or any Subsidiary or Affiliate is primarily liable or is obliged to withhold for remittance to a taxing authority any amount arising upon exercise of an Option, the Corporation or the relevant Subsidiary or Affiliate may, prior to and as a condition of the Corporation issuing the Option Shares, require the Optionee exercising the Option to pay to the Corporation, or to the relevant Subsidiary or Affiliate, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Corporation or the relevant Subsidiary or Affiliate is liable for or is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be payable at the time of exercise of the Option or such later date as may be agreed to by the Corporation or the relevant Subsidiary or Affiliate, In the event that the Optionee is unable to remit the required sum at the time of exercise of the Option the Optionee shall as a condition precedent to the issue of the shares hereby grants full power of attorney and/or legal authorization to the Corporation or the relevant Subsidiary or Affiliate to sell, or, with respect only to the Corporation, to withhold, a sufficient number of Option Shares to meet the tax liability and/or any amount required to be remitted to the taxing authority and to issue to the Optionee the balance of the Option Shares together with any remaining balance of the sale proceeds.

In connection with any Option granted to a Participant employed by an Affiliate organized in the United Kingdom or in the event of a Participant's change of employment among Affiliates organized in the United Kingdom, the Committee may require the Participant to enter into a UK Inland Revenue approved election to transfer the secondary Class 1A National Insurance Contributions liability from such employing Affiliate to the Participant under the Child Support Pensions and Social Security Act 2000. In the event that such a requirement is made, either in connection with the grant of an Option or a change in employment, and no such election is entered into within one month or such later date as the Corporation shall determine, the Option granted to a Participant (if such election is requested to be made in connection with the grant of an Option) or all Options previously granted to a Participant (if such election is requested to be made in connection with a change of employment) shall immediately lapse.

11. SHARE CERTIFICATES

Subject to the provisions of Section 4 hereof, upon exercise of an Option and payment in full of the exercise price and any applicable tax withholdings, the Corporation shall cause to be issued and delivered to the Optionee within a reasonable period of time a certificate or certificates in the name of or as directed by the Optionee representing the number of Option Shares the Optionee has purchased.

12. TERMINATION OF EMPLOYMENT OR SERVICES

Unless otherwise determined by the Committee, if an Optionee's employment or services terminate for any reason other than death, Disability or Retirement, any Option (other than a Director's Option) held by such Optionee shall thereupon terminate effective the date that written notice of the termination is delivered to the employee, except that each such Option, to the extent then exercisable, may be exercised for the lesser of 60 days following the delivery date of such written notice of termination, or the balance of such Option's term. Nothing contained in this Section 12 shall confer upon any Participant any right to notice or payment in lieu of notice of termination of employment or services.

Options shall not be affected by any change of employment within or among the Corporation or any Subsidiary.

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

Unless otherwise determined by the Board of Directors, if an Optionee's services terminate for any reason other than death, any Director Participant's Option, to the extent it becomes exercisable, held by such Optionee can be exercised within the lesser of three years from the date of termination or the balance of such Option's term.

13. TERMINATION BY REASON OF DEATH, DISABILITY OR RETIREMENT

If an Optionee's employment or services terminate by reason of death, any unvested Option held by such Optionee vests immediately and may thereafter be exercised for a period of 365 days (or such other period as the Committee may specify) from the date of such death. For greater certainty, any Options which would have expired during the one-year period shall be extended to the end of the one-year period.

Except in the case of a Director Participant's Option, if an Optionee's employment or services terminate by reason of Disability or Retirement, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or to such other extent as the Committee may determine, until the expiration of the stated term of such Option.

14. TRANSFER AND ASSIGNMENT

Options granted under the Plan are not assignable or transferable by the Optionee or subject to any other alienation, sale, pledge or encumbrance by such Optionee except by will or by the laws of descent and distribution. During the Optionee's lifetime Options shall be exercisable only by the Optionee. The obligations of each Optionee shall be binding on his heirs, executors and administrators.

15. NO RIGHT TO EMPLOYMENT

The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to expectation of employment by, or to continue in the employment of, the Corporation, any Subsidiary or any Affiliate, or to be retained as a Consultant or as a director or officer of the Corporation, any Subsidiary or any Affiliate.

16. RIGHTS AS SHAREHOLDERS

The Optionee shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Corporation and the Option Shares have been issued to the Optionee (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

17. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. No member of the Committee, while a member, shall be eligible to participate in the Plan other than with respect to Options granted as set forth in Schedule 1 to the Plan. Subject to the terms of the Plan, the Committee shall have the authority to:

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

      a) determine the individuals and entities (from among the class of individuals and entities eligible to receive Options) to whom Options may be granted;

      b)    determine the number of Option Shares to be subject to each Option;

      c) determine the terms and conditions of any grant of Option, including but not limited to

            i)    the time or times at which Options may be granted;

            ii) the exercise price at which Option Shares subject to each Option may be purchased;

            iii) the time or times when each Option shall become exercisable and the duration of the Exercise Period;

            iv) whether restrictions or limitations are to be imposed on Option Shares, and the nature of such restrictions or limitations, if any;

            v) any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Committee may determine;

            vi) to cancel, amend, adjust or otherwise change any Option under such circumstances considered appropriate by the Committee;

            vii) upon the direction of the Board of Directors, prior to the Initial Public Offering, to require that an Optionee execute a shareholder's agreement, with such terms as the Board of Directors deems appropriate, with respect to any Common Shares issued or distributed pursuant to this Plan; and

            viii) If requested by the Corporation or by any managing underwriter in connection with any public offering of securities of the Corporation under the Ontario Securities Act, the 1933 Act, or other applicable securities law, to require a recipient (including any successor) not to sell or otherwise transfer any shares or other securities of the Corporation during the 180-day period following the date of issuance by the Ontario Securities Commission of a receipt for a prospectus relating to securities of the Corporation under the Ontario Securities Act and the effective date of a registration statement of the Corporation filed under the 1933 Act (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the "Market Standoff Period"). Such restriction shall apply only to the first prospectus of the Corporation filed with the Ontario Securities Commission under the Ontario Securities Act for which a receipt is issued and the first registration statement of the Corporation to become effective under the 1933 Act that includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Ontario Securities Act or the 1933 Act, as the case may be. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period; and

      d) interpret the Plan and prescribe and rescind rules and regulations relating to the Plan.

The interpretation and construction by the Committee or the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final and binding on all persons. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation, any Subsidiary or any Affiliate as the Committee shall determine, but only with respect to Participants who are not Insiders or subject to section 162(m) of the Code (or any amended or successor provisions).

18. RECAPITALIZATION AND REORGANIZATION

The number of Common Shares reserved for issuance pursuant to the exercise of Options, the number of Option Shares subject to each outstanding Option and the exercise price for such Option Shares shall be appropriately adjusted for any subdivision, redivision, consolidation or any similar change affecting the Common Shares.

19. CONDITIONS OF EXERCISE

The Plan and each Option shall be subject to the requirement that, if at any time the Committee determines that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state, federal or other applicable law, or the consent or approval of any governmental body, securities exchange, or the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

The Committee may, in its discretion, require as a condition to the exercise of any Option that the Optionee shall have represented at the time of exercise, in form and substance satisfactory to the Corporation, that the Optionee (i) understands that the Common Shares are "restricted securities," as that term is defined in Rule 144 under the 1933 Act, and, accordingly, the Optionee may be required to hold the Common Shares indefinitely unless they are registered under the 1933 Act or an exemption from such registration is available, (ii) is acquiring the Common Shares issued pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, (iii) understands that the Corporation is not under any obligation to register the Common Shares under the 1933 Act or to comply with any exemption thereunder, and (iv) understands that if Common Shares are issued without registration under the 1933 Act, a legend to this effect may be endorsed upon the securities so issued, as well as any other legends as the Corporation may deem appropriate or that may be required by the Corporation or by the applicable securities laws.

20. LOANS

The Board of Directors may, in its discretion, but subject always to section 44 of the Corporations Act, grant loans, on such terms as are permitted by law and the Board of Directors may determine, to Optionees to enable them to purchase Option Shares, provided that all Common Shares purchased with the proceeds of such loans shall be held by a trustee until the Corporation has been repaid in full.

21. RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT

      a) OFFER - Prior to the Corporation's Initial Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of Common Shares that were acquired by him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Corporation by giving the Corporation written notice disclosing: (i) the name of the proposed transferee of the Common Shares; (ii) the certificate number and number of shares of Common Shares proposed to be transferred or encumbered;
            (iii) the proposed price; (iv) all other terms of the proposed transfer; and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Corporation shall have the option to purchase all or part of such Common Shares at the then current fair market value and may pay such price in equal installments over a period not to exceed four years, at the discretion of the Board of Directors.

      b) SALE - In the event the Corporation (or a shareholder, as described below) does not exercise its option to purchase the Common Shares, as provided in Section 21 (a), the individual shall have the right, subject to compliance with applicable securities laws, to sell, encumber, or otherwise dispose of the Common Shares described in
            Section 21 (a) at the price and on the terms of the transfer set forth in the written notice to the Corporation, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Corporation must again be given an option to purchase, as provided above.

      c) ASSIGNMENT OF RIGHTS - The Board of Directors, in its sole discretion, may waive the Corporation's right of first refusal and repurchase right under this Section 21, If the Corporation's right of first refusal or repurchase right is so waived, the Board of Directors may, in its sole discretion, assign such right to the remaining shareholders of the Corporation in the same proportion that each shareholder's stock ownership bears to the stock ownership of all the shareholders of the Corporation, as determined by the Board of Directors. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

      d) PURCHASE BY THE CORPORATION - Prior to the Corporation's Initial Public Offering, if a Participant ceases to be employed by, or provide service to, the Corporation, any Subsidiary or any Affiliate, the Corporation shall have the right to purchase, for a period of 60 days following the date such Participant ceases to be employed by, or provide service to, the Corporation, any Subsidiary or any Affiliate, all or part of any Common Shares acquired by him or her under this Plan at the fair market value of such Common Shares on the date, if any, on which such shares are repurchased by the Corporation, as reasonably determined by the Committee; provided, however, that such

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

            repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

      e) INITIAL PUBLIC OFFERING - On and after the Corporation's Initial Public Offering, the Corporation shall have no further right to purchase Common Shares under this Section.

      f) SHAREHOLDER'S AGREEMENT - Notwithstanding the provisions of this Section, if any Participant shall have executed or shall hereafter execute, a shareholder's agreement that governs any Common Shares distributed pursuant to this Plan, the provisions of this Section shall not apply to such Common Shares and the provisions of the shareholder's agreement shall govern, but only to the extent of any inconsistency between the provisions of such shareholder's agreement and of this Plan.

22. NOTICES

All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

Mitel Networks Corporation
350 Legget Drive
Kanata, Ontario K2K 2W7
Canada
Attention: Corporate Secretary

Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.

23. CORPORATE ACTION

Nothing contained in the Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option, including, but not limited to any adjustments to exercise price, exercise period or number of Option Shares with respect to an Option previously granted if required by any securities exchange as a condition of any listing being sought by the Corporation at the time of the Corporation's Initial Public Offering or if required by applicable securities law.

24. AMENDMENTS

The Board of Directors shall have the right, in its sole discretion, to alter, amend, modify or terminate the Plan or any Option granted under the Plan at any time without notice. Subject to Sections 19 and 23, no such amendment, however, may, without the consent of the Optionee, alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan.

25. CHANGE IN CONTROL

Unless otherwise determined by the Committee or the Board of Directors at or after the Date of Grant, any Options outstanding immediately prior to the occurrence of a "CHANGE IN CONTROL" (as defined below), but which are not then exercisable, shall become fully exercisable upon the occurrence of a Change in Control. Unless otherwise determined by the Committee or the Board of Directors at or after the Date of Grant, all such outstanding Options shall be cashed out at the "Change in Control Price" (as defined below), less the applicable exercise price for such Options, as of the date such Change in Control is determined to have occurred, or as of such other date as the Committee or the Board of Directors may determine prior to the Change in Control. Outstanding Options may only be cashed out, as described above, if the Change in Control Price is higher than the exercise price for such outstanding options. If the Change in Control Price is equal to or lower than the exercise price for such outstanding Options, the Committee or the Board of Directors may terminate such outstanding Options and such outstanding Options shall be of no further force or effect. Further, the Committee or the Board of Directors shall have the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from the Change in Control. In addition, and notwithstanding Section 24, the Committee or the Board of Directors shall have the right to determine, at its discretion, that Options outstanding, but which are not then exercisable, shall not become exercisable and shall be canceled in the event of a Change in Control.

MITEL NETWORKS CORPORATION                           EMPLOYEE STOCK OPTION PLAN

For purposes of this Section, a "CHANGE IN CONTROL" shall mean the happening of any of the following events:

      a) where any "person", or any "affiliate" or "associate" of such person, as those terms are defined by the Corporations Act, other than the Corporation, a Subsidiary, an Affiliate, or an employee benefit plan of the Corporation, of a Subsidiary or of an Affiliate, including any trustee of such plan acting as trustee, hereafter acquires, the direct or indirect "beneficial ownership", as defined by the Corporations Act, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or

      b) the occurrence of a transaction requiring approval of the Corporation's shareholders involving the acquisition of the Corporation by an entity through purchase of assets, by amalgamation or otherwise.

For the purposes of this Section, "CHANGE IN CONTROL PRICE" means the highest price per Common Share paid in any transaction reported on a securities exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Corporation at any time during the five (5) trading days (or if the Common Shares are not listed on any securities exchange and are not quoted for trading on a United States automated quotation system, during the three month period) preceding the Change in Control, as determined by the Committee or the Board of Directors.

26. TERMINATION OF PLAN

The Plan shall continue in effect until the Board of Directors, in its discretion, resolves to terminate the Plan. The termination of the Plan shall have no effect on outstanding Options, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of the Plan, provided that no Option may be exercised after the tenth anniversary of its Date of Grant.

27. FURTHER ASSURANCES

Each Participant or Director Participant shall, when requested to do so by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation.

28. UNFUNDED STATUS PLAN

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

29. GOVERNING LAW

The Plan is established under the laws of the Province of Ontario, and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.

DATED this 6th day of March, 2001, as amended as of the May 8, 2001, August 3, 2001, June 18, 2002. September 6, 2002, June 13, 2003, July 15, 2004 and further amended on March 17, 2005.

MITEL NETWORKS CORPORATION

"Terence H. Matthews"

Chairman

"Kent H.E. Plumley"

Secretary

                            SCHEDULE 3(S) APPENDIX E

OPTIONS OUTSTANDING REPORT                            MITEL NETWORKS CORPORATION

                                        AS OF 4/18/2005
                                                                                                           Aggregate
                                 Options      Option    Options    Options       Options      Options     Outstanding
                                 Granted       Price   exercised  Cancelled    Exercisable  Outstanding   Option Price
MITEL NETWORKS CORPORATION
    3/6/2001 Non-Qualified      11,469,200     3.50      8,312     9,896,243    1,564,645     1,564,645  $ 5,476,257.50
    5/9/2001 Non-Qualified       2,527,838     3.50      3,000     1,998,684      524,652       526,152  $ 1,841,532.00
   6/15/2001 Non-Qualified         527,850     4.00          0       365,689      125,844       162,161  $   648,644.00
   6/27/2001 Non-Qualified         146,600     4.00          0       123,600       17,250        23,000  $    92,000.00
   7/30/2001 Non-Qualified          18,800     4.00          0        18,800            0             0  $         0.00
   8/29/2001 Non-Qualified          17,518     4.00      1,895        15,623            0             0  $         0.00
   9/21/2001 Non-Qualified         212,760     4.00          0       131,375       61,312        81,375  $   325,500.00
  12/13/2001 Non-Qualified         209,450     4.00          0       111,500       73,462        97,950  $   391,800.00
   2/25/2002 Non-Qualified         227,290     4.00          0       129,940       79,262        97,350  $   389,400.00
   4/26/2002 Non-Qualified         610,335     4.00          0       223,085      197,119       387,250  $ 1,549,000.00
   6/18/2002 Non-Qualified         176,500     2.75          0       150,250       13,750        26,250  $    72,187.50
   7/12/2002 Non-Qualified         114,000     2.75          0             0       57,000       114,000  $   313,500.00
    9/6/2002 Non-Qualified         375,500     2.75          0       167,500      104,000       208,000  $   572,000.00
  12/11/2002 Non-Qualified         199,500     2.75          0        37,500       85,000       162,000  $   445,500.00
   3/11/2003 Non-Qualified          36,000     2.75          0         3,000       16,500        33,000  $    90,750.00
   6/12/2003 Non-Qualified         371,500     2.75          0       304,000       16,875        67,500  $   185,626.00
   7/18/2003 Non-Qualified         118,000     2.75          0             0       29,500       118,000  $   324,500.00
    9/4/2003 Non-Qualified         101,500     2.75          0        80,500        5,250        21,000  $    57,750.00
   12/9/2003 Non-Qualified         632,200     2.00          0       448,763       46,367       183,437  $   366,874.00
   6/15/2004 Non-Qualified           1,000     1.00          0         1,000            0             0  $         0.00
   7/15/2004 Non-Qualified         250,000     1.00          0             0            0       250,000  $   250,000.00
   7/26/2004 Non-Qualified      10,350,144     1.00          0       350,880            0     9,999,264  $ 9,999,264.00
   8/20/2004 Non-Qualified          49,451     1.00          0             0            0        49,451  $    49,451.00
    9/9/2004 Non-Qualified         269,387     1.00          0         5,000            0       264,387  $   264,387.00
   12/9/2004 Non-Qualified         336,783     1.00          0         2,800            0       333,983  $   333,983.00
   3/17/2005 Non-Qualified       3,735,600     1.00          0         1,000            0     3,734,600  $ 3,734,600.00
PLAN TOTALS                     33,084,694              13,207    14,566,732    3,017,788    18,504,755  $27,774,505.00

                                                                  EXECUTION COPY

                                  SCHEDULE 3(s)
                       APPENDIX F - SERP TRUST AGREEMENT

                                  SEE ATTACHED

[SUN LIFE FINANCIAL LOGO]

November 28, 2002

Ms. Sharron McIntyre
Mitel Networks Corporation
350 Legget Drive
Kanata ON K2K 2W7

RE: TRUST AGREEMEAT

Dear Sharron,

Attached please find a copy of the signed Trust Agreement, as requested.

Please feel free to contact me if you have any questions regarding the attached document.

Yours truly,

/s/ Alain Rondeau
Alain Rondeau
Pension Account Specialist
Group Retirement Services

Encl.

              MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM
                                TRUST AGREEMENT

ARTICLE 1
        SCHEDULES, DEFINITIONS, GENDER AND NUMBER
        1.1       Schedules                                                                        1
        1.2       Definitions                                                                      1
        1.3       Gender and Number                                                                1

ARTICLE 2
        THE TRUST FUND AND ACCEPTANCE OF TRUST
        2.1       Establishment of the Trust Fund                                                  2
        2.2       The Trust Fund                                                                   2
        2.3       Acceptance of Trust                                                              2
        2.4       Fiscal Year End                                                                  2
        2.5       Certain obligations of the Company                                               2

ARTICLE 3
        SERP LIABILITY AND ANNUAL CONTRIBUTIONS
        3.1       SERP Liability                                                                   3
        3.2       Additional Contributions                                                         3
        3.3       Application of Contributions                                                     3
        3.4       RCA Tax on Contributions                                                         3

ARTICLE 4
        LETTER OF CREDIT
        4.1       Application for and Terms of Letters of Credit                                   3
        4.2       Fees                                                                             4
        4.3       Reminder Notice                                                                  4
        4.4       Inability to Transfer or Pledge                                                  4
        4.5       Timetable                                                                        4

ARTICLE 5
        DEFAULT
        5.1       Events of Default                                                                4
        5.2       Relation of Event of Default to Particular SERP Agreement                        5
        5.3       Draw-down of Letter of Credit                                                    5
        5.4       Effect of an Event of Default                                                    5
        5.5       Obligation of Company to Notify                                                  6

ARTICLE 6
        PAYMENTS FROM THE TRUST FUND
        6.1       Payments to Participants after Default under Section 5.1(a)                      6
        6.2       Payment to Participants after Default under Section 5.l(b), (c), (d) or (e)      6
        6.3       Trust Fund Held for Plan Purposes                                                7
        6.4       Other Authorized Payments                                                        7
        6.5       Effect of Proper Payment                                                         7

ARTICLE 7
        CONCERNING THE TRUSTEE
        7.1       Duties and Responsibilities of the Trustee                                       8
        7.2       Authority of Trustee Conclusive                                                  8
        7.3       General Powers                                                                   8
        7.4       Liability of Trustee                                                            10
        7.5       Permitted Reliance                                                              10
        7.6       Permitted Conflicts of Interest                                                 10
        7.7       Compensation and Expenses                                                       10
        7.8       Accounts and Records                                                            11
        7.9       Income Tax and Certain Other Obligations                                        11
        7.10      Resignation and Removal of Trustee                                              11
        7.11      Appointment of Successor Trustee                                                12
        7.12      Liability following Resignation or Removal                                      12

ARTICLE 8
        INVESTMENTS
        8.1       Investment of Trust Fund                                                        12

ARTICLE 9
        PARTICIPANTS' MEETINGS
        9.1       Right to Convene Meetings                                                       12
        9.2       Notice                                                                          13
        9.3       Regulations                                                                     13
        9.4       Chairman                                                                        13
        9.5       Quorum                                                                          13
        9.6       Show of Hands                                                                   13
        9.7       Poll and Voting                                                                 13
        9.8       Ordinary Resolution                                                             13
        9.9       Decisions by Ordinary Resolution                                                13
        9.10      Special Resolution                                                              13
        9.11      Decisions by Special Resolution                                                 13
        9.12      Instruments in Writing                                                          14
        9.13      Binding Effect of Resolution                                                    14

ARTICLE 10
        AMENDMENT AND TERMINATION
        10.1      Amendment of Letters of Credit                                                  14
        10.2      Amendment of Agreement                                                          14
        10.3      Termination of Agreement and Trust Fund                                         15
        10.4      Wind-Up of Trust Fund                                                           15

ARTICLE 11
        GENERAL PROVISIONS
        11.1      Authority to Act                                                                16
        11.2      Notices                                                                         16
        11.3      Severability                                                                    16
        11.4      Notice of Alienation of Benefits                                                16
        11.5      Assignment                                                                      16
        11.6      Governing Law                                                                   17
        11.7      Binding Effect                                                                  17
        11.8      Inconsistency with SERP Agreement                                               17

SCHEDULE << A >>
        DEFINITIONS                                                                                1

SCHEDULE << B >>
        ASSUMPTIONS TO DETERMINE SERP LIABILITY                                                    2

SCHEDULE << C >>
        CERTIFICATE OF AUTHORIZED SIGNING OFFICERS                                                 3

SCHEDULE << D >>
        FORM OF LETTER OF CREDIT                                                                   4

SCHEDULE << E >>
        ANNUAL TIMETABLE DEADLINES                                                                 9

              MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM
                                TRUST AGREEMENT

Made as of the 17(th) day of February, 2001

BETWEEN MITEL NETWORKS CORPORATION, a company duly incorporated under the laws of Canada (the <<Company>> )

AND SUN LIFE FINANCIAL TRUST INC., a trust company duly incorporated under the laws of Canada (the <<Trustee>> )

      WHEREAS the Company has adopted the Executive Pension Program and pursuant thereto has approved the entering into of individual Supplemental Executive Retirement Plan Agreements (<<SERP Agreements>>) with designated executives (referred to herein individually as the <<Executive>> and collectively the
<<Executives>>);

      WHEREAS the Company has agreed to pay supplemental retirement benefits to the Executives and, upon their death, to the surviving spouse, beneficiary or estate, as the case may be (the <<Participants>>);

      WHEREAS the Company wishes to secure its obligations under the SERP Agreements from time to time and accordingly establishes hereby and for that purpose a trust fund known as the Mitel Networks Corporation Executive Pension Program Trust Fund (the <<Trust Fund>>);

      WHEREAS the Trustee shall hold one-year standby letters of credit (<<Letters of Credit>>), the aggregate face values of which will equal the SERP Liability (as defined in Section 3.1 hereof) and whereas such Letters of Credit may be supplemented from time to time in a given year and will be amended or replaced, to the extent necessary, every year (until such time, if any, as an Event of Default occurs);

      WHEREAS upon the occurrence of an Event of Default, the Trustee shall draw down on the relevant letter(s) of credit, the proceeds of which will then form part of the Trust Fund;

      WHEREAS the Trust Fund shall constitute a retirement compensation arrangement under the Income Tax Act (Canada) (the <<ITA>>), thereby requiring the payment of certain refundable tax under the ITA(the <<RCA Tax>>);

      WHEREAS the parties wish to set forth in this Agreement the terms and conditions under which the Trustee is to administer, hold, invest, reinvest and apply the Trust Fund;

NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                             SCHEDULES, DEFINITIONS,
                                GENDER AND NUMBER

1.1 SCHEDULES - The Schedules hereto shall form an integral part of this Agreement.

1.2 DEFINITIONS - For purposes hereof, the terms set forth in Schedule <<A>> hereto shall have the meanings set forth therein.

1.3 GENDER AND NUMBER - Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall extend to and include the feminine and neuter genders, unless the context clearly requires otherwise.

                                    ARTICLE 2
                     THE TRUST FUND AND ACCEPTANCE OF TRUST

2.1 ESTABLISHMENT OF THE TRUST FUND - The Company has paid to the Trustee, in trust, to establish the Trust Fund, an initial contribution of $6,731.16 less the applicable RCA Tax of $3,365.58. The balance shall be applied by the Trustee to obtain initial Letters of Credit on or before April 17, 2001 in an aggregate amount of $474,300.00 that expires on December 31, 2001, the whole in accordance with Article 4. The aggregate amount of the Letters of Credit represents the Company's estimate of the liability that will accrue to Participants under the SERP Agreements to December 31, 2001

2.2 THE TRUST FUND - The Trust Fund shall consist of:

      (a) the above-mentioned initial contribution and all additional Contributions by the Company pursuant to Section 3.2, net of any RCA Tax payable thereon;

      (b) the above-mentioned initial Letters of Credit, and any amendments or replacements thereof;

      (c) the proceeds of a Letter of Credit, net of any RCA Tax payable thereon;

      (d) all securities or other property of any nature held by the Trust Fund and any capital or Income proceeds therefrom;

      (e) all earnings and profits earned by the Trust Fund, net of RCA Tax payable thereon; and

      (f) the right to the RCA Tax held by Canada Customs and Revenue Agency (<<Revenue Canada>>),

      LESS all distributions and payments properly payable therefrom in accordance with the terms of this Agreement.

2.3 ACCEPTANCE OF TRUST - The Trustee hereby accepts the trust created by this Agreement (the <<Trust>>). In doing so, the Trustee agrees to hold the Trust Fund in trust and to administer, hold, invest, reinvest and apply the Trust Fund in the manner, for the purposes and in accordance with the terms and conditions set forth in this Agreement.

2.4 FISCAL YEAR END - The fiscal year of the Trust Fund shall end on December 31 of each year.

2.5 CERTAIN OBLIGATIONS OF THE COMPANY - In addition to obligations of the Company described elsewhere in this Agreement, the Company shall file any and all returns and forms relating to the Trust Fund that are required to be filed by the Company under applicable law and, unless expressly stated to the contrary herein, the Company shall pay all expenses incurred by the Trust Fund with respect to its creation, management and maintenance, including without limitation, the compensation and expenses due to persons engaged pursuant to
Section 7.3(j) and to the Trustee pursuant to Section 7.7 and the cost of indemnifying the Trustee pursuant to Section 7.3(d).

                                    ARTICLE 3
                     SERP LIABILITY AND ANNUAL CONTRIBUTIONS

3.1 SERP LIABILITY - The Company shall ensure that the Trustee receives, not later than November 15 of each year, written notice of the Company's estimate of the maximum liability that will accrue to each Participant under his or her SERP Agreement to December 31 of the following year (the aggregate liability accruing to all Participants shall be referred to herein as the <<SERP Liability>>). In making such determination, the Company shall use the assumptions set forth in Schedule <<B>> hereto, which assumptions may be amended from time to time by the Company.

3.2 ADDITIONAL CONTRIBUTIONS - Not later than 15 business days prior to December 31 of each year, commencing in 2001, the Company shall make an annual contribution, in trust, to the Trust Fund (the <<Contribution>>) of the amount necessary to enable the Trustee to obtain replacement or amended Letters of Credit, the aggregate face values of which equal the SERP Liability determined under Section 3.1. For greater certainty, the making of Contributions shall not relieve the Company of its obligations under the SERP Agreements.

3.3 APPLICATION OF CONTRIBUTIONS - The Trustee shall forthwith upon its receipt of a Contribution pursuant to Section 3.2 apply such amount for one purpose only, namely to obtain replacement or amended Letters of Credit that expire on December 31 of the following year.

3.4 RCA TAX ON CONTRIBUTION - The Company shall forthwith establish its own retirement compensation arrangement remittance account with Canada Customs and Revenue Agency. Thereafter, it shall remit to the Receiver General of Canada, within the prescribed time, the RCA Tax payable with respect to the initial contribution and each Contribution and shall confirm such remittance to the Trustee in writing on or before each fiscal year end of the Trust.

                                    ARTICLE 4
                                LETTER OF CREDIT

4.1 APPLICATION FOR AND TERMS OF LETTERS OF CREDIT - In respect of the initial Letters of Credit referred to in Section 2.1, the Company shall arrange for the issuance to the Trustee by one or more Canadian chartered banks (<<Institutions>>) irrevocable standby Letters of Credit in substantially the form set forth in Schedule <<D>>, the aggregate face values of which shall equal the liability assessed by the Company as accruing to December 31, 2001 under the SERP Agreements. Each of these initial Letters of Credit shall expire on December 31, 2001, shall designate the Trustee as beneficiary and shall require the Institution to honour a written demand for payment that is made by the Trustee in accordance with this Agreement and the terms of the Letter of Credit.

      Thereafter, not later than 15 business days prior to December 31 every year, commencing in 2001, the Company shall have arranged for the issuance to the Trustee by one or more Institutions replacement or amended Letters of Credit in substantially the form set forth in Schedule <<D>>, the aggregate face values of which shall equal the SERP Liability determined under Section 3.1. Each Letter of Credit will have a one-year term and expire on December 31 of the year following which it is issued. Each Letter of Credit shall designate the Trustee as beneficiary and shall require the Institution to honour a written demand for payment that is made by the Trustee in accordance with this Agreement and the terms of the Letter of Credit.

      In the case of each new SERP Agreement entered into after the date of this Agreement, the Company shall arrange for the issuance of an initial Letter of Credit that will cover the liability accruing to December 31 of the particular year, and the replacement or amendment of such Letter of Credit will be in accordance with the terms of this Article 4.

4.2 FEES - The fees due to the Institution for each Letter of Credit shall be paid by the Trustee from the Trust Fund.

4.3 REMINDER NOTICE - The Trustee will send a written notice to the Company between November 1 and November 30 of each year, reminding the latter of its obligation to arrange for the issuance of replacement or amended Letters of Credit by, not later than 10 business days prior to December 31 of that year. The parties hereto acknowledge that should the Company fail to receive such a notice for any reason whatsoever, the Company shall not be relieved of any of its obligations under this Agreement.

4.4 INABILITY TO TRANSFER OR PLEDGE - Notwithstanding Section 7.3 or any other provisions of this Agreement, but subject to Section 5.4, the Trustee shall not be permitted to transfer, or otherwise dispose of, nor to pledge, mortgage or grant any encumbrance on, any Letter of Credit or rights accruing thereunder.

4.5 TIMETABLE - The timetable for obtaining replacement or amended Letters of Credit in each year is set forth as Schedule <<E>> hereto.

                                    ARTICLE 5
                                     DEFAULT

5.1 EVENTS OF DEFAULT - Each and every one of the following events, (a) to (e), shall constitute an independent event of default (<<Event of Default>>) for purposes of this Agreement:

    (a)   (i)     the Trustee receives a written notice from any Participant or the Company, certifying that the Company has failed to make any payment to the Participant provided for under his or her SERP Agreement and certifying that the Participant is entitled to receive such payment; and

          (ii) the Company fails, within 10 business days following its receipt of a written notice from the Trustee that describes the default and names such Participant, to provide a written certification to the Trustee that it has made the required payment to the Participant.

          Upon receipt by the Trustee of a notice as described in paragraph (i), the Trustee shall provide the Company with written notice describing the default, the amount of such default and the name of the Participant; OR

    (b) if for any reason whatsoever, the Trustee does not receive, at least 10 business days prior to December 31 the required replacement or amended Letters of Credit; OR

    (c) the Trustee receives written notice from a Participant or the Company certifying the occurrence of any one or more of the following: the making by the Company of an assignment for the benefit of its creditors; the filing by it of a petition for the declaration of its own bankruptcy; the consenting by it to the institution of, or to the granting by a court of, bankruptcy or other insolvency proceedings against it; the admission by the Company to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the commencement by the Company of any proceeding relative to overdue Indebtedness of the Company under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding-up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; OR

      (d) the Trustee receives written notice from a Participant or the Company certifying the occurrence of any one or more of the following: (1) the making of an order or judgement by a court having jurisdiction adjudging the Company bankrupt or insolvent, or ordering the winding-up or liquidation or rearrangement of its affairs, or (2) the seizure or attachment of all or a substantial part of the Company's property at the instigation of a creditor, or
            (3) the appointment of a person to take possession or control of all or a substantial part of the assets of the Company under an agreement subjecting property of the Company to a security interest or pursuant to an order of any court having jurisdiction, such person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any person or corporation authorized to act on their behalf; and certifying that such order, judgment, seizure or attachment has remained in force or such taking of possession or control has continued in effect for a period of 30 days; OR

      (e) the Trustee receives written notice from the Company that it is terminating the Agreement and the Trust Fund or amending the Agreement, and such termination or amendment is not in accordance with Article 10.

5.2 RELATION OF EVENT OF DEFAULT TO PARTICULAR SERP AGREEMENT - An Event of Default under Section 5.1(a) is an Event of Default in respect of the particular Participant's SERP Agreement.

      An Event of Default under Section 5.1(b) is an Event of Default in respect of each and every SERP Agreement.

5.3 DRAW-DOWN OF LETTER OF CREDIT - Upon the occurrence of an Event of Default in respect of one or more particular SERP Agreements (the <<Date of Default>>) and after the Trustee has received the advice described in Section 5.4(e) below, the Trustee shall present the related Letter(s) of Credit to the Institution and request payment of the value of the Notional Account(s) of the affected Participant(s) as at the Date of Default in accordance with the terms of such Letter(s) of Credit, together with any other necessary documentation, not later than the second to last banking day prior to the expiry date thereof, unless prior thereto, the Company has paid to the Trustee an amount in cash equal to the value of the Notional Account(s) of the affected Participant(s) as at the Date of Default, net of any applicable RCA Tax.

      For greater certainty, if the relevant Letter(s) of Credit is in danger of expiration prior to receipt by the Trustee of the advice described in Section 5.4(e), the Trustee shall act without such advice and shall instead request payment of the face amount of the relevant Letter(s) of Credit.

5.4 EFFECT OF AN EVENT OF DEFAULT - Upon the occurrence of an Event of Default, notwithstanding any other provisions of the related SERP Agreement(s) or this
Agreement:

      (a) the Executive to whom the SERP Agreement under which there has been an Event of Default relates shall be 100% vested under this or her SERP Agreement as of the Date of Default, if not already vested;

      (b)   in the case of an Event of Default under Section 5.l(b), (c), (d) or
            (e), the Trustee may resign and be discharged from the Trust only upon appointing a successor Trustee which must be approved by the Participants, which approval shall not be unreasonably withheld, and the Company shall have no further right to appoint a successor Trustee;

      (c) the Trustee may take all such actions as it may deem necessary, including instituting legal action, to require the Company to perform its obligations under this Agreement and the Company agrees that specific performance of such obligations is available as a remedy to the Trustee;

      (d)   in the case of an Event of Default under Section 5.1(b), (c), (d) or
            (e), the Company shall consider exercising its discretion under
            Section 11 of the SERP Agreements to cease making further Notional Contributions to them; and

      (e) the Company shall, within 5 days of the Date of Default, advise the Trustee in writing of the value of the Notional Account(s) of the affected Participant(s) as at the Date of Default.

5.5 OBLIGATION OF COMPANY TO NOTIFY - The Company shall promptly notify the Trustee of the occurrence of any Event of Default described in Section 5.1.

                                    ARTICLE 6
                          PAYMENTS FROM THE TRUST FUND

6.1 PAYMENTS TO PARTICIPANTS AFTER DEFAULT UNDER SECTION 5.1(a) - After an Event of Default in respect of a Participant's SERP Agreement under Section 5.1(a) and the draw-down on the relevant Letter(s) of Credit by the Trustee in accordance with Section 5.3, the Trustee shall advise the Company and the affected Participant in writing that it has drawn proceeds in accordance with the related Letter of Credit, along with the particulars thereof. In addition, the Trustee shall advise the Company and the affected Participant that the Trustee shall, as soon as practicable, make a lump sum payment to the affected Participant equal to the value of the Notional Account of the Participant as at the Date of Default.

      The Trustee shall act in accordance with its advice to the Company and the affected Participant.

6.2 PAYMENT TO PARTICIPANTS AFTER DEFAULT UNDER SECTION 5.1(b), (c), (d) OR (e)
- After an Event of Default in respect of a Participant's SERP Agreement under any of Sections 5.1(b), (c), (d) or (e) and the draw-down on the relevant Letter(s) of Credit by the Trustee in accordance with Section 5.3, the Trustee shall advise the Company and the affected Participant in writing that it has drawn proceeds in accordance with the related Letter of Credit, along with the particulars thereof. In addition, the Trustee shall advise the Company and the affected Participant that:

      (a) if the Trustee does not receive, within 30 days of the Company's receipt of said notice, written notification from the Company that it has decided to continue making Notional Contributions to the SERP Agreement of the affected Participant (<<Notice of Continuation>>) then (1) in accordance with Sections 11 and 16 of the SERP Agreement, there will be no further Notional Contributions to the affected Participant's SERP Agreement, there will be no further Notional Contributions to the affected Participant's SERP Agreement as of the Date of Default (also known as the Cessation Date under the SERP Agreement) and (2) the Trustee shall, as soon as practicable thereafter, make a lump sum payment to the affected Participant equal to the value of the Notional Account of the Participant as at the Date of Default; and

      (b) if the Trustee receives the Notice of Continuation from the Company in accordance with paragraph (a) above, then the Trustee shall (1) so advise the affected Participant in writing and (2) administer the proceeds of the related Letter of Credit until such time as the Company advises it to mate payment to the affected Participant in accordance with the SERP Agreement.

      The Trustee shall act in accordance with its advice to the Company and the affected Participant.

      The Company hereby agrees to provide the Trustee with any and all information that the Trustee reasonably requires in order to make such payment.

      If any person to whom a payment is to be made is under the legal age of majority, the Trustee may make such payment to any parent or legal or de facto guardian from time to time of such person, and the receipt by such parent or legal or de facto guardian shall be a complete release and discharge to the Trustee.

      For greater certainly, the receipt by or on behalf of a Participant of a payment from the Trust Fund of any amount due under his or her SERP Agreement shall, to the extent of such payment, be a complete release and discharge to the Company of its obligations under such SERP Agreement to such Participant.

6.3 TRUST FUND HELD FOR PLAN PURPOSES - No part of the Trust Fund shall be paid to the Company until all amounts payable to the Participants under the SERP Agreements have been paid and all other liabilities of the Trust Fund have been satisfied.

6.4 OTHER AUTHORIZED PAYMENTS - The Trustee shall pay out of the Trust Fund:

      (a)   all fees due to institutions for any letters of credit;

      (b) all taxes and other assessments levied or assessed under any laws applicable to the trust against the trustee or in respect of the trust fund, or any part thereof, to the extent not paid by the company, and shall withhold from payments out of the trust fund all taxes and other amounts required by any applicable law to be so withheld; provided that the trustee shall review all such tax levies and assessments with a view to determining the correctness thereof and, in cases where there is any doubt, shall forthwith notify the company so that there will be sufficient time for discussion and, where appropriate, objection to or appeal of any questionable levy or assessment; and

      (c) all expenses and fees of the Trust Fund required to be paid by the Company in accordance with the SERP Agreements or this Agreement, in the event the Company fails to pay them within 30 days after written notification to the Company of such amounts, provided that the Trust Fund shall then have a claim for reimbursement against the Company with respect thereto.

6.5 EFFECT OF PROPER PAYMENT - Upon a payment being made from the Trust Fund in accordance with the terms of this Agreement, the amount hereof shall no longer constitute a part of the Trust Fund.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE - The duties and responsibilities of the Trustee shall be limited to carrying out the terms of this Agreement and exercising its powers with respect to all matters relating to the Trust Fund, honestly and in good faith and with the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2 AUTHORITY OF TRUSTEE CONCLUSIVE - All persons dealing with the Trustee are released from inquiry into any decision or authority of the Trustee relating to the Trust Fund and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee. Every document which has been executed by the Trustee as provided herein shall be conclusive in favour of any person relying thereon that: (a) at the time of the document's delivery this Agreement was in full force and effect; (b) the document was effected in accordance with the terms and conditions of this Agreement; and (c) the Trustee was duly authorized and empowered to execute such document.

7.3 GENERAL POWERS - Subject to any restrictions provided for in this Agreement, including without limitation, pursuant to Sections 2.1, 3.3 and 8.1, the Trustee shall have each and every power, right and authority necessary or desirable to enable it to administer the Trust Fund and carry out its obligations under this Agreement, including, without restricting the generality of the foregoing:

      (a) to purchase or otherwise acquire any securities or other property with any cash held by it and to hold and retain the same in trust hereunder, in accordance with written instructions received from the Company;

      (b) subject to Section 4.4, to sell for cash or on credit, or partly for cash and partly on credit, convey, exchange for other securities or other property, convert, transfer, or otherwise dispose of any securities or other property held by it by any means considered reasonable by the Trustee, and to receive the consideration and grant discharges therefor, in accordance with written instructions received from the Company;

      (c) to vote personally, or by general or by limited proxy, any securities or other property which may be held by it and similarly to exercise personally or by general or by limited power of attorney any right relating to any securities or other property held by it, in accordance with written instructions received from the Company;

      (d) to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust Fund (including any taken by the Trust Fund against the Company); to represent the Trust Fund in any such suits or legal proceedings and except where the interest of the Company is adverse to the Trust, to keep the Company informed; provided, however, that the Trustee shall not be obliged to do so unless it receives adequate security from the Company, the Trust Fund or the Participants, that it will be indemnified against all reasonable expenses and liabilities sustained or anticipated by the Trustee with respect thereto;

      (e)   subject to Section 4.1, as the Trustee may determine:

            (i) to register securities or other property of the Trust Fund in its own name or in the names of nominees with or without the addition of words indicating that the same are held in a fiduciary capacity;

            (ii)  to hold securities or other property in bearer form;

            (iii) to keep securities or other property, wholly or partly, in its principal office or in any one or more of its branches in any Province of Canada or at the office of any financial institution that is authorized to act as a custodian of securities by the laws of any jurisdiction in which such financial institution is located; and

            (iv) to hold securities which are on deposit with The Canadian Depository for Securities Limited, or any other comparable depository outside of Canada, through the facilities of said depository, provided such securities or other property of the Trust Fund are at all times kept distinct in the records, registers and books of account of the Trustee from its own assets and from those of its nominees, authorized financial institutions and any other person and provided further that records, registers and books of the Trustee and, where possible, those of its nominees and authorized financial institutions, shall at all times show that all such securities or other property are part of the Trust Fund;

      (f) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers herein granted;

      (g) to the extent not prohibited by legislation or regulations or by the policies or administrative practices of federal and provincial regulatory authorities, and pending receipt from Canada Customs and Revenue Agency of a full refund of RCA Tax, to borrow money against assets of the Trust Fund on such terms and conditions as the Trustee may determine (including the right to borrow from itself or its affiliates), but only if such borrowing is required for the purpose of making payments to Participants in accordance with the terms of the SERP Agreements or to satisfy the Trustee's obligation to remit RCA Tax, and does not exceed the above-mentioned refund; and the cost of such borrowing shall be borne by the Company;

      (h) to hold such portion of the Trust Fund in cash as the Trustee may, from time to time, deem to be in the best interests of the Trust and to retain the cash balances on deposit in such interest bearing account as the Trustee determines with any chartered bank or other depository, including the Trustee or any of its affiliates, or to invest such cash balances in the guaranteed investment certificates of depositories;

      (i) to deposit any property forming part of the Trust Fund, including securities and documents of title held by it hereunder, with any bank or other depository, including the Trustee or any of its affiliates;

      (j) in consultation with the Company, to employ such counsel, actuaries, auditors, advisors, agents or other persons (who may be employed by the Company or any affiliate) as the Trustee may deem necessary from time to time for the purpose of discharging its duties hereunder; and

      (k) to do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of the Trust.

      The exercise of any one or more of the foregoing powers or any combination thereof from time to time shall not be deemed to exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

7.4 LIABILITY OF TRUSTEE - The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any payments and liabilities owed to Participants under the SERP Agreements, nor for any toss to, or diminution of, the Trust Fund (whether resulting from the making, holding or sale of any investment or reinvestment or the making of any loan by it as herein provided or from any other act or omission of any nature whatsoever in connection with the affairs of the Trust as trustee, custodian or otherwise), except when such inadequacy, loss or diminution is caused by the negligence, wilful misconduct or lack of good faith of the Trustee. The Company shall indemnify and save harmless the Trustee and the Trust Fund against any loss resulting from such a claim asserted by any person or persons where the Trustee has acted on the direction of the Company or, subject to any express obligations of the Trustee under this Agreement, where the Trustee has not acted in the absence of any such direction from the Company.

7.5 PERMITTED RELIANCE - Provided the selection of any nominees, custodians, counsel, actuaries, auditors, advisors, agents, or other persons employed by the Trustee hereunder was made by the Trustee with reasonable care and in accordance with the terms of this Agreement and provided the Trustee supervised the delegates in a manner appropriate for the circumstances, the Trustee shall be fully protected in acting or refraining from acting in good faith on the opinion or advice of or information obtained from any such persons in relation to any matter arising in the administration of the Trust.

7.6 PERMITTED CONFLICTS OF INTEREST - Subject to any liabilities or limitations otherwise imposed on the Trustee in this Agreement, the Trustee may from time to time in its discretion:

      (a) on its own account or for the account of another (in a fiduciary capacity or otherwise) appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate, including without limitation, itself, any Participant, the Company and anyone with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested; and

      (b) on its own account or for the account of another (in a fiduciary capacity or otherwise) purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held in the Trust Fund.

7.7 COMPENSATION AND EXPENSES - The Trustee shall be entitled to such compensation as may from time to time be mutually agreed upon in writing by the Trustee and the Company. Such compensation and all disbursements made and expenses incurred in the performance of the duties of the Trustee hereunder shall be paid by the Company. These shall constitute a charge against the Trust Fund and, in the event that they are not paid by the Company within 30 days after written notification to the Company of such amounts, they shall be paid out of the Trust Fund and the Trust Fund shall have a claim for reimbursement against the Company for those expenses it should have so paid.

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      The Company agrees that the Trustee may retain Sun Life Assurance Company of Canada as its agent in accordance with Section 7.3(j) of this Agreement and the Trustee directs the Company to make all payments under this Section 7.7 directly to Sun Life Assurance Company of Canada.

7.8 ACCOUNTS AND RECORDS - The Trustee shall keep and maintain accurate and detailed accounts and records to record all transactions with respect to its administration of the Trust Fund, in addition to such other accounts and records as the Company may reasonably request. The Company, or any duly authorized representative, may at any time during normal business hours inspect and audit all such accounts and records, as well as the assets of the Trust Fund.

      Not later than 3 months following the end of each fiscal year of the Trust Fund and the end of such other accounting periods as may be agreed upon by the Company and the Trustee, and not later than 3 months following the effective date of the resignation or removal of the Trustee, the Trustee shall deliver to the Company statements of account showing, inter alia, all investments, receipts and disbursements of the Trust Fund for the relevant accounting period. Such statements shall be prepared in such form and shall contain such information and details as may from time to time be agreed upon by the Company and the Trustee.

      In the absence of specific written objections filed by the Company with the Trustee within 12 months after the Company's receipt of such statements of account, the same shall be deemed to have been approved; and in such case, or upon the written approval of the Company of any such statements of account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth therein as though the same had been settled by the decree of a court of competent jurisdiction; provided, however, that such release and discharge shall not apply to relieve the Trustee from liability for any matter or thing which arises as a result of the Trustee's own negligence, wilful misconduct or lack of good faith.

      The Trustee may require the Company or a Participant to submit to it any information, data, reports or documents reasonably relevant to and suitable for the purposes of administering the Trust Fund.

7.9 INCOME TAX AND CERTAIN OTHER OBLIGATIONS - The Trustee shall file, or cause to be filed, in prescribed form and within the prescribed time, such income tax returns and information returns on behalf of the Trust Fund as are required by the ITA or any other applicable federal or provincial laws and shall furnish each Participant and the Company with all requisite statements for income tax purposes. The Trustee shall also calculate the RCA Tax of the Trust Fund at the end of each fiscal year and shall remit to, or claim from, the Receiver General the amount of RCA Tax, If any, payable by the Trust Fund, or due to it, as the case may be, for the year. The Trustee shall further perform all required withholding and reporting under the ITA or any other applicable federal or provincial laws in respect of distributions under the Trust Fund.

7.10 RESIGNATION AND REMOVAL OF TRUSTEE - Subject to Section 5.4: (a) the Trustee may resign and be discharged as trustee of the Trust Fund by filing written notice with the Company; and (b) the Company may remove any Trustee as trustee of the Trust Fund, at any time, with or without cause, by filing a signed notice with the Trustee. However, such resignation or removal shall only take effect 3 months following the giving of such notice, unless the party to be notified waives such requirement.

7.11 APPOINTMENT OF SUCCESSOR TRUSTEE - Subject to Section 5.4, in the event the Trustee resigns or is removed or if a vacancy in the trusteeship of the trust Fund arises for any reason, a successor that is a duly licensed and qualified trust company shall be appointed by the Company. The appointment and acceptance thereof shall be evidenced by instruments in writing executed by the Company and successor Trustee respectively. Upon its acceptance of the appointment, any successor Trustee shall have the same powers and duties as those conferred upon the Trustee hereunder and the replaced Trustee shall, within 3 months, assign, transfer and pay over to its successor all assets then constituting the Trust Fund, less only such reasonable compensation and other expenses due to it in connection with its administration of the Trust to the date of its resignation or removal, that have not yet been paid by the Company. The replaced Trustee shall also, within 3 months, deliver any and all records, books and documents in the Trustee's possession as may be required to effect such assignment, transfer and payment over of the Trust Fund.

      If a successor Trustee has not been appointed by the end of the 3 month notice period referred to in Section 7.10, the Trustee and/or the Company and, after an Event of Default under Section 5.1(b), (c), (d) or (e), the Trustee and/or the Participants may apply to a court of competent jurisdiction for the appointment of a successor Trustee. Any costs incurred by the Trustee in connection with the appointment of a successor Trustee shall constitute a charge against the Trust Fund, unless paid by the Company.

      Notwithstanding the foregoing, any trust company resulting from the merger or amalgamation of the Trustee with one or more trust companies and any trust company which succeeds to substantially all of the trust business of the Trustee shall thereupon become the successor Trustee hereunder without further act or formality.

7.12 LIABILITY FOLLOWING RESIGNATION OR REMOVAL - Upon completing the transfer to its successor in accordance with Section 7.11, the replaced Trustee shall be discharged from any further liability, obligation and responsibility with respect to the Trust Fund or the SERP Agreements, except for any matter or thing which arose during its term of trusteeship as a result of its negligence, wilful misconduct or lack of good faith.

                                    ARTICLE 8
                                   INVESTMENTS

8.1 INVESTMENT OF TRUST FUND - Subject to Section 2.1 and 3.3, the Trust Fund shall be held, invested and reinvested in such Investments as the Company directs, pending the distribution of the Trust Fund in accordance with Section
6.1 or 6.2, without in any way being limited to investments authorized for trustees under any applicable federal or provincial legislation.

                                    ARTICLE 9
                             PARTICIPANTS' MEETINGS

9.1 RIGHT TO CONVENE MEETINGS - The Trustee may at any time, and from time to time, convene a meeting of the Participants. It shall be obliged to give notice convening a meeting within 15 days after one or more Events of Default provided that such Events of Default affect(s) at least 25% of the Participants or after receipt of a written request from at least 25% of the Participants, failing which the Participants may convene such meeting. Every meeting shall be held in the City of Kariata or at such other place in Ontario as may be approved or determined by the Trustee.

9.2 NOTICE - At least 21 days' prior notice of any meeting shall be given to the Participants and, if the meeting is called by the Participants, to the Trustee. Such notice shall provide the time and place of the meeting, as well as a brief description of the general nature of the business to be transacted at the meeting. However, it shall not be necessary to set out the terms of any proposed resolution or any of the provisions of this Article 9.

9.3 REGULATIONS - Subject to the express provisions of this Article 9, the Trustee may from time to time make or amend such regulations as it shall think fit regarding the form of proxy, the calling of meetings of Participants and the conduct of business at such meetings. Any regulations so made shall be binding on the Participants.

9.4 CHAIRMAN - An individual nominated in writing by the Trustee shall be chairman of the meeting. However, if no individual is so nominated or if the individual so nominated is not present at the time fixed for the commencement of the meeting, the Participants present in person or by proxy shall choose the chairman.

9.5 QUORUM - At any meeting of the Participants a quorum shall consist of not less than 33-1/3% of the Participants, present in person or by proxy, representing at least 51% of the value of all of the Notional Accounts of Participants. A proxy need not be a Participant. If a quorum of Participants is not present within 30 minutes from the time fixed for the meeting, the meeting shall stand adjourned without notice to the same day of the next week (unless such day is a non-business day in which case it shall stand adjourned to the next business day) at the same time and place. At the reconvened meeting, the Participants present in person or by proxy shall be deemed for all purposes to form a quorum.

9.6 SHOW OF HANDS - Every matter to be decided at a meeting, other than a Special Resolution, shall be submitted to a vote by show of hands. For this purpose, every person who is present and entitled to vote, whether as a Participant or as a duly appointed proxy, shall have one vote. However, if a decision by show of hands is not unanimous, it will not be binding and a poll shall be required. A declaration by the chairman that a resolution has been carried unanimously shall be conclusive evidence of the fact.

9.7 POOL AND VOTING - A poll shall be taken in such manner as the chairman shall direct with respect to all Special Resolutions and all matters that are not unanimously agreed upon by show of hands.

9.8 ORDINARY RESOLUTION - An ordinary resolution is one passed by the affirmative vote of at least 51% of the Participants present at a meeting (in person or by proxy), representing not less than 51% of the value of the Notional Accounts of all Participants so present.

9.9 DECISIONS BY ORDINARY RESOLUTION - Unless otherwise expressly provided in this Agreement, every question submitted to a meeting of Participants shall be decided by ordinary resolution.

9.10 SPECIAL RESOLUTION - A Special Resolution is a resolution that is: (a) proposed at a meeting of Participants duly convened for that purpose; and (b) passed by the affirmative vote of at least 66-2/3% of Participants present at the meeting (in person or by proxy) representing not less than 75% of the value of the Notional Accounts of Participants present at the meeting and not less than 51% of the value of the Notional Accounts of all Participants (whether or not present).

9.11 DECISIONS BY SPECIAL RESOLUTION - In addition to matters described elsewhere in this Agreement the following matters shall be decided by Special
Resolution:

      (a) after an Event of Default, any action undertaken by the Participants which may adversely affect the rights of the Participants, or of the Trustee (in Its capacity as trustee hereunder or on behalf of the Participants against the Company), whether such rights arise under this Agreement or the SERP Agreements or otherwise, provided however that in no event can the Participants determine to reduce the benefits to which any Participant is entitled unless they determine to reduce the benefits of all Participants proportionately, based upon the values of their respective Notional Accounts; and

      (b) the amendment or repeal of any Special Resolution previously passed or sanctioned by the Participants.

9.12 INSTRUMENTS IN WRITING - All decisions which may be made by the Participants at a meeting may also be made by the signature (in person or by attorney duly appointed in writing) of an instrument in writing, in one or more counterparts, by at least 66-2/3% of all Participants, representing not less than 75% of the value of the Notional Accounts of all Participants. Such an instrument shall constitute a Special Resolution for purposes of this Agreement.

9.13 BINDING EFFECT OF RESOLUTION - Every ordinary resolution and Special Resolution passed in accordance with this Article 9 at a meeting of Participants shall be binding upon all the Participants, whether present at or absent from such meeting, and every instrument in writing signed by Participants in accordance with Section 9.12 shall be binding upon all the Participants, whether signatories thereto or not.

                                   ARTICLE 10
                           AMENDMENT AND TERMINATION

10.1 AMENDMENT OF LETTERS OF CREDIT - Each Letter of Credit may be amended to increase the face amount from time to time with the consent of the Institution and the consent of the Company. Where the parties have consented to an amendment as aforesaid, the Trustee shall deliver the Letter of Credit to the Institution for amendment.

10.2 AMENDMENT OF AGREEMENT - The company may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement, other than Section 10.3, by 30 days' prior written notice thereof delivered to the Trustee, provided that no such amendment which affects the rights, duties, responsibilities or compensation of the Trustee may be made without its consent, and provided further that:

      (a) where the amendment is of a clerical or administrative nature and would not, in the Board's good faith judgement, have a materially adverse effect on the rights of the Participants, the Company may make such amendment unconditionally. Examples of a clerical or administrative amendment include, but are not limited to, amendments to bring this Agreement into conformity with current practice, to make any change or correction which is a typographical correction or is required to cure or correct any ambiguity or defective or inconsistent provision or to bring the Trust into compliance with any change to the law, interpretation thereof or administrative practice relating thereto;

      (b) in the case of any amendment not covered in Section 10.2(a) above, prior to an Event of Default, where at the time of the amendment the Board has certified that there are reasonable grounds for believing that an Event of Default has not occurred and will not occur during the ensuing 12 month period, the Company may make the amendment subject to 30 days' prior notice to the Participants, specifying the amendment and the reasons therefor and that the above-noted conditions have been complied with; and

      (c) in the case of any amendment not covered in Sections 10.2(a) and l0.2(b) above, prior to or after an Event of Default, such amendment shall be made only with the consent of the Participants given by Special Resolution.

10.3 TERMINATION OF AGREEMENT AND TRUST FUND - Prior to an Event of Default:

      (a) where the Board has certified that there has been an announced change in an applicable law or regulation or in the interpretation or administration of such law or regulation which, in its good faith judgement,

            (i) would nullify or materially impair the tax effectiveness to the Company and/or the Participants of the Trust fund as a retirement compensation arrangement; or

            (ii) would materially increase the cost to the Company of maintaining the Trust Fund above the cost thereof as of the date of this Agreement; and

            the Board has certified that there are reasonable grounds for believing that an Event of Default has not occurred and will not occur during the ensuing 12 month period, the Company may terminate this Agreement and the Trust Fund upon giving 30 days' prior written notice to the Trustee and the Participants, advising of the reasons for the termination and of the Board's certification;

      (b) in any circumstance not covered in Section 10.3(a), the Company may terminate this Agreement and the Trust Fund upon giving 12 months' prior written notice to the Trustee and the Participants, provided that the Board has certified that there are reasonable grounds for believing that an Event of Default has not occurred and will not occur during the ensuing 12 month period.

      After an Event of Default under Section 5.1(b), (c), (d) or (e), this Agreement and the Trust Fund shall terminate after the Notional Accounts of all Participants have been paid by the Trustee pursuant to Section 6.1, to the extent the Trust Fund suffices to pay such Notional Accounts.

10.4 WIND-UP OF TRUST FUND - Upon termination of the Agreement and the Trust Fund, the Trustee will wind-up the Trust Fund, on a timely basis, as follows:

      (a) file final trust information and tax returns, in prescribed form and within prescribed times, under all applicable federal and provincial laws and obtain any necessary clearance certificates and any balance of RCA Tax owing to the Trust Fund; and

      (b) pay all amounts properly payable out of the Trust Fund, including repayment of loans and, to the extent not paid by the Company, any amounts due to the Trustee pursuant to this Agreement, and thereafter take the proper steps and make the necessary arrangements to make payments to participants and to make any other required distributions pursuant to this Agreement, and

      (c) only after all the above-mentioned payments and distributions have been made in full, remit to the Company for its absolute use and benefit, the balance, if any, of the Trust Fund; and

      (d) provide a final accounting for the purposes of the termination of the Trust Fund.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1 AUTHORITY TO ACT - The Trustee shall be entitled to rely on, and shall be fully protected in acting upon any Notices (as defined in Schedule <<a>>) given by the Company, provided such Notices are signed by such duly authorized individuals as are designated from time to time for such purpose. The names, titles and specimen signatures of such individuals must be provided by way of a certificate that is in the form set forth in Schedule <   > and is signed by the Secretary of the Company. The certificate may be amended from time to time.

11.2 NOTICES - All Notices to the Trustee, Company and Participants shall be deemed sufficiently given if made in writing and delivered personally or sent by telecopier or prepaid first class mail to their respective addresses:

      Sun Life Financial Trust Inc.
      C/o Sun Life of Canada
      Group Retirement Services
      660 - 1155 Metcalfe
      MONTREAL PQ H3C 3P3

      Attention: Manager, Pension & Savings

      Mitel Networks Corporation
      350 Legget Drive
      KANATA ON K2K 2W7

      Attention: Associate General Counsel and Assistant Secretary

      Participants

      Their last known addresses provided to the Company.

      Any Notice so given shall be deemed to have been received when delivered personally or when sent by telecopier or, if mailed, on the fifth business day following the day on which it was posted in Canada. In the event of a postal disruption all Notices shall be delivered personally or by telecopier. The Company, the Trustee and Participants may from time to tome change their respective addresses by giving notice in accordance with this Section 11.2

11.3 SEVERABILITY - If any provision of this Agreement shall be held illegal or invalid for any reason by a court of competent jurisdiction, such illegality or invalidity shall not affect the remaining provisions of the Agreement and the Agreement shall be construed and enforced as if such illegal or invalid provision had never formed part thereof.

11.4 NOTICE OF ALIENATION OF BENEFITS - Upon the Trustee's receipt of any voluntary assignment or attempted assignment or of any involuntary assignment, seizure, garnishment, process of law or execution, or of any notice of the foregoing, that relates to any benefits payable out of the Trust Fund, the Trustee will notify the Company thereof.

11.5 ASSIGNMENT - The Agreement may not be assigned by the Trustee except as provided for herein. It may be assigned by the Company to a successor of its business, to any corporation resulting from the amalgamation or merger of the Company with one or more corporations, or to any corporation resulting from the reorganization of the Company.

11.6 GOVERNING LAW - This Agreement shall be construed, administered and enforced according to the laws of the Province of Ontario and the laws of Canada applicable therein.

11.7 BINDING EFFECT - This Agreement shall enure to the benefit of and be binding upon the Company, the Trustee and their respective permitted successors and assigns.

11.8 INCONSISTENCY WITH SERP AGREEMENT - Unless there is a statement to the contrary, if there is any inconsistency between the provisions of this Agreement and a SERP Agreement with respect to a particular matter, the provisions of the SERP Agreement(s) shall govern.

      IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be affixed as of the day and year first above written.

                                                MITEL NETWORKS CORPORATION

                                                Per: /s/ Arlene Godfrey
                                                     ------------------------
                                                Per: /s/ Sharron Mcintyre
                                                     ------------------------

                                                SUN LIFE FINANCIAL TRUST INC.

                                                Per: XXX
                                                     ------------------------
                                                Per: XXX
                                                     ------------------------

                              SCHEDULE <<A>> TO THE
      MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM TRUST AGREEMENT

                                   DEFINITIONS

<<Board>> shall mean the Board of Directors of the Company or any committee of the Board duly authorized to act with respect to the matter in question.

<<Company>> shall mean Mitel Networks Corporation or any successor corporation whether by amalgamation, merger or otherwise.

<<Contribution>> shall have the meaning set forth in Section 3.2.

<<Event of Default>> shall have the meaning set forth in Section 5.1.

<<Executive>> shall have the meaning set forth in the SERP Agreement, at Section
2.

<<Institution>> shall have the meaning set forth in Section 4.1.

<<ITA>> shall mean the Income Tax Act (Canada) as the same may be amended from time to time.

<<Letter of Credit>> shall have the meaning set forth in Section 4.1

<<Notices>> shall mean any notices, directions, instructions, elections or other communications given with respect to this Agreement.

<<Notional Account>> shall have the meaning set forth in Section 2 of the SERP
Agreements.

<<Notional Contributions>> shall have the meaning set forth in Section 2 of the
SERP Agreements.

<<Participants>> shall have the meaning set forth in the Preamble. A Participant shall cease to be a Participant when all amounts due to him or her under the Plan have been fully distributed in accordance with the SERP Agreement or this Agreement.

<<SERP Liability>> shall have the meaning set forth in Section 3.1.

<<RCA Tax>> shall have the meaning set forth in the Preamble.

<<SERP Agreement>> shall mean the individual Supplemental Executive Retirement
Plan (SERP) Agreement entered into between the Company and the Executive.

<<Special Resolution>> shall have the meanings set forth in Section 9.10 and
9.12.

<<Trust>> shall have the meaning set forth in Section 2.3.

<<Trustee>> shall mean Sun Life Financial Trust Inc. or any successor trustee appointed in accordance with this Agreement.

<<Trust Fund>> shall mean the Mitel Networks Corporation Executive Pension
Program Trust Fund.

                              SCHEDULE <<B>> TO THE
      MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM TRUST AGREEMENT

                                 ASSUMPTIONS TO
                            DETERMINE SERP LIABILITY

1. That the value of the Executives' Notional Accounts as at any year-end of the Company will be determined by the Company, having regard to the Executives' Earnings and the Company's best estimate of the Rate of Return in respect of each SERP Agreement.

2. That the value of the Notional Account for each Executive will be increased by 10% to arrive at the SERP Liability.

3. That the Participant will be 100% vested on the occurrence of an Event of Default, if not already vested.

4. That the Participant will be responsible (to the exclusion of the Company, Trustee and Trust Fund) for all personal income taxes imposed under applicable income tax legislation on any payments received by him or her from the Trust Fund.

                              SCHEDULE <   > TO THE
      MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM TRUST AGREEMENT

                   CERTIFICATE OF AUTHORIZED SIGNING OFFICERS

The following are specimen signatures of the individuals who are duly authorized to give all notices, directions, instructions, elections or other communications from Mitel Networks Corporation to the Trustee pursuant to the Agreement.

Mitel Networks Corporation assumes responsibility for amending this list from time to time.

      Signature:     /s/ Arlene Godfrey
                     --------------------------------

      Name:          Arlene Godfrey

      Title:         Assistant Secretary


      Signature:     /s/ Sharron Mcintyre
                     --------------------------------

      Name:          Sharron Mcintyre

      Title:         Treasurer

CERTIFIED AS TRUE this 11 day of April, 2001.

                                                  /s/ XXX
                                            ---------------------
                                                     COO

                              SCHEDULE <<D>> TO THE
      MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM TRUST AGREEMENT

                            FORM OF LETTER OF CREDIT

                  On Letterhead of the Issuing Bank (including address)

Beneficiary:                                                  Applicant:

Sun Life Financial Trust Inc., as Trustee of the      Mitel Networks Corporation
Mitel Networks Corporation Executive                      350 Legget Drive
Pension Program Trust Fund                                    Kanata, Ontario
Metro Centre                                                  K2K 2W7
225 King Street West
Toronto, Ontario M5V 3C5

Date: _______________________

Currency & Amount: ____________________ Canadian dollars

Date of Expiry:_________________

                             _______________________

      We hereby issue in the favour of the Beneficiary our irrevocable; transferable, Standby Letter of Credit for the above-mentioned amount for account of the Applicant.

This Standby Letter of Credit is available for payment against presentation to us of a written demand for payment, indicating the amount being claimed, from the beneficiary on Canadian Imperial Bank of Commerce (<<CIBC>>), Trade Finance Centre, Toronto, Ontario mentioning our Standby Letter of Credit number and date, accompanies by the undernoted documents:

      (a) a certificate signed by the Beneficiary (i) indicating the name of the executive on whose behalf this claim is being submitted and confirming that the amount claimed under the Letter of Credit (No.__) has accrued to (the executive), in accordance with the terms of a Supplemental Executive Retirement Plan Agreement dated February 17, 2001 between Mitel Networks Corporation and (the executive),
            (ii) stating that the Beneficiary hereunder is entitled to draw upon this Letter of Credit pursuant to the terms of the trust agreement between Mitel Networks Corporation and the Beneficiary, as Trustee, made as of February 17, 2001, as amended from time to time, establishing a retirement compensation agreement, and (iii) stating that the monies drawn pursuant to this Letter of Credit will be used by the Trustee to satisfy the obligations under the said trust agreement, (iv) stating our Standby Letter of Credit number and

      (b)   the original of this Standby Letter of Credit.

      Partial drawings are permitted.

      This Standby Letter of Credit shall expire at the counters of our Trade Finance Centre, 16th floor, Commerce Court North, Toronto, Ontario, M5L 1A2 on the above-mentioned expiry date and any drawings hereunder must be presented prior to 4:00 p.m. on that date.

      An Applicant shall advise the CIBC in writing no later than 45 days prior to the expiry date hereof, whether it wishes to purchase an amended Letter of Credit and, if so, the face amount it wishes the amended Letter of Credit to carry.

      Subject to receipt of the above advice from the Applicant, no later than 30 days prior to the expiry date hereof, the CIBC shall advise the Applicant and beneficiary in writing as to whether it agrees to amend this Letter of Credit at the requested face amount and, if so, the fee for such amendment.

      In the event that a new Trustee has been chosen by Mitel Networks Corporation to act as Trustee of the Mitel Networks Corporation Executive Pension Program Trust Fund, (the <<New Trustee>>), the Beneficiary may request us to issue a new Standby Letter of Credit in favour of the New Trustee by forwarding to the CIBC, at the above address, a certificate, completed and signed by the Beneficiary substantially in the form of Appendix 1 below, accompanied by this original Standby Letter of Credit for its cancellation and retention by us. Upon receipt by us of the Certificate and this original Letter of Credit, a new Standby Letter of Credit for the amount of this Standby Letter of Credit, less any amount(s) drawn hereunder by the Beneficiary and/or any reductions in amount(s) authorized by the Beneficiary, will be issued in favour of the New Trustee, as stated in the Beneficiary's certificate, and consistent with all other terms and conditions of this Standby Letter of Credit.

      This Standby Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits, (1993 Revision), International Chamber of Commerce Publication No. 500 and engages us in accordance with the terms thereof.

                                                -------------------------------
                                                (Authorized Signature)

                                   APPENDIX I
                                  CERTIFICATE

                                                     Date: _______________

To:   Canadian Imperial Bank of Commerce
      Trade Finance Centre
      Commerce Court North, 16th Floor
      25 King Street West
      Toronto, Ontario
      M5L 1A2

      Re:   Irrevocable Standby Letter of Credit No. T-__________________

      We hereby request you to issue a new irrevocable, transferable Standby Letter of Credit in favour of:

                        --------------------------------
                            (Name of New Beneficiary)

                        --------------------------------
                                    (Address)

      We the undersigned waive all our rights as Beneficiary under the above-referenced Standby Letter of Credit, the original of which (together with all amendments thereto, if any) is returned herewith for cancellation, and we ask you to issue a new irrevocable, transferable Standby Letter of Credit in favour of the new Beneficiary stated above as Trustee of the Mitel Networks Corporation Executive Pension Program Trust Fund, with provisions consistent with the above-referenced Standby Letter of Credit. We also request that you forward the new original Standby Letter of Credit to the new Beneficiary stated above to the attention of:______________________.

      In consideration of your issuing a new Standby Letter of Credit, the undersigned hereby pays the Bank its fees as it may charge and amend from time to time for such issuance.

                                                Yours truly,

                                                ________________________________
                                                (Name of Present Beneficiary)

                                                By:_____________________________
                                                (authorized officers)

Acknowledged by Mitel Networks Corporation:

By:      ____________________________________

Name:    ____________________________________

Title:   ____________________________________

                              SCHEDULE <<E>> TO THE
      MITEL NETWORKS CORPORATION EXECUTIVE PENSION PROGRAM TRUST AGREEMENT

                           ANNUAL TIMETABLE DEADLINES(1)

November 15                  Company to advise the Trustee of the SERP
                             Liability to December 31 of the following year

November 1-30                Trustee to send reminder notice to the Company
                             (however, the Company is not relieved of its obligations should it fail to receive such notice for any reason whatsoever)

15 business days before
December 31                  Company to make Contribution

15 business days before
December 31                  Company to arrange for issuance of replacement or
                             amended Letters of Credit by this deadline

December 31                  Former Letters of Credit expire

December 31                  Company confirms to the Trustee its prior
                             remittance of RCA Tax relating to the Contribution

(1) Assumes no Event of Default has occurred prior to any of the following dates.

                            SCHEDULE 3(s)-APPENDIX G

                           MITEL NETWORKS CORPORATION

                     DEFERRED SHARE UNIT PLAN FOR EXECUTIVES

Filed as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 24, 2005 and the transition period ended April 30, 2005 and incorporated herein by reference.

                                  SCHEDULE 3(s)
                          APPENDIX H - SHAREHOLDER LIST

                                      ***

                                  SCHEDULE 3(t)

                        INDEBTEDNESS AND OTHER CONTRACTS

In addition to transactions described in the 2004 Company 20-F,

PART 1:

(i) This is a list of contracts, agreements or instruments where the Company or a Subsidiary is a party, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect:

***

PART 2:

This is a list of outstanding Indebtedness in excess of US$250,000 individually or US$2,000,000 in the aggregate.

      - Certain real property leases entered into by the Company or its Subsidiaries as set forth in Appendix "A" to this Schedule 3(t).

      - Certain Bonds set forth in Appendix "B" to this Schedule 3(t).

      - Certain purchase money security interest registrations as set forth in Appendix "D" to this Schedule 3(t).

      - The Company is a party to an "R/3 Software End User Value License Agreement", effective February 16, 2001 with SAP Canada Inc. This license agreement provides the Corporation with the business process management software. The licenses for 966 users are perpetual and cost $625,000 CDN per year.

      - The Company is a party to a capital leasing facility dated October
25, 2004 with Hewlett-Packard Financial Services for the use of hardware and software, and consulting services. The contract is for a 48 month term for some of the equipment, and a 36 month term for the balance. The facility is in the amount of $3.2M CDN.

      - The Company is a party to capital leasing facility dated October 12, 2004 with Dell Financial Services for use of servers, workstations, laptops desktops, and software. The contract is for 36 months in the amount of $507K CDN.

      - The Company is a party to a capital leasing facility dated January 4, 2005 with Wells Fargo Equipment Finance Inc. for use of an exhibit booth. The contract is for 24 months in the amount of US$150,440.

      - There is a lease agreement between Mitel Research Park Corporation and the Company for the lease of 350 Legget Drive, Ottawa, Ontario (as described in the 2004 Company 20-F).

      - Amended and restated credit agreement dated April 21, 2004 between the Company and Bank of Montreal (as Administrative Agent and Lead Lender) for a revolving credit facility capped at CDN$30,000,000, (as described in the 2004 Company 20-F)

      - Receivables purchase agreement between the Company, Mitel Networks, Inc. and Mitel Networks Solutions, Inc. (the "Sellers"), the Canada Trust Company in its capacity as Trustee of Endurance Trust (the "Purchaser"), and Efficient Capital Corporation (the "Securitization Agent"), effective April 16, 2004, whereby the Purchaser has agreed to purchase up to USD$34,000,000 and CDN$6,000,000 (on a revolving basis) of Canadian and US based trade receivables from the Sellers, as further described in the 2004 Company 20F. See also
Schedule 3(1) of this Disclosure Letter

      - Chattel and real property mortgages given by Mitel Networks Limited in favour of Barclays Bank and securing certain equipment and owned real estate located in the U.K., (as described in the 2004 Company 20F).

      - The Company has fleet leases with Enterprise and Foss in North America, and Godfrey Davis in the UK.

      -  The Company has leases with National Leasing and IKON for photocopiers.

                          SCHEDULE 3(t) - APPENDIX "A"

                              LEASED REAL PROPERTY

                                  SCHEDULE 3(t)
                       APPENDIX A - LEASED REAL PROPERTY

CANADA

2800, 350 - 7th Avenue SW                                     15-APR-04      30-APR-06              ***
Suite 2830
Calgary, AB T2P 3N9

4299 Canada Way, 100                                          01-JUL-98      30-JUN-05              ***
Burnaby, BC V5G 1H3

385 St. Mary Avenue                                           01-DEC-04      30-NOV-05              ***
Winnipeg, MB R3C 3K5

1505 Barrington St. 1110                                      01-JAN-02      31-DEC-05              ***
Halifax, NS B3J 3K5

1883 Bradley Side Road,                                       03-OCT-96      02-OCT-06              ***
Carp. ON

340, 350 Legget Drive, 390 March Road                         27-MAR-01      31-MAR-11              ***
Kanata, ON K2K 2W7

135 Matheson Blvd. West,                                      28-OCT-98      31-MAY-09              ***
Mississauga, ON L5R 3L1

357 Bay Street, 405,                                          01-MAY-00      30-APR-05              ***
Toronto, ON

1111 boulevard Dr.-Frederik-Philips                           01-FEB-05      31-JAN-12              ***
2nd floor, Suite , St Laurent PQ
H4M 2X6

UNITED STATES

3200 Bristol Street, 200                                      11-JAN-99      31-JAN-11              ***
Costa Masa, CA 92626

2680 Bishop Drive, Suite 280                                  01-MAY-02      30-MAY-05              ***
San Ramon, CA 94583

800 Corporate Drive, 221, 223                                 01-MAY-01      28-FEB-06              ***
XXX Lauderdale, FL 33334

4403 Vineland Road, B-9                                       15-JAN-98      31-JAN-06              ***
Orlando, FL 32811

450-120 Interstate North Parkway                              25-SEP-00      28-FEB-06              ***
Atlanta, GA 30339

The Kartyn Building                                           01-JAN-03      31-DEC-05              ***
241 S. Frontage Rd, Suite 37
Burr Ridge. IL 60551
(Chicago)

130-153 Cordavilte Road                                        1-AUG-01      31-JUL-O8              ***

Southborough, MA                                                                            ***
(Boston)

2900 Lone Oak Parkway, 128                                    01-DEC-01      30-NOV-06      ***
Eagan, MN 55122
(Minneapolis)

3440-C St. Vardell Lane                                       01-AUG-98      31-JUL-06      ***
Charlotte, NC 28217

137-1099 Wall Street West                                     16-MAY-03      30-JUN-06      ***
Lyndhurst, NJ 07071

15000 Commerce Parkway                                        01-MAR-96      30-APR-06      ***
Mt. Laurel, NJ 08054

6 British American Blvd.                                      01-MAR-96      28-FEB-06      ***
Latham, NY 12110
(Albany)

3 Park Avenue                                                 14-MAY-04      30-JUN-09      ***
31st Floor
New York, NY 10015

40-400 Air Park Drive                                         01-JAN-01      31-DEC-06      ***
Town of Chill, NY (Rochester)

GSW Distribution Center #1                                    01-MAY-04      30-JUN-07      ***
805 W.N. Carrier Parkway
Grand Prairie, TX 75050

205 Van Buren Street, 400                                     01-AUG-04      31-JUL-09      ***
Hemdon, VA 20170-5344

160-9100 Arboretum Parkway                                    01-FEB-04      31-JAN-07      ***
Richmond, VA 23236

1113 Kennedy Avenue                                           01-NOV-02      31-OCT-07      ***
Kimberly, WI 54136
(Little Chute)

N19 W24400 Rlverwood Drive                                    01-JAN-03      31-DEC-05      ***
Waukesha, Wisconsin
(Milwaukee)

UNITED KINGDOM

Mitel Business Park                                            Freehold       Freehold      ***
Portskewett
Monmouthshire, NP26 5YR

Allantoun House                                                    1999           2024      ***
Linnet Way
Strathclyde Business Park
Bellshill, Lanarkshire

113-114 Buckingham Avenue                                          1991           2016      ***
Slough SL1 4PF

The Gatehouse                                                       1980                    2005              ***
Hogarth Lane
Chiswick, London W4 3QN

2230 The Cresert                                                    1990                    2015              ***
Birmingham Business Park, Solihull Parkway
Birmingham, B37 7YE

9 The Parks                                                         2003                    2013              ***
Newlon-Le-Willows
Merseyside, WA12 OJQ

Douglas House                                                       1995                    2020              ***
Strathclyde Business Park
Bellshill, Lanarkshire

Nye Bevan House                                                     2002                    2014              ***
India Street, Glasgow

Suite 1.19,16 St Martins Le Grand                             Annual license          Annual license          ***
London, EC1 A 4NA

5th Floor, 3 Bunhill Row                                      Annual license          Annual license          ***
London, EC1 8YZ

Suite 3N International House                                  Annual license          Annual license          ***
Hamilton International Technology Park
Blantyre,G72 OBN

INTERNATIONAL OFFICES

Centro Direzional Milano Oltre                                      2001                    2007              ***
Palazzo Leonardo
20090 Segrate, MI

Marconibaan 1F, Nieuwegein, NL                                      2004                    2009              ***

Dubai Internet City,                                          Renewable annually     Renewable annually       ***
Office 122/123, Building No.9.
PO Box 500142, Dubai, UAE

Le Quebec,11 Rue Jacques                                            2002                    2011              ***
Cartier,78280
Guyancourt (France)

Prinzenalle 15, D-40549                                             2003                    2013              ***
Dusseldorf, Germany

Bosque de Alisos 47-A Int. A2-02
Bosques de las Lomas, Delegacion Cuajimalpa
Mexico DF, CP 05102                                                 2003                    2005              ***


Unit 2002, 20th Floor                                               2005                    2007              ***
88 Hing Fat Street
Causeway Bay
Hong Kong

10 Anson Road #33-02                                                2005                    2007              ***

international Plaza
Singapore 079903

Suite 1203B, Level 12                                               2004                    2007
157-159 Walker Street
North Sydney
Australia

                                 SCHEDULE 13(t)

                       APPENDIX B - BONDS AND GUARANTEES

                                  SEE ATTACHED

BONDS & GUARANTEES
OUTSTANDING AT APRIL 20, 2005


                                      ***

                                  SCHEDULE 3(t)

                              APPENDIX C-BMO WAIVER

                                  SEE ATTACHED

[BMO LOGO] BANK OF MONTREAL                 LOAN PRODUCTS GROUP
                                            INVESTMENT & CORPORATE BANKING
                                            4th floor, 1 First Canadian Place
                                            Toronto, Ontario M5X 1H3

November 4, 2004

Mitel Networks Corporation
350 Legget Drive
Ottawa, ON K2K 2W7
Attention: Doug McCarthy

Dear Sir:

Re; Waiver/consent request under Amended and Restated Credit Agreement made as of April 21, 2004 ("Credit Agreement") between Mitel Networks Corporation ("Mitel" or the "Borrower",) as borrower, the Lenders from time to time parties hereto ("Lenders"), as lenders, and Bank of Montreal as administrative agent on behalf of the Lenders ("Administrative Agent"), as amended.

We are in receipt of your letter dated October 22, 2004 requesting consent in writing of the Administrative Agent and the Requited Lenders to non-compliance with minimum EBITDA covenant for the fiscal quarter ending October 24, 2004, per
Section 8.3(ii) of the Credit Agreement, as well as a waiver by the Administrative Agent and the Required Lenders of the Event of Default arising under Section 11.1(e) of the Credit Agreement as a result thereof.

Bank of Montreal hereby agrees, as Administrative Agent and current sole Lender under the Credit Agreement, to the consent and waiver requested above.

Very truly yours,

/s/ Ashok Rao
--------------------------------
Ashok Rao
Vice President

A Member of BMO [BMO LOGO] Financial Group

                                  SCHEDULE 3(t)

                              APPENDIX D-BMO WAIVER

                                  SEE ATTACHED

[BMO LOGO] BANK OF MONTREAL                 LOAN PRODUCTS GROUP
                                            INVESTMENT & CORPORATE BANKING
                                            4th floor, 1 First Canadian Place
                                            Toronto, Ontario M5X 1H3

January 26, 2005

Mitel Networks Corporation
350 Legget Drive
Ottawa, ON K2K 2W7
Attention: Douglas McCarthy

Dear Sir:

Re; Waiver/consent request under Amended and Restated Credit Agreement made as of April 21, 2004 ("Credit Agreement") between Mitel Networks Corporation ("Mitel" or the "Borrower",) as borrower, the Lenders from time to time parties hereto ("Lenders"), as lenders, and Bank of Montreal as administrative agent on behalf of the Lenders ("Administrative Agent"), as amended.

We are in receipt of your letter dated requesting consent in writing of the Administrative Agent and the Requited Lenders to non-compliance with minimum EBITDA covenant for the fiscal quarter ending January 24, 2005, per Section 8.3(ii) of the Credit Agreement; as well as a waiver by the Administrative Agent and the Required Lenders of the Event of Default arising under Section 11.1(e) of the Credit Agreement as a result thereof.

Bank of Montreal hereby agrees, as Administrative Agent and current sole Lender under the Credit Agreement, to the consent and waiver requested above.

Very truly yours,

/s/ Ashok Rao
--------------------------------
Ashok Rao
Vice President
(416) 359-6873

A Member of BMO [BMO LOGO] Financial Group

SCHEDULE 3(C) - APPENDIX "E"

MITEL NETWORKS CORPORATION (currency: April 20, 2005)

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
2       4        613695483                   MITEL            HEWLETT-PACKARD    E. O. NFMD         EQUIPMENT
                 20050329 1437 8077 2187     NETWORKS         FINANCIAL                             SCHEDULE ANY
                 March 29, 2005              350 LEGGET DR    SERVICES CANADA                       AND ALL
                 5 Years                     KANATA ON        COMPANY                               EQUIPMENT,
                                             K2K 2W7          5150 SPECTRUM                         TANGIBLE AND
                                                              WAY                                   INTANGIBLE,
                                                              MISSISSAUGA ON                        PURSUANT TO
                                                              L4W SG1                               EQUIPMENT
                                                                                                    SCHEDULE NO.
                                                                                                    GA10338000004CAN,
                                                                                                    AND AMENDMENTS
                                                                                                    THERETO, UNDER
                                                                                                    MASTER LEASE
                                                                                                    AGREEMENT NO.
                                                                                                    GA10338, AND ALL
                                                                                                    AMOUNTS OWING
                                                                                                    THEREUNDER.

3       5          612046467                 MITEL            HEWLETT-PACKARD    E.O.NFMD           MASTER LEASE
                   20050117 1447 8077 8665   NETWORKS         FINANCIAL                             GA103380 ANY AND
                   January 17, 2005          CORPORATION      SERVICES CANADA                       ALL EQUIPMENT,
                   4 Years                   350 LEGGET       COMPANY                               TANGIBLE AND
                                             DRIVE            5150 SPECTRUM                         INTANGIBLE,
                                             KANATA ON        WAY                                   LEASED PURSUANT
                                             K2K 2W7          MISSISSAUGA ON                        TO SCHEDULES
                                                              L4W 5G1                               UNDER MASTER
                                                                                                    LEASE AGREEMENT
                                                                                                    NO. GA103380
                                                                                                    DATED OCTOBER
                                                                                                    25, 2004 AND ANY
                                                                                                    PROCEEDS
                                                                                                    THEREFROM.

4         8        609864651                 MITEL            DELL FINANCIAL     E.O.NFMD           ALL DELL
                   20041015 1727 8077 5018   NETWORKS         SERVICES CANADA                       COMPUTER

                 File No.                                                                          General Collateral    Purpose of
        Search   Registration No.                            Secured                               Description (and/or   Financial
        Page     Registration Date          Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period        and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------    --------------   ----------------   --------------     -----------------     ----------
                 October 15, 2004           CORPORATION      155 GORDON BAKER                      EQUIPMENT AND
                 5 years                    350 LEGGET       ROAD, STE 501                         PERIPHERALS
                                            DRIVE            NORTH YORK ON                         WHEREVER
                                            OTTAWA ON        M2H 3N5                               LOCATED
                                            K2K 2W7                                                HERET OFORE OR
                                            MITEL                                                  HEREAFTER
                                            NETWORKS                                               LEASED TO
                                            CORPORATION                                            DEBTOR BY
                                            CORPORATION                                            SECURED PARTY
                                            MITEL                                                  PURSUANT TO A
                                            NETWORKS                                               MASTER LEASE
                                            350 LEGGET                                             AGREEMENT NO.
                                            DRIVE                                                  138484 DATED THE
                                            OTTAWA ON                                              12TH OF OCTOBER
                                            K2K 2W7                                                2004 TOGETHER
                                            CORPORATION                                            WITH ALL
                                            MITEL                                                  SUBSTITUTIONS,
                                            NETWORKS                                               ADDITIONS.
                                            350 LEGGET                                             ACCESSIONS AND
                                            DRIVE                                                  REPLACEMENTS
                                            OTTAWA ON                                              THERETO AND
                                            K2K 2W7                                                THERE OF NOW AND
                                                                                                   HEREAFTER
                                                                                                   INSTALLED IN.
                                                                                                   AFFIXED TO. OR
                                                                                                   USED IN
                                                                                                   CONJUNCTION
                                                                                                   WITH SUCH
                                                                                                   EQUIPMENT AND
                                                                                                   PROCEEDS
                                                                                                   THEREOF
                                                                                                   TOGETHER WITH
                                                                                                   ALL RENTAL OR
                                                                                                   INSTALLMENT [SIC]
                                                                                                   PAYMENTS,
                                                                                                   INSURANCE
                                                                                                   PROCEEDS, AND

                 File No.                                                                        General Collateral    Purpose of
        Search   Registration No.                            Secured                             Description (and/or   Financial
        Page     Registration Date          Debtor(s) Name   Party(ies)         Collateral       Motor Vehicle         Change
No:     No.      Registration Period        and Address      Name and Address   Classification   Description)          Statement
------  -----    -----------------------    --------------   ----------------   --------------   -----------------     ----------
                                                                                                 PAYMENTS DUE OR
                                                                                                 TO BECOME DUE
                                                                                                 AND ARISING FROM
                                                                                                 OR RELATING TO
                                                                                                 SUCH EQUIPMENT.
                                                                                                 PROCEEDS ALL
                                                                                                 PRESENT AND
                                                                                                 AFTER-ACQUIRED
                                                                                                 PERSONAL
                                                                                                 PROPERTY.

8       20       891638748                  MITEL            NATIONAL LEASING   E                ALL PHOTOCOPIERS
                 20030212 1604 6005 4172    NETWORKS         GROUP INC. L#                       OF EVERY NATURE
                 February 12, 2003          CORPORATION      2200001                             OR KIND
                 5 years                    350 LEGGET       1558 WILLSON                        DESCRIBED IN
                                            DRIVE            PLACE                               LEASE NUMBER
                                            OTTAWA ON        WINNIPEG MB                         2200001 BETWEEN
                                            K2K 2W7          R3T 0Y4                             THE SECURED
                                                                                                 PARTY, AS LESSOR
                                                                                                 AND THE DEBTOR
                                                                                                 AS LESSEE, AS
                                                                                                 AMENDED FROM
                                                                                                 TIME TO TIME
                                                                                                 TOGETHER WITH
                                                                                                 ALL
                                                                                                 ATTACHMENTS.
                                                                                                 ACCESSORIES AND
                                                                                                 SUBSTITUTIONS.

9       22       086417217                  MITEL            IKON OFFICE        E,               RICOH COPIER
                 20020509 1425 0088 0828    NETWORKS         SOLUTIONS          AS=$33360,       AFICIO 551
                 May 09, 2002               CORP.            5200 ORBITOR       DM=MAY           H4725000014
                 4years                     350 LEGGET       DRIVE              01, 2006         SR 740 FINISHER
                                            DRIVE            MISSISSAUGA ON                      H4910202749
                                            OTTAWA ON        L4W 5B4
                                            K2K 2W7

10      23       086317875                  MITEL            IKON OFFICE        E,               RICOH COPIER
                 20011219 1139 0043 6834    NETWORKS         SOLUTIONS          AS=$39600,       AFICIO 551
                 December 19, 2001          CORPORATON       5200 ORBITOR       DM=DEC           H4715401189

               File No.                                                                         General Collateral   Purpose of
       Search  Registration No.                             Secured                             Description (and/    Financial
       Page    Registration Date    Debtor(s) Name          Party(ies)          Collateral      or Motor Vehicle     Change
No:    No.     Registration Period  and Address             Name and Address    Classification  Description)         Statement
-----  ------  -------------------  --------------          ----------------    --------------  -----------------    ----------
               4 years              135 MATRESON BLVD.W     DRIVE               01, 2005
                                    MISSISSAUGA ON L5R 3L1  MISSISSAUGA
                                                            ON LAW 5B4

11     24      876264327            MITEL NETWORKS          HEWLETT-PACKARD     E.O
               20010917 1205 1590   CORPORATION 350 LEGGET  (CANADA)LTD.
               9895                 DRIVE OTTAWA ON         5150 SPECTRUM
               September 17, 2001   K2K 2W7                 WAY MISSISSAUGA
               5 years                                      ON L4W 5G1

13     34      871569792 20010418   MITEL NETWORKS          GE CAPITAL          E.O.MV          ALL PRESENT AND
               1343 1254 8506       CORPORATION 350 LEGGET  VEHICLE AND                         AFTER ACQUIRED
               April 18, 2001       DRIVE KANATA ONT        EQUIPMENT LEASING                   MOTOR VEHICLES,
               5 years              K2K 2W7                 INC. 2300                           TRAILER, TRACTORS,
                                                            MEADOWVALE BLVD.,                   VAN AND BUSES
                                                            2ND FLOOR                           UNDER LEASE AND
                                                            MISSISSAUGA ONT L5N                 PROCEEDS THEREOF
                                                            5P9                                 (FLEET #5497) AND
                                                                                                SUBSEQUENT

       35      871569792 20020723   BRECONRIDGE                                                                      AMENDMENT
               1659 1254 9129       MANUFACTURING                                                                    TO ADD 2ND
               July 23, 2002        SOLUTIONS                                                                        DEBTOR TO
                                    CORPORATION 350 LEGGET                                                           REGISTRATION
                                    DRIVE KANTA ONT K2K
                                    2W7

       36      871569792 20030321   CORPORATION MITEL                           I, E, A, 0,                          AMENDMENT
               1448 1530 6290       NETWORKS 350 LEGGET                         MV                                   ADD ADDITIONAL
               March 21, 2003       DR. PO BOX 13089                                                                 DEBTORS.AMEND
                                    OTTAWA ON                                                                        COLLATERAL
                                                                                                                     CLASSIFICATION.

                 File No.                                                                             General Collateral  Purpose of
        Search   Registration No.                                   Secured                           Description (and/   Financial
        Page     Registration Date           Debtor(s) Name         Party(ies)        Collateral      or Motor Vehicle    Change
No:     No.      Registration Period         and Address            Name and Address  Classification  Description)        Statement
------  -----    -----------------------     --------------         ----------------  --------------  -----------------   ----------
                                             K2K 2W7

                                             MITEL
                                             NETWORKS CORPORATION
                                             CORPORATION
                                             MITEL NETWORKS
                                             350 LEGGET DR.PO BOX
                                             13089 OTTAWA ON
                                             K2K 2W7

                                             CORPORATION MITEL
                                             NETWORKS MITEL
                                             NETWORKS CORPORATION
                                             350 LEGGET DR. PO BOX
                                             13089 OTTAWA ON K2K
                                             2W7

CORPORATION MITEL NETWORKS(CURRENCY, APRIL 20, 2005)

                 File No.                                                                             General Collateral  Purpose of
        Search   Registration No.                                   Secured                           Description (and/   Financial
        Page     Registration Date           Debtor(s) Name         Party(ies)        Collateral      or Motor Vehicle    Change
No:     No.      Registration Period         and Address            Name and Address  Classification  Description)        Statement
------  -----    -----------------------     --------------         ----------------  --------------  -----------------   ----------
2        4       613695483                   MITEL NETWORKS 350     HEWLETT-PACKARD    E, O, NFMD     EQUIPMENT
                 20050329 1437 8077          LEGGET DR KANATA ON    FINANCIAL                         SCHEDULE, ANY
                 2187                        K2K 2W7                SERVICES CANADA                   AND ALL EQUIPMENT,
                 March 29, 2005                                     COMPANY 5150                      TANGIBLE AND
                 5 years                                            SPECTRUM WAY                      INTANGIBLE,
                                                                    MISSISSAUGA ON                    PURSUANT TO
                                                                    LAW 5G1                           EQUIPMENT


                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                               Secured                             Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name     Party(ies)         Collateral       Motor Vehicle         Change
No:     No.      Registration Period         and Address        Name and Address   Classification   Description)          Statement
------  -----    -----------------------     --------------     ----------------   --------------   -----------------     ----------
                                                                                                    SCHEDULE NO.
                                                                                                    GA10338000004CAN,
                                                                                                    AND AMENDMENTS
                                                                                                    THERETO, UNDER
                                                                                                    MASTER LEASE
                                                                                                    AGREEMENT NO.
                                                                                                    GA10338 AND ALL
                                                                                                    AMOUNTS OWING
                                                                                                    THEREUNDER.

3     5          612046467                   MITEL NETWORKS      HEWLETT-PACKARD    E, O, NFMD      MASTER LEASE
                 20050117 1447 8077          CORPORATION 350     FINANCIAL                          GA103380 ANY AND
                 8665                        LEGGET DRIVE        SERVICES CANADA                    ALL EQUIPMENT,
                 January 17, 2005            KANATA ON K2K 2W7   COMPANY 5150                       TANGIBLE AND
                 4 years                                         SPECTRUM WAY                       INTANGIBLE,
                                                                 MISSISSAUGA ON                     LEASED PURSUANT
                                                                 L4W 5G1                            TO SCHEDULES
                                                                                                    UNDER MASTER
                                                                                                    LEASE AGREEMENT
                                                                                                    NO. GA103380
                                                                                                    DATED OCTOBER
                                                                                                    25, 2004 AND ANY
                                                                                                    PROCEEDS
                                                                                                    THEREFROM.

4     8          609864651                   MITEL NETWORKS      DELL FINANCIAL     E, O, NFMD      ALL DELL
                 20041015 1727 8077          CORPORATION 350     SERVICES CANADA                    COMPUTER
                 5018                        LEGGET DRIVE        155 GORDON BAKER                   EQUIPMENT AND
                 October 15, 2004            OTTAWA ON K2K 2W7   ROAD, STE 501                      PERIPHERALS
                 5 years                                         NORTH YORK ON                      WHEREVER
                                                                 M2H 3N5                            LOCATED
                                                                                                    HERETOFORE OR
                                                                                                    HEREAFTER
                                                                                                    LEASED TO
                                             MITEL NETWORKS                                         DEBTOR BY
                                             CORPORATION                                            SECURED PARTY
                                             CORPORATION MITEL                                      PURSUANT TO A
                                             NETWORKS                                               MASTER LEASE
                                                                                                    AGREEMENT NO.

                File No.                                                                          General Collateral    Purpose of
        Search  Registration No.                             Secured                              Description (and/or   Financial
        Page    Registration Date          Debtor(s) Name     Party(ies)         Collateral       Motor Vehicle         Change
No:     No.     Registration Period        and Address        Name and Address   Classification   Description)          Statement
------  -----   -----------------------    ----------------   ----------------   --------------   -----------------     ----------
                                           350 LEGGET                                             138484 DATED THE
                                           DRIVE                                                  12TH OF OCTOBER
                                           OTTAWA ON                                              2004 TOGETHER
                                           K2K 2W7                                                WITH ALL
                                                                                                  SUBSTITUTIONS,
                                           CORPORATION MITEL                                      ADDITIONS,
                                           NETWORKS                                               ACCESSIONS AND
                                           350 LEGGET                                             REPLACEMENTS
                                           DRIVE                                                  THERETO AND
                                           OTTAWA ON                                              THEREOF NOW AND
                                           K2K 2W7                                                HEREAFTER
                                                                                                  INSTALLED IN,
                                                                                                  AFFIXED TO, OR
                                                                                                  USED IN
                                                                                                  CONJUNCTION
                                                                                                  WITH SUCH
                                                                                                  EQUIPMENT AND
                                                                                                  PROCEEDS
                                                                                                  THEREOF
                                                                                                  TOGETHER WITH
                                                                                                  ALL RENTAL OR
                                                                                                  INSTALLMENT [SIC]
                                                                                                  PAYMENTS.
                                                                                                  INSURANCE
                                                                                                  PROCEEDS, AND
                                                                                                  PAYMENTS DUE OR
                                                                                                  TO BECOME DUE
                                                                                                  AND ARISING FROM
                                                                                                  OR RELATING TO
                                                                                                  SUCH EQUIPMENT.
                                                                                                  PROCEEDS ALL
                                                                                                  PRESENT AND
                                                                                                  AFTER-ACQUIRED
                                                                                                  PERSONAL
                                                                                                  PROPERTY.

 8      20      891638748                  MITEL              NATIONAL LEASING  E                 ALL PHOTOCOPIERS
                20030212 1604 6005 4172    NETWORKS           GROUP INC. L*                       OF EVERY NATURE


                 File No.                                                                        General Collateral    Purpose of
        Search   Registration No.                            Secured                             Description (and/or   Financial
        Page     Registration Date          Debtor(s) Name   Party(ies)         Collateral       Motor Vehicle         Change
No:     No.      Registration Period        and Address      Name and Address   Classification   Description)          Statement
------  -----    -----------------------    --------------   ----------------   --------------   -----------------     ----------
                 February 12, 2003          CORPORATION      2200001                             OR KIND
                 5 years                    350 LEGGET       1558 WILLSON                        DESCRIBED IN
                                            DRIVE            PLACE                               LEASE NUMBER
                                            OTTAWA ON        WINNIPEG MB                         2200001 BETWEEN
                                            K2K 2W7          R3T 0Y4                             THE SECURED
                                                                                                 PARTY, AS LESSOR
                                                                                                 AND THE DEBTOR
                                                                                                 AS LESSEE, AS
                                                                                                 AMENDED FROM
                                                                                                 TIME TO TIME,
                                                                                                 TOGETHER WTTH
                                                                                                 ALL
                                                                                                 ATTACHMENTS,
                                                                                                 ACCESSORIES AND
                                                                                                 SUBSTITUTIONS.

 9      22       086417217                  MITEL            IKON OFFICE        E.               RICOH COPIER
                 20020509 1425              NETWORKS         SOLUTIONS          AS=$33360,       AFICI0 551
                 0088 0828                  CORP.            5200 ORBITOR       DM=MAY           H4725000014
                 May 09, 2002               350 LEGGET       DRIVE              01, 2006         SR 740 FINISHER
                 4 years                    DRIVE            MISSISSAUGA ON                      H4910202749
                                            OTTAWA ON        L4W 5B4
                                            K2K 2W7

10      23       086317875 20011219         MITEL NETWORKS   IKON OFFICE        E.               RICOH COPIER AFICIO
                 1139                       CORPORATION      SOLUTIONS          AS=$39600,       551
                 0043 6834                  135 MATHESON     5200 ORBITOR       DM=DEC           H4715401189
                 December 19, 2001          BLVD. W          DRIVE              01, 2005
                 4 years                    MISSISSAUGA      MISSISSAUGA ON
                                            ON L5R 3L1       L4W 5B4

                 File No.                                                                       General Collateral    Purpose of
        Search   Registration No.                           Secured                             Description (and/or   Financial
        Page     Registration Date         Debtor(s) Name   Party(ies)         Collateral       Motor Vehicle         Change
No:     No.      Registration Period       and Address      Name and Address   Classification   Description)          Statement
------  -----    -----------------------   --------------   ----------------   --------------   -----------------     ----------
 11     24       876264327                 MITEL            HEWLETT-PACKARD    E, O
                 20010917 1205 1590 9895   NETWORKS         (CANADA) LTD.
                 September 17,2001         CORPORATION      5150 SPECTRUM
                 5 years                   350 LEGGET       WAY
                                           DRIVE            MISSISSAUGA ON
                                           OTTAWA ON        L4W 5G1
                                           K2K 2W7

 13     34       871569792                 MITEL            GE CAPITAL         E, O, MV         ALL PRESENT AND
                 20010418 1343 1254 8506   NETWORKS         VEHICLE AND                         AFTER ACQUIRED
                 April 18,2001             CORPORATION      EQUIPMENT                           MOTOR VEHICLES,
                 5 years                   350 LEGGET       LEASING INC.                        TRAILER.
                                           DRIVE            2300 MEADOWVALE                     TRACTORS, VAN
                                           KANATA ONT       BLVD., 2ND FLOOR                    AND BUSES UNDER
                                           K2K 2W7          MISSISSAUGA ONT                     LEASE AND
                                                            L5N 5P9                             PROCEEDS
                                                                                                THEREOF (FLEET
                                                                                                #5497) AND
                                                                                                SUBSEQUENT

        35       871569792                 BRECONRIDGE                                                                AMENDMENT
                 20020723 1659 1254 9129   MANUFACTURIN
                 July 23, 2002             G SOLUTIONS                                                                TO ADD 2ND
                                           CORPORATION                                                                DEBTOR
                                           350 LEGGET                                                                 TO
                                           DRIVE                                                                      REGISTRATION
                                           KANTA ONT
                                           K2K 2W7

        36       871569792                 CORPORATION                         I.E,A.O.
                 20030321 1448 1530 6290   MITEL                               MV                                     AMENDMENT
                 March 21, 2003            NETWORKS                                                                   ADD ADDITIONAL
                                           350 LEGGET DR.                                                             DEBTORS.
                                           PO BOX 13089                                                               AMEND
                                           OTTAWA ON                                                                  COLLATERAL
                                           K2K 2W7                                                                    CLASSIFICA-
                                                                                                                      TION.
                                           MTTEL

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
                                             NETWORKS
                                             CORPORATION
                                             CORPORATION
                                             MITEL
                                             NETWORKS
                                             350 LEGGET DR.
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7

                                             CORPORATION
                                             MITEL
                                             NETWORKS
                                             MITEL
                                             NETWORKS
                                             CORPORATION
                                             35O LEGGET DR.
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7

MITEL NETWORKS CORPORATION CORPORATION MITEL NETWORKS (currency: April 20, 2005)

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
 2       4       609864651                   MITEL            DELL FINANCIAL     E. O. NFMD         ALL DELL
                 20041015 1727 8077 5018     NETWORKS         SERVICES CANADA                       COMPUTER
                 October 15, 2004            CORPORATION      155 GORDON BAKER                      EQUIPMENT AND
                 5 years                     350 LEGGET       ROAD, STE 501                         PERIPHERALS
                                             DRIVE            NORTH YORK ON                         WHEREVER
                                             OTTAWA ON        M2H 3N5                               LOCATED
                                             K2K 2W7                                                HERETOFORE OR
                                                                                                    HEREAFTER
                                             MITEL                                                  LEASED TO

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
                                             NETWORKS                                               DEBTOR BY
                                             CORPORATION                                            SECURED PARTY
                                             CORPORATION                                            PURSUANT TO A
                                             MITEL                                                  MASTER LEASE
                                             NETWORKS                                               AGREEMENT NO.
                                             350 LEGGET                                             138484 DATED THE
                                             DRIVE                                                  12TH OF OCTOBER
                                             OTTAWA ON                                              2004 TOGETHER
                                             K2K 2W7                                                WITH ALL
                                                                                                    SUBSTITUTIONS,
                                             CORPORATION                                            ADDITIONS,
                                             MITEL                                                  ACCESSIONS AND
                                             NETWORKS                                               REPLACEMENTS
                                             350 LEGGET                                             THERETO AND
                                             DRIVE                                                  THEREOF NOW AND
                                             OTTAWA ON                                              HEREAFTER
                                             K2K 2W7                                                INSTALLED IN,
                                                                                                    AFFIXED TO, OR
                                                                                                    USED IN
                                                                                                    CONJUNCTION
                                                                                                    WITH SUCH
                                                                                                    EQUIPMENT AND
                                                                                                    PROCEEDS
                                                                                                    THEREOF
                                                                                                    TOGETHER WITH
                                                                                                    ALL RENTAL OR
                                                                                                    INSTALLMENT [SIC]
                                                                                                    PAYMENTS.
                                                                                                    INSURANCE
                                                                                                    PROCEEDS, AND
                                                                                                    PAYMENTS DUE OR
                                                                                                    TO BECOME DUE
                                                                                                    AND ARISING FROM
                                                                                                    OR RELATING TO
                                                                                                    SUCH EQUIPMENT.
                                                                                                    PROCEEDS ALL
                                                                                                    PRESENT AND

                 File No.                                                                        General Collateral    Purpose of
        Search   Registration No.                            Secured                             Description (and/or   Financial
        Page     Registration Date          Debtor(s) Name   Party(ies)         Collateral       Motor Vehicle         Change
No:     No.      Registration Period        and Address      Name and Address   Classification   Description)          Statement
------  -----    -----------------------    --------------   ----------------   --------------   -----------------     ----------
                                                                                                 AFTER-ACQUIRED
                                                                                                 PERSONAL
                                                                                                 PROPERTY.

 7       25      871569792                  MITEL            GE CAPITAL         B. O. MV         ALL PRESENT AND
                 20010418 1343 1254 8506    NETWORKS         VEHICLE AND                         AFTER ACQUIRED
                 April 18, 2001             CORPORATION      EQUIPMENT                           MOTOR VEHICLES,
                 5 years                    350 LEGGET       LEASING INC.                        TRAILER,
                                            DRIVE            2300 MEADOWVALE                     TRACTORS, VAN
                                            KANATA ONT       BLVD., 2ND FLOOR                    AND BUSES UNDER
                                            K2K 2W7          MISSISSAUGA ONT                     LEASE AND
                                                             L5N 5P9                             PROCEEDS
                                                                                                 THEREOF (FLEET
                                                                                                 #5497)AND
                                                                                                 SUBSEQUENT

        26       871569792                  BRECONRIDGE                                                                AMENDMENT
                 20020723 1659 1254 9129    MANUFACTURIN
                 July 23, 2002              G SOLUTIONS                                                                TO ADD 2ND
                                            CORPORATION                                                                DEBTOR TO
                                            350 LEGGET                                                                 REGISTRATION
                                            DRIVE
                                            KANTA ONT
                                            K2K 2W7

        27       871569792                  CORPORATION                         I.E, A.O.                              AMENDMENT
                 20030321 1448 1530 6290    MITEL                               MV
                 March 21, 2003             NETWORKS                                                                   ADD
                                            350 LEGGET DR.                                                             ADDITIONAL
                                            PO BOX 13089                                                               DEBTORS.
                                            OTTAWA ON                                                                  AMEND
                                            K2K 2W7                                                                    COLLATERAL
                                                                                                                       CLASSIFICA-
                                            MITEL                                                                      TION.
                                            NETWORKS
                                            CORPORATION
                                            CORPORATION
                                            MITEL
                                            NETWORKS

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------

                                             350 LEGGET DR.
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7

                                             CORPORATION
                                             MITEL
                                             NETWORKS
                                             MITEL
                                             NETWORKS
                                             CORPORATION
                                             350 LEGGET DR.
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7

CORPORATION MITEL NETWORKS MITEL NETWORKS CORPORATION (currency; April 20, 2005)

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
  2      4       609864651                   MITEL            DELL FINANCIAL     E. O. NFMD         ALL DELL
                 20041015 1727 8077 5018     NETWORKS         SERVICES CANADA                       COMPUTER
                 October 15, 2004            CORPORATION      155 GORDON BAKER                      EQUIPMENT AND
                 5 years                     350 LEGGET       ROAD, STE 501                         PERIPHERALS
                                             DRIVE            NORTH YORK ON                         WHEREVER
                                             OTTAWA ON        M2H 3N5                               LOCATED
                                             K2K 2W7                                                HERETOFORE OR
                                                                                                    HEREAFTER
                                             MITEL,                                                 LEASED TO
                                             NETWORKS                                               DEBTOR BY
                                             CORPORATION                                            SECURED PARTY
                                             CORPORATION                                            PURSUANT TO A
                                             MITEL                                                  MASTER LEASE
                                             NETWORKS                                               AGREEMENT NO.
                                             350 LEGGET                                             138484 DATED THE

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
                                             DRIVE                                                  12TH OF OCTOBER
                                             OTTAWA ON                                              2004 TOGETHER
                                             K2K 2W7                                                WITH ALL
                                                                                                    SUBSTITUTIONS,
                                             CORPORATION                                            ADDITIONS,
                                             MITEL                                                  ACCESSIONS AND
                                             NETWORKS                                               REPLACEMENTS
                                             350 LEGGET                                             THERETO AND
                                             DRIVE                                                  THEREOF NOW AND
                                             OTTAWA ON                                              HEREAFTER
                                             K2K 2W7                                                INSTALLED IN,
                                                                                                    AFFIXED TO, OR
                                                                                                    USED IN
                                                                                                    CONJUNCTION
                                                                                                    WITH SUCH
                                                                                                    EQUIPMENT AND
                                                                                                    PROCEEDS
                                                                                                    THEREOF
                                                                                                    TOGETHER WITH
                                                                                                    ALL RENTAL OR
                                                                                                    INSTALLMENT (SIC)
                                                                                                    PAYMENTS,
                                                                                                    INSURANCE
                                                                                                    PROCEEDS, AND
                                                                                                    PAYMENTS DUE OR
                                                                                                    TO BECOME DUE
                                                                                                    AND ARISING FROM
                                                                                                    OR RELATING TO
                                                                                                    SUCH EQUIPMENT.
                                                                                                    PROCEEDS ALL
                                                                                                    PRESENT AND
                                                                                                    AFTER-ACQUIRED
                                                                                                    PERSONAL
                                                                                                    PROPERTY.

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
  7      25      871569792                   MITEL            GE CAPITAL         E.O.MV             ALL PRESENT AND
                 20010418 1343 1254 8506     NETWORKS         VEHICLE   AND                         AFTER ACQUIRED
                 April 18, 2001              CORPORATION      EQUIPMENT                             MOTOR VEHICLES,
                 5 Years                     350 LEGGET       LEASING INC.                          TRAILER,
                                             DRIVE            2300 MEADOWVALE                       TRACTORS, VAN
                                             KANATA ONT       BLVD., 2ND FLOOR                      AND BUSES UNDER
                                             K2K 2W7          MISSISSAUGA ONT                       LEASE AND
                                                              L5N 5P9                               PROCEEDS
                                                                                                    THEREOF (FLEET
                                                                                                    #5497) AND
                                                                                                    SUBSEQUENT

        26       871569792                   BRECONRIDGE                                                                  AMENDMENT
                 20020723 1659 1254 9129     MANUFACTURIN
                  July 23, 2002              G SOLUTIONS                                                                  TO ADD 2ND
                                             CORPORATION                                                                  DEBTOR TO
                                             350 LEGGET                                                                   REGISTRA-
                                             DRIVE                                                                        TION
                                             KANTA ONT
                                             K2K 2W7

        27       871569792                   CORPORATION                         I.E,A.O.                                AMENDMENT
                 20030321 1448 1530 6290     MITEL                               MV
                 March 21, 2003              NETWORKS                                                                    ADD
                                             350 LEGGET DR.                                                              ADDITIONAL
                                             PO BOX 13089                                                                DEBTORS.
                                             OTTAWA ON                                                                   AMEND
                                             K2K 2W7                                                                     COLLATERAL
                                                                                                                         CLASSIFI-
                                             MITEL                                                                       CATION.
                                             NETWORKS
                                             CORPORATION
                                             CORPORATION
                                             MITEL
                                             NETWORKS
                                             350 LEGGET DR
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7

                 File No.                                                                           General Collateral    Purpose of
        Search   Registration No.                             Secured                               Description (and/or   Financial
        Page     Registration Date           Debtor(s) Name   Party(ies)         Collateral         Motor Vehicle         Change
No:     No.      Registration Period         and Address      Name and Address   Classification     Description)          Statement
------  -----    -----------------------     --------------   ----------------   --------------     -----------------     ----------
                                             CORPORATION
                                             MITEL
                                             NETWORKS
                                             MITEL
                                             NETWORKS
                                             CORPORATION
                                             350 LEGGET DR.
                                             PO BOX 13089
                                             OTTAWA ON
                                             K2K 2W7